EXECUTION COPY AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT This AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of December 21, 2021, is entered into by and among Steelcase Inc. (the “Company”), the institutions listed on the signature pages hereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), in respect of the Credit Agreement described below. W I T N E S S E T H: WHEREAS, the Company is a party to that certain Third Amended and Restated Credit Agreement, dated as of February 27, 2020, among the Company, the Subsidiary Borrowers from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent (as amended prior to the date hereof, the “Existing Credit Agreement”, and as the same may be amended, restated, supplemented or otherwise modified from time to time, including by this Amendment, the “Credit Agreement”); and WHEREAS, the parties hereto have agreed to amend the Credit Agreement on the terms and conditions set forth herein; NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows: Section 1.1 Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Section 1.2 Amendments to the Credit Agreement. Subject to satisfaction of the conditions set forth in Section 1.4 below, (i) the Existing Credit Agreement is hereby amended as set forth in the marked terms on Annex I hereto (the “Amended Credit Agreement”) and (ii) Exhibit B to the Credit Agreement is hereby amended and restated in its entirety as set forth on Annex II hereto. In Annex I hereto, deletions of text in the Amended Credit Agreement are indicated by struck-through text (indicated in the same manner as the following example: stricken text) and insertions of text are indicated by bold, double-underlined text (indicated in the same manner as the following example: double-underlined text) as set forth on Annex I hereto. Section 1.3 Representations and Warranties. The Company represents and warrants to the Administrative Agent and each Lender that: (a) The representations and warranties of the Company set forth in the Loan Documents are true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by Material Adverse Effect or any other materiality qualifier) on and as of the date hereof, unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) as of such date. (b) At the time of and immediately after giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing. ACTIVE 271375833v.3

2 (c) This Amendment has been duly executed and delivered by the Company. This Amendment and the Credit Agreement constitute the Company’s legal, valid and binding obligations, enforceable against the Company in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles). (d) The execution and delivery by the Company of the Amendment and the performance by the Company of the Amendment and the Credit Agreement (a) has been duly authorized by all necessary corporate or other organizational action, (b) do not and will not (i) conflict with its certificate or articles of incorporation or by-laws, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Company, or require termination of any Contractual Obligation, except any such conflict, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Company, and (c) do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority (including under any Environmental Property Transfer Act) or any other third party except such registrations, consents, approvals, notices and other actions which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Section 1.4 Conditions Precedent. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received the following: (a) duly executed copies of this Amendment from each of the Administrative Agent, the Company and the Lenders; (b) such other documents, instruments and agreements as the Administrative Agent may reasonably request; and (c) all fees and expenses due and payable on or prior to the date hereof in connection with this Amendment. Section 1.5 Continuing Effectiveness, Etc. (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Credit Agreement as modified hereby and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection the Credit Agreement shall mean and be a reference to the Credit Agreement as modified hereby. (b) Except as specifically amended hereby, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. This Amendment is not intended to and does not constitute a novation of the Company’s or any other Borrower’s obligations under the Loan Documents. The Company (i) agrees that, except as specifically provided herein, this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of the Company arising under or pursuant to the Credit Agreement or the other Loan Documents to which it is a party, (ii) reaffirms its obligations under the Credit Agreement, each Pledge Agreement and each and every other Loan Document to which it is a party and (iii) reaffirms (x) all Liens on any Pledged Equity or other collateral which have been

3 granted by it in favor of the Administrative Agent (for itself and the other Holders of Obligations) pursuant to any of the Loan Documents and (y) all filings made with any Governmental Authority in connection with such Liens. (c) Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith. (d) This Amendment shall constitute a Loan Document. Section 1.6 CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. Section 1.7 Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Article XV of the Credit Agreement shall apply to this Amendment mutatis mutandis. Section 1.8 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and their respective successors and assigns. Section 1.9 Integration. This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. Section 1.10 Headings. Section headings in this Amendment are included herein for convenience or reference only and shall not constitute a part of this Amendment for any other purpose. [signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof. STEELCASE INC., as the Company By: Name: Title: Rajesh Vice Finance and Treasurer Signature Page to Amendment No. I to Third Amended and Restated Credit Agreement Steelcase Inc.

Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement Steelcase Inc. WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By Name: Mark H. Halldorson Title: Director

Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement Steelcase Inc. INTERNAL HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender By Name: Kyle Patterson Title: Senior Vice President

Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement Steelcase Inc. THE NORTHERN TRUST COMPANY, as a Lender By Name: Will Hicks Title: Vice President

Annex I AMENDED CREDIT AGREEMENT (Attached)

EXECUTION VERSIONANNEX I THIRD AMENDED AND RESTATED CREDIT AGREEMENT Dated as of February 27, 2020, and amended as of December 21, 2021 among STEELCASE INC., and THE SUBSIDIARY BORROWERS FROM TIME TO TIME PARTIES HERETO, as the Borrowers THE INSTITUTIONS FROM TIME TO TIME PARTIES HERETO AS LENDERS, JPMORGAN CHASE BANK, N.A., as Administrative Agent BANK OF AMERICA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents and HSBC BANK USA, NATIONAL ASSOCIATION, as Documentation Agent JPMORGAN CHASE BANK, N.A., as Sole Bookrunner and Sole Lead Arranger ACTIVE 271375787v.14

TABLE OF CONTENTS Section Page ARTICLE I: DEFINITIONS AND GENERALLY APPLICABLE PRINCIPLES 1 1.1. Certain Defined Terms 1 1.2. References 3944 1.3. Company Acting on Behalf of Itself and Subsidiary Borrowers 3944 1.4. Joint and Several Liability for Obligations of the Company, Domestic Subsidiary Borrowers and Special Foreign Subsidiary Borrowers; No Liability of Traditional Foreign Subsidiary Borrowers for Obligations of the Company, the Domestic Subsidiary Borrowers or the Special Foreign Subsidiary Borrowers 3945 1.5. Amendment and Restatement of Existing Credit Agreement 4045 1.6. Divisions 4146 1.7. Interest Rates; LIBOR Notification 46 1.8. Exchange Rates; Currency Equivalents 47 ARTICLE II: REVOLVING LOAN FACILITIES 4148 2.1. Revolving Loans 4148 2.2. Swing Line Loans 4249 2.3. Rate Options for all Advances; Maximum Interest Periods 4451 2.4. Optional Payments; Mandatory Prepayments; Determination of Dollar Amounts 4451 2.5. Voluntary Reduction of Commitments 4652 2.6. Method of Borrowing 4652 2.7. Method of Selecting Types, Currency and Interest Periods for Advances 4652 2.8. Minimum Amount of Each Advance 4753 2.9. Method of Selecting Types, Currency and Interest Periods for Conversion and Continuation of Advances 4753 2.10. Default Rate 4854 2.11. Method of Payment; Denomination of Amounts in Dollars; Dollar Equivalent of Reimbursement Obligations 4855 2.12. Evidence of Debt 4956 2.13. Telephonic Notices 5057 2.14. Promise to Pay; Interest and Fees; Interest Payment Dates; Interest and Fee Basis; Taxes 5057 2.15. Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan Commitment Reductions 5663 2.16. Lending Installations 5763 ii

2.17. Non-Receipt of Funds by the Administrative Agent 5764 2.18. Termination Date 5864 2.19. Replacement of Certain Lenders 5864 2.20. Judgment Currency 5965 2.21. Market Disruption 5966 2.22. Expansion Option 6066 2.23. Addition of Subsidiary Borrowers 6269 2.24. Defaulting Lenders 6269 ARTICLE III: THE LETTER OF CREDIT FACILITY 6572 3.1. Obligation to Issue Letters of Credit 6572 3.2. Transitional Provision 6572 3.3. Types and Amounts 6572 3.4. Conditions 6673 3.5. Procedure for Issuance of Letters of Credit 6673 3.6. Letter of Credit Participation 6773 3.7. Reimbursement Obligation 6774 3.8. Letter of Credit Fees 6874 3.9. Issuing Bank Reporting Requirements 6875 3.10. Indemnification; Exoneration 6975 3.11. Cash Collateral 7076 3.12. Replacement and Resignation of Issuing Bank 7077 3.13. Letters of Credit for the Account of Subsidiaries 7177 ARTICLE IV: CHANGE IN CIRCUMSTANCES 7178 4.1. Yield Protection 7178 4.2. Changes in Capital Adequacy Regulations 7278 4.3. Availability of Types of Advances 7279 4.4. Funding Indemnification 7482 4.5. Lender Statements; Survival of Indemnity 7483 ARTICLE V: CONDITIONS PRECEDENT 7483 5.1. Conditions to Closing 7483 5.2. Each Advance and Letter of Credit 7785 5.3. Initial Advance to Each New Subsidiary Borrower 7886 ARTICLE VI: REPRESENTATIONS AND WARRANTIES 7987 6.1. Organization; Corporate Powers 7987 iii

6.2. Authority; Validity; Enforceability 7988 6.3. No Conflict; Governmental Consents 8088 6.4. Financial Statements 8089 6.5. No Material Adverse Change 8089 6.6. Taxes 8089 6.7. Litigation 8189 6.8. Significant Subsidiaries 8189 6.9. ERISA 8189 6.10. Accuracy of Information 8290 6.11. Securities Activities 8290 6.12. Material Agreements 8290 6.13. Compliance with Laws 8291 6.14. Assets and Properties 8291 6.15. Statutory Indebtedness Restrictions 8291 6.16. Environmental Matters 8291 6.17. Insurance 8392 6.18. Solvency 8392 6.19. Benefits 8392 6.20. Pledge Agreements 8492 6.21. Additional Representations and Warranties of Foreign Subsidiary Borrowers 8492 6.22. Anti-Corruption Laws and Sanctions 8593 6.23. EEA Financial Institutions 8594 6.24. Plan Assets; Prohibited Transactions 8594 ARTICLE VII: COVENANTS 8594 7.1. Reporting 8594 7.2. Affirmative Covenants 9098 7.3. Negative Covenants 93102 7.4. Financial Covenants 99108 ARTICLE VIII: DEFAULTS 100109 8.1. Defaults 100109 ARTICLE IX: ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES 104112 9.1. Termination of Revolving Loan Commitments; Acceleration 104112 9.2. Preservation of Rights 104113 9.3. Amendments 105113 iv

ARTICLE X: GENERAL PROVISIONS 107115 10.1. Survival of Representations 107115 10.2. Governmental Regulation 107115 10.3. Accounting 107115 10.4. Headings 108116 10.5. Entire Agreement 108116 10.6. Several Obligations; Benefits of this Agreement 108116 10.7. Expenses; Indemnification 108117 10.8. Numbers of Documents 109118 10.9. Confidentiality 109118 10.10. Severability of Provisions 110119 10.11. Nonliability of Lenders 110119 10.12. GOVERNING LAW 111119 10.13. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL 111119 10.14. USA Patriot Act 112120 10.15. Interest Rate Limitation 112120 10.16. No Fiduciary Duty, etc 112121 10.17. Acknowledgment and Consent to Bail-In of Affected Financial Institutions 113122 10.18. Acknowledgment Regarding Any Supported QFCs 114122 ARTICLE XI: THE ADMINISTRATIVE AGENT 114123 11.1. Authorization and Action 114123 11.2. Administrative Agent’s Reliance, Indemnification, Etc 117125 11.3. Posting of Communications 118127 11.4. The Administrative Agent Individually 120128 11.5. Successor Administrative Agent 120129 11.6. Acknowledgments of Lenders and the Issuing Bank 121130 11.7. Certain ERISA Matters 122131 11.8. Authority with Respect to Guarantees 123133 11.9. Authority with Respect to Pledge Agreements 124133 ARTICLE XII: SETOFF; RATABLE PAYMENTS 124134 12.1. Setoff 124134 12.2. Ratable Payments 125134 12.3. Relations Among Lenders 125134 ARTICLE XIII: BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS 125135 v

13.1. Successors and Assigns 125135 13.2. Participations 126135 13.3. Assignments 127137 13.4. Dissemination of Information 129139 13.5. Tax Certifications 129139 ARTICLE XIV: NOTICES 129139 14.1. Giving Notice 129139 14.2. Change of Address 131140 ARTICLE XV: COUNTERPARTS 131140 ARTICLE XVI: COMPANY GUARANTEE 131142 vi

EXHIBITS AND SCHEDULES Exhibits EXHIBIT A -- Revolving Loan Commitments (Definitions) EXHIBIT B -- Form of Borrowing/Election Notice (Section 2.2, Section 2.7 and Section 2.9) EXHIBIT C -- Form of Request for Letter of Credit (Section 3.4) EXHIBIT D -- Form of Assignment Agreement (Definitions and Section 13.3) EXHIBIT E -- Form of Company’s Counsel’s Opinion (Sections 5.1 and 5.3) EXHIBIT F -- List of Closing Documents (Section 5.1) EXHIBIT G -- Form of Officer’s Certificate (Sections 5.2 and 7.1(A)(iii)) EXHIBIT H -- Form of Compliance Certificate (Sections 5.2 and 7.1(A)(iii)) EXHIBIT I -- Form of Subsidiary Guaranty (Definitions) EXHIBIT J -- Form of Revolving Loan Note (If Requested) (Section 2.12(D)) EXHIBIT K -- Form of Assumption Letter (Definitions) EXHIBIT L -- Form of Commitment and Acceptance (Section 2.22) vii

Schedules Pricing Schedule Schedule 7.3(A)(i) -- Permitted Existing Non-Guarantor Subsidiary Indebtedness (Definitions, Section 7.3(A)(i)) Schedule 7.3(B) -- Permitted Asset Sales (Section 7.3(B)) Schedule 7.3(C)(ii) -- Permitted Existing Liens (Section 7.3(C)(ii)) Schedule 7.3(D)(v) -- Permitted Existing Non-Obligor Subsidiary Investments (Section 7.3(D)(v)) Schedule 7.3(D)(viii) -- Permitted Existing Additional Investments (Section 7.3(D)(viii)) viii

THIRD AMENDED AND RESTATED CREDIT AGREEMENT This THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 27, 2020 and amended as of December 21, 2021, is entered into by and among Steelcase Inc., a Michigan corporation, as the Company, the Subsidiary Borrowers from time to time parties hereto, the institutions from time to time parties hereto as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent for itself and the other Lenders, Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, and HSBC Bank USA, National Association, as Documentation Agent. WHEREAS, the Company, the lenders party thereto and the Administrative Agent are currently party to the Second Amended and Restated Credit Agreement dated as of September 23, 2016 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”); WHEREAS, the Company, the Lenders, the Departing Lenders (as hereafter defined) and the Administrative Agent have agreed (a) to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) re-evidence the “Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrowers and (b) that each Departing Lender shall cease to be a party to the Existing Credit Agreement upon, and as evidenced by, its execution and delivery of its Departing Lender Signature Page; WHEREAS, it is the intention of the parties to this Agreement that this Agreement not constitute a novation or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that pursuant to this Agreement, from and after the Closing Date, the Existing Credit Agreement shall be amended and restated hereby, the obligations and liabilities of the Company outstanding thereunder, shall be re-evidenced hereby and shall be payable in accordance with the terms hereof, and all references herein to “hereunder,” “hereof,” or words of like import and all references in any other Loan Document to the “Credit Agreement” or words of like import shall mean and be a reference to this Agreement; and WHEREAS, it is also the intent of the Company and the Subsidiary Guarantors, if any, to confirm that, from and after the Closing Date, all references to the “Credit Agreement” contained in any “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall be deemed to refer to this Agreement; NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrowers by the Lenders and the Administrative Agent, the parties hereto agree as follows: ARTICLE I: DEFINITIONS AND GENERALLY APPLICABLE PRINCIPLES 1.1. Certain Defined Terms. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined. 1

As used in this Agreement: “Accounting Change” is defined in Section 10.3 hereof. “Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (other than transactions involving solely the Company and its Subsidiaries) (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding Equity Interests of another Person. “Adjusted EBITDA” means, for any period with respect to the Company and its Subsidiaries calculated on a consolidated basis, all as determined in accordance with Agreement Accounting Principles and with each addition to EBIT pursuant to any clause below being without duplication of any other additions to EBIT pursuant to the other clauses below: (a) EBIT for such period, plus (b) all amounts deducted in determining EBIT for such period on account of depreciation and amortization expense, minus (c) any extraordinary or unusual gains or non-recurring gains to the extent added in computing EBIT for such period, plus (d) any extraordinary or unusual non-cash losses or charges or non-recurring non-cash losses or charges (other than any such non-cash loss or charge to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period), plus (e) cash restructuring losses or charges (including, for the avoidance of doubt, any cash losses or charges incurred in connection with the termination of, or withdrawal from, any Plan, any Benefit Plan or any Multiemployer Plan) for such period; provided that cash restructuring losses or charges over $150,000,000 in the cumulative amount during the term of this Agreement shall require the reasonable consent of the Administrative Agent to be added back to EBIT pursuant to this clause (e), plus (f) any non-cash share-based compensation expense, plus (g) any non-cash impairments to fixed assets or goodwill or other intangible assets to the extent deducted in computing such EBIT and such fixed assets or goodwill or other intangible assets are identified on the Company’s consolidated balance sheet for such period, 2 plus (h) without duplication of any cash losses or charges added back to EBIT pursuant to clause (e) above, cash losses or charges incurred in connection with the termination of, or withdrawal from, any Plan, any Benefit Plan or any Multiemployer Plan, provided that the aggregate amount of losses and charges permitted to be added back to EBIT pursuant to this clause (h) shall not exceed $20,000,000 during the term of this Agreement, and plus (i) pro forma “run rate” cost savings, operating expense reductions and other cost synergies (in each case, net of amounts actually realized) related to acquisitions, divestitures, dispositions, mergers, consolidations or other investments or related to restructurings, operational changes, strategic initiatives, cost savings initiatives, operational improvements, reductions in force or other similar initiatives and actions that are reasonably identifiable and projected in good faith to result from actions that have either been taken, with respect to which substantial steps have been taken or that are expected to be taken within twelve (12) months of the date of consummation of such acquisition, divestiture, disposition, merger, consolidation or other investment or the initiation of restructuring, operational change, strategic initiative, cost savings initiative, operational improvement, reduction in force and other similar initiative or action, in each case so long as they are reasonably identifiable and quantifiable and factually supportable; provided that, in each case, such adjustments are set forth in a certificate of an Authorized Officer which states the amount of such adjustment or adjustments and that such adjustment or adjustments are based on the reasonable good faith belief of the applicable Authorized Officer executing such certificate at the time of such execution; provided further that the aggregate amount of cost savings, expense reductions, and other synergies that are permitted to be added back to EBIT pursuant to this clause (i) shall not exceed 10% of EBITDA for such period (calculated prior to giving effect to any such add-back pursuant to this clause (i)). For the purposes of calculating Adjusted EBITDA for any period (each such period, a “Reference Period”), (i) if at any time during such Reference Period the Company or any of its Subsidiaries shall have made any Material Disposition, the Adjusted EBITDA for such Reference Period shall be reduced by an amount equal to the Adjusted EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Adjusted EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any of its Subsidiaries shall have made a Material Acquisition, Adjusted EBITDA for such Reference Period shall be calculated after giving effect thereto on a pro forma basis acceptable to the Administrative Agent, but without giving effect to any projected synergies resulting from such acquisition (except to the extent expressly permitted to be added back to EBIT pursuant to clause (i) of the definition of Adjusted EBITDA), as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any Acquisition that involves the payment of consideration by the Company and its Subsidiaries in excess of $25,000,000; and “Material Disposition” means any sale, transfer or disposition (or series of related sales, transfers, or dispositions), whether through sale of assets, merger or otherwise, of (x) a going business or division of the Company or any Subsidiary, (y) all or substantially all of the assets of any Subsidiary or (z) the Equity Interests of a Subsidiary 3

resulting in such Person no longer constituting a Subsidiary, in any such case, that yields gross proceeds to the Company or any of its Subsidiaries in excess of $25,000,000. “Adjusted EURIBOR Rate” means, with respect to any Eurocurrency Advance denominated in euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. “Adjusted LIBO Rate” means, with respect to any Eurocurrency Advance denominated in Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. “Administrative Agent” means JPMorgan (including its branches and Affiliates) in its capacity as contractual representative for itself and the Lenders pursuant to Article XI hereof and any successor Administrative Agent appointed pursuant to Article XI hereof. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Advance” means a borrowing hereunder consisting of the aggregate amount of the several Loans made, converted or continued on the same date by the Lenders to a Borrower of the same Type and, in the case of Eurocurrency Advances, in the same currency and for the same Interest Period. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affected Lender” is defined in Section 2.19 hereof. “Affiliate” of any Person means (i) any other Person directly or indirectly controlled by, under common control with, such Person and (ii) solely in the case of a Person other than the Company or its Subsidiaries, any other Person controlling such Person. A Person shall be deemed to control another Person if the controlling Person (i) is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act) of greater than or equal to ten percent (10%) or more of the combined voting power of the controlled Person (giving effect to the relative voting rights associated with the voting securities or other voting interests held by the controlling Person) or (ii) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise. “Aggregate Revolving Loan Commitment” means the aggregate of the Revolving Loan Commitments of all the Lenders, as the same may be increased or reduced from time to time pursuant to the terms hereof. As of the Closing Date, the Aggregate Revolving Loan Commitment is Two Hundred Fifty Million and 00/100 Dollars ($250,000,000). “Agreed Currencies” means (i) Dollars, (ii) euros and (iii) any additional currencies determined after the Closing Date by mutual agreement of the Company, Lenders and the Administrative Agent; provided that each such currency is a lawful currency that is readily 4 available, freely transferable and not restricted, and able to be converted into Dollars. For purposes of this Agreement, each Foreign Currency shall remain an eligible currency so long as neither the Administrative Agent, the Required Lenders nor the Company has given notice in accordance with Section 2.21 and such currency continues to satisfy the requirements set forth in this definition and as to which an Equivalent Amount may be readily calculated. If in the determination of the Administrative Agent, (a) any Foreign Currency shall no longer be readily available or freely traded or (b) an Equivalent Amount is not readily calculable therefor (each of clause (a) and (b), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Company, and such currency shall no longer be a Foreign Currency until such time as the Disqualifying Event(s) no longer exist(s), but in any event within five (5) Business Days of receipt of such notice from the Administrative Agent, the Company shall repay each Loan in such currency to which the Disqualifying Event applies or convert each such Loan into a Loan denominated in Dollars, subject to the other terms contained in Articles II and IV. “Agreed Foreign Currencies” means Agreed Currencies other than Dollars. “Agreement” means this Third Amended and Restated Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time. “Agreement Accounting Principles” means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 6.4; provided, however, that in the event of an Accounting Change and subject to the provisions of Section 10.3, with respect to the calculation of the financial covenants set forth in Section 7.4, “Agreement Accounting Principles” means generally accepted accounting principles as in effect in the United States as of the Closing Date, applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 6.4 hereof. “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the LIBO Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 4.3 (for the avoidance of doubt, only until any amendment has become effectivethe Benchmark Replacement has been determined pursuant to Section 4.3(B)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 0.75%, such rate shall be deemed to be 0.75% for purposes of this Agreement. 5

“Amendment No. 1 Effective Date” means December 21, 2021. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption. “Applicable Eurocurrency Margin” means, as at any date of determination, the rate per annum then applicable to Eurocurrency Loans (including when interest thereon is based on the Central Bank Rate pursuant to Section 4.3) determined in accordance with the provisions of the Pricing Schedule. “Applicable Facility Fee Percentage” means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 2.14(C)(i) hereof determined in accordance with the provisions of the Pricing Schedule. “Applicable Financials” is defined in Section 7.1(A)(iv) hereof. “Applicable Floating Rate Margin” means, as at any date of determination, the rate per annum then applicable to Floating Rate Loans determined in accordance with the provisions of the Pricing Schedule. “Applicable L/C Fee Percentage” means, as at any date of determination, a rate per annum used to calculate Letter of Credit fees payable under Section 3.8(A) hereof determined in accordance with the provisions of the Pricing Schedule. “Applicable Parties” has the meaning assigned to it in Section 11.3. “Applicable Time” means, with respect to any Advances and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment. “Approved Electronic Platform” has the meaning assigned to it in Section 11.3. “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Arranger” means JPMorgan and its successors in its capacity as sole lead arranger and sole bookrunner for the loan transaction evidenced by this Agreement. “Asset Sale” means, with respect to the Company or any of its Subsidiaries, the sale, lease (other than an operating lease), conveyance, disposition or other transfer by such Person of any of its assets (in one transaction or in a series of transactions, and including by way of a sale- leaseback transaction, including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person and whether effected pursuant to a division or otherwise) to any Person other than (i) the sale of Receivables and Related Security in connection with a Permitted 6

Receivables Financing, (ii) the sale of inventory in the ordinary course of business, (iii) the sale, lease, conveyance, disposition or other transfer to the Company or any Subsidiary, (iv) the sale, exchange or other transfer of any capital asset (including aircraft operated by the Company) in connection with, or in good faith contemplation of, the purchase, lease or acquisition by the Company or any Subsidiary of a capital asset of like kind within 180 days of such sale or exchange (v) a sale, conveyance, disposition or other transfer constituting an Investment of the type described in subclauses (i) through (iv), inclusive, of Section 7.3(D) hereof, and (vi) the liquidation, in whole or in part, of any life insurance policies owned by the Company or any Subsidiary. “Assignment Agreement” is defined in Section 13.3 hereof. “Assumption Letter” means a letter from a Subsidiary of the Company addressed to the Lenders in substantially the form of Exhibit K hereto pursuant to which such Subsidiary agrees to become a Subsidiary Borrower and agrees to be bound by the terms and conditions of this Agreement as if originally a party hereto. “Authorized Officer” means any of the president and chief executive officer, the chief financial officer, the treasurer or the Director of Corporate Treasury Services, acting singly. “Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (F) of Section 4.3. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Banking Services” means each and any of the following bank services provided to the Company or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse 7 transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services). “Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. “Benchmark” means, initially, with respect to any Eurocurrency Loan, the Relevant Rate for the applicable Agreed Currency; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election, or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (B) or clause (C) of Section 4.3. “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency or in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in (3) below: (1) in the case of any Loan denominated in Dollars, the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, (2) in the case of any Loan denominated in Dollars, the sum of (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment, (3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for 8 syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (1) such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Company shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above). If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement: “Benchmark Replacement” means, for any Agreed Currency, the sum of: (a) the alternate benchmark rate for such Agreed Currency (which, in the case of Dollars may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then- prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for syndicated credit facilities denominated in such Agreed Currency and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion. (1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period 9 that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and (2) for purposes of clause (3) of the definition of “Benchmark Replacement Adjustment” means, with respect to any Agreed Currency,,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate for such Agreed CurrencyBenchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate for such Agreed CurrencyBenchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in suchthe applicable Agreed Currency at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of thesuch Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date”  means, with respect to any Benchmark, the earlierearliest to occur of the following events with respect to the LIBO Rate for any Agreed Currencysuch then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Screen Rate for such Agreed Currencysuch 10

Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such LIBO Screen Rate; orall Available Tenors of such Benchmark (or such component thereof); (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date of the publicon which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication of information referenced therein.in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; (3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Company pursuant to Section 4.3(C); or (4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed  to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the LIBO Rate for any Agreed Currencysuch then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate for such Agreed Currencysuch Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such LIBO Screen Rateall Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such LIBO Screen Rateany Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such LIBO Screen Rate, the U.S.Benchmark (or the published component used 11 in the calculation thereof), the Federal Reserve SystemBoard, the NYFRB, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such LIBO Screen RateBenchmark (or such component), a resolution authority with jurisdiction over the administrator for such LIBO Screen RateBenchmark (or such component), in each case, or a court or an entity with similar insolvency or resolution authority over the administrator for such LIBO Screen RateBenchmark (or such component), in each case which states that the administrator of such LIBO Screen RateBenchmark (or such component) has ceased or will cease to provide such LIBO Screen Rateall Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely,; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such LIBO Screen Rate; and/orany Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such LIBO Screen RateBenchmark (or the published component used in the calculation thereof) announcing that such LIBO Screen Rate isall Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. “Benchmark Transition Start Date” means, with respect to any Agreed Currency, (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Company, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate for any Agreed Currency and solely to the extent that such LIBO Rate has not been replaced with aany Benchmark Replacement, the period (if any) (x) beginning at the time that sucha Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such LIBO Ratethen-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.3 and (y) ending at the time that a Benchmark Replacement has replaced such LIBO Ratethen-current Benchmark for all purposes hereunder pursuant toand under any Loan Document in accordance with Section 4.3. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. 12

“Benefit Plan” means an employee pension benefit plan as defined in Section 3(2) of ERISA that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code (other than a Multiemployer Plan) in respect of which the Company or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Borrower” means each of (i) the Company and (ii) any Subsidiary Borrower, and “Borrowers” means, collectively, the Company and all Subsidiary Borrowers. “Borrowing Date” means a date on which an Advance or Swing Line Loan is made hereunder. “Borrowing/Election Notice” is defined in Section 2.7 hereof. “Business Day” means any day that is not(other than a Saturday, or a Sunday or other day) on which commercial banks are open for business in New York City are authorized or required by law to remain closed;, provided that, when used in connection with a Eurocurrency Loan, the term(a) in relation to the calculation or computation of LIBOR, “Business Day” shall also excludemeans any day (other than a Saturday or a Sunday) on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market (and, if the Advance, Swing Line Loan or L/C Drafts which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the termbusiness in London, and (b) in relation to Loans denominated in euros and in relation to the calculation or computation of EURIBOR, “Business Day” shall also excludemeans any day on which theis a TARGET payment system is not open for the settlement of payments in euro)Day. “Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a limited liability company, membership interests, (iv) in the case of a partnership, partnership interests (whether general or limited) and (v) in the case of any other entity, any interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such entity; provided, however, that “Capital Stock” shall not include any debt securities convertible into equity securities prior to such conversion. “Capitalized Lease” of a Person means, subject to Section 10.3, any lease of property by such Person as lessee which would be classified and accounted for as a capital lease or financing lease on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles. “Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases. “Cash Equivalents” means: 13

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or Canada (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or Canada, respectively), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, ratings of A-1 or higher by S&P or P-1 or higher by Moody’s (as applicable); (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of Canada or any Province thereof, in each case which has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) fully collateralized repurchase agreements that either are on-demand or have a term of not more than thirty (30) days, in any case, for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 or any comparable provision under applicable Canadian law, (ii) are rated A- or higher by S&P or A3 or higher by Moody’s (as applicable) and (iii) have portfolio assets of at least $5,000,000,000 (or, in the case of money market funds offered by any Lender, $1,000,000,000). For the avoidance of doubt, in no event shall auction rate securities be considered Cash Equivalents for purposes of this definition. “Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time, or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, and (b) any other Foreign Currency determined after the Amendment No. 1 Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) 0% ; plus (B) the applicable Central Bank Rate Adjustment. 14

“Central Bank Rate Adjustment” means for any day, for any Loan denominated in (a) euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of euro in effect on the last Business Day in such period, and (b) any other Foreign Currency determined after the Amendment No. 1 Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in euro for a maturity of one month (or, in the event the EURIBOR Screen Rate for deposits in euro is not available for such maturity of one month, shall be based on the EURIBOR Interpolated Rate as of such time); provided that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented. “Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act), other than any holder or beneficial owner of the Company’s Class B common stock (any such holder or beneficial owner, a “Class B Shareholder”), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act; provided that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of thirty-five percent (35%) or more of the combined voting power of the Company’s outstanding Capital Stock ordinarily having the right to vote at an election of directors; provided further that any voting power of the Company’s Capital Stock that is acquired through conversion of the Company’s Class B common stock (any such Capital Stock resulting from such a conversion being referred to as “Converted Capital Stock”) shall be disregarded in any determination of whether there has been a Change of Control solely to the extent and so long as such Converted Capital Stock is held or beneficially owned by a Class B 15

Shareholder or a Person that was a Class B Shareholder at the time of conversion of such Converted Capital Stock. “Closing Date” means February 27, 2020. “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time. “Commission” means the Securities and Exchange Commission of the United States of America and any Person succeeding to the functions thereof. “Commitment and Acceptance” is defined in Section 2.22 hereof. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Communications” has the meaning assigned to such term in Section 11.3(C). “Company” means Steelcase Inc., a Michigan corporation, together with its successors and permitted assigns, including a debtor-in-possession on behalf of the Company. “Company Guaranty” means any guaranty, dated as of the date required pursuant to Section 5.3, in form and substance substantially similar to Exhibit I hereto (with such appropriate changes as may be agreed to by the Administrative Agent), executed by the Company in favor of the Administrative Agent, for the ratable benefit of itself and the other Holders of Obligations, unconditionally guaranteeing all of the indebtedness, obligations and liabilities of the Subsidiary Borrowers arising under or in connection with the Loan Documents, as the same may be amended, restated, supplemented or otherwise modified from time to time. “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with: (1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that: (2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time; provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not 16 administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.” “Computation Date” is defined in Section 2.4(C) hereof. “Consolidated Assets” means, as of any date, except as expressly provided herein, the total assets of the Company and its Subsidiaries, calculated on a consolidated basis for the then most recent fiscal quarter for which financial statements are publicly available in accordance with Agreement Accounting Principles. “Consolidated Sales” means, for any period, except as expressly provided herein, the total sales of the Company and its Subsidiaries, calculated on a consolidated basis for the then most recent fiscal quarter for which financial statements are publicly available in accordance with Agreement Accounting Principles. “Contaminant” means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance, asbestos, polychlorinated biphenyls (“PCBs”), or any constituent of any such substance for which liability or standards of care are imposed under any Environmental Requirements of Law. “Contingent Obligation”, as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received. “Contractual Obligation”, as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject. “Controlled Group” means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Company; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above. 17

“Corresponding Tenor” with respect to a Benchmark Replacement for the LIBO Rate for Dollars meansany Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate for Dollarssuch Available Tenor. “Covenant Adjustment Period” is defined in Section 7.4(A) hereof. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning assigned to it in Section 10.18. “Credit Event” means an Advance or a Swing Line Loan, a Letter of Credit, a L/C Draft or any of the foregoing. “Credit Party” means the Administrative Agent, the Issuing Bank, the Swing Line Bank or any other Lender. “CSV” has the meaning ascribed to such term within the definition of “Unrestricted Cash”. “Customary Permitted Liens” means: (i) Liens with respect to the payment of taxes, assessments or governmental charges in all cases (A) which are not yet due and payable or (B) if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or any such proceeding after being commenced is stayed, which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which (x) adequate reserves or other appropriate provisions are being maintained, which reserves and provisions shall be maintained in accordance with generally accepted accounting principles as in effect from time to time, if and to the extent that such generally accepted accounting principles so require, and (y) in the case of any such Liens that are Environmental Liens, Liens in favor of the IRS or Liens in favor of the PBGC that are being contested, no such Liens, individually or in the aggregate, exceed $30,000,000; (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested 18 in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained, which reserves and provisions shall be maintained in accordance with generally accepted accounting principles as may be in effect from time to time, if and to the extent that such generally accepted accounting principles so require; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the assets or property of the Company and its Subsidiaries taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole and (B) all such Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $50,000,000; (iv) Liens arising with respect to zoning restrictions, easements, encroachments, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges, restrictions or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary use or occupancy of the real property or with the ordinary conduct of the business of the Company or any of its Subsidiaries; (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Company or any of its Subsidiaries which do not constitute a Default under Section 8.1(H) hereof; and (vi) any interest or title of the lessor in the property subject to any operating lease entered into by the Company or any of its Subsidiaries in the ordinary course of business. “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “Dealer Subsidiary” means any Subsidiary that is a dealer. “Default” means an event described in Article VIII hereof. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. 19

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action. “Departing Lender” means each lender under the Existing Credit Agreement that executes and delivers to the Administrative Agent a Departing Lender Signature Page it being understood that no Departing Lender shall be deemed a party to this Agreement. “Departing Lender Signature Page” means each signature page to this Agreement on which it is indicated that the Departing Lender executing the same shall cease to be a party to the Existing Credit Agreement on the Closing Date. “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable for cash, pursuant to a sinking fund obligation or otherwise, or redeemable for cash at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Revolving Loan Termination Date. “DOL” means the United States Department of Labor and any Person succeeding to the functions thereof. “Dollar” and “$” means dollars in the lawful currency of the United States of America. “Dollar Amount” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount, (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Thomson Reuters Corp., Refinitiv, or any successor thereto (“Reuters”) source on the Business Day (New York City 20 time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion. “Domestic Subsidiary” means a Subsidiary of the Company organized under the laws of a jurisdiction located in the United States of America. “Domestic Subsidiary Borrower” means a Subsidiary Borrower that is a Domestic Subsidiary. “Early Opt-in Election” means, for any Agreed Currencyif the then-current Benchmark with respect to Dollars is the LIBO Rate, the occurrence of: (1) (i) a determinationa notification by the Administrative Agent or (ii) a notificationto (or the request by the Required LendersCompany to the Administrative Agent (with a copy to the Company) that the Required Lenders have determined thatto notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities denominated in such Agreed Currency being executed at such time, or that include language similar to that contained in Section 2.14 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate for such Agreed Currency, and contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) (i) the joint election by the Administrative Agent and the Company or (ii) the election by the Required Lenders and the Company to declare that an Early Opt-in Election for such Agreed Currency has occurredCompany to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the other partiesCompany and the Lenders. “EBIT” means, for any period, for the Company and its Subsidiaries calculated on a consolidated basis, the sum, without duplication, of (i) Net Income for such period, plus (ii) Interest Expense to the extent deducted in computing Net Income for such period, plus (iii) foreign, federal, state and local income taxes to the extent deducted in computing Net Income for such period (and minus, foreign, federal, state and local income taxes to the extent the negative amount of any taxes were included in computing Net Income for such period), plus (iv) the amount of any cash dividends received from Affiliates that are not Subsidiaries, minority 21 interests or non-consolidated joint ventures during such period, all as determined in accordance with Agreement Accounting Principles. “ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the Commission. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “Environmental Lien” means a lien in favor of any Governmental Authority for (a) any liability under Environmental Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment. “Environmental Property Transfer Act” means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called “Industrial Site Recovery Act” or “Responsible Property Transfer Act.” “Environmental Requirements of Law” means all applicable Requirements of Law derived from or relating to foreign, federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., in each case including any amendments thereto and any successor statutes. “Equal and Ratable Debt” means any Indebtedness of the Company or any of its Subsidiaries which includes a negative pledge clause prohibiting the creation of a Lien on the assets of the Company or any of its Subsidiaries in favor of the Administrative Agent for the 22 benefit of itself and the Holders of Obligations unless the holders of such Indebtedness shall be provided with an equal and ratable Lien on such assets. “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock (prior to such conversion or exchange)). “Equivalent Amount” of any currency with respect to any amount of Dollars at any date means the equivalent in such currency of such amount of Dollars, calculated on the basis of the rate of exchange therefor as described in clause (b) of the definition of “Dollar Amount”. “Equivalent Amount” means, for any amount of any Foreign Currency, at the time of determination thereof, (a) if such amount is expressed in such Foreign Currency, such amount and (b) if such amount is expressed in Dollars, the equivalent of such amount in such Foreign Currency determined by using the rate of exchange for the purchase of such Foreign Currency with Dollars last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of such Foreign Currency with Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion). “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules or regulations promulgated thereunder. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “EURIBOR Interpolated Rate” means, at any time, with respect to any Eurocurrency Advance denominated in euros and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for euros) that is shorter than the Impacted EURIBOR Rate Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for euros) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time; provided that, if any EURIBOR Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “EURIBOR Rate” means, with respect to any Eurocurrency Advance denominated in euros and for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two (2) TARGET Days prior to the commencement of such Interest Period; 23 provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Rate Interest Period”) with respect to euros then the EURIBOR Rate shall be the EURIBOR Interpolated Rate. “EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m. Brussels time two (2) TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Company. If the EURIBOR Screen Rate shall be less than zero, the EURIBOR Screen Rate shall be deemed to be zero for purposes of this Agreement. “euro” and/or “€” means the single currency of the Participating Member States. “Eurocurrency” when used in reference to a currency means a Foreign Currency and when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, bear interest at a rate determined by reference to the Adjusted LIBO Rate or the Adjusted EURIBOR Rate. “Eurocurrency Payment Office” of the Administrative Agent means, for each of the Agreed Currencies, the agency, office, branch, Affiliate or correspondent bank of the Administrative Agent, as it may from time to time specify to the Company and each Lender as its Eurocurrency Payment Office. “Eurocurrency Rate” means, with respect to any Eurocurrency Loan for any Interest Period and in any Agreed Currency, an interest rate per annum equal to the sum of (i) (x) for any such Eurocurrency Loan denominated in Dollars, the Adjusted LIBO Rate or (y) for any such Eurocurrency Loan denominated in euro, the Adjusted EURIBOR Rate, plus (ii) the Applicable Eurocurrency Margin then in effect. “Excluded Swap Obligation” means, with respect to any member of the Obligor Group, any Specified Swap Obligation if, and to the extent that, all or a portion of the guarantee of such member of the Obligor Group of, or the grant by such member of the Obligor Group of a security interest to secure, such Specified Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such member of the Obligor Group’s failure for any reason to constitute an ECP at the time the guarantee of such member of the Obligor Group or the grant of such security interest becomes effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal. 24

“Existing Credit Agreement” is defined in the recitals hereof. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “FCA” has the meaning assigned to such term in Section 1.07. “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’sNYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America. “Floating Rate” means, for any day for any Loan, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, plus the Applicable Floating Rate Margin then in effect. “Floating Rate Advance” means an Advance which bears interest at the Floating Rate. All Floating Rate Advances shall be denominated in Dollars. “Floating Rate Loan” means a Loan, or portion thereof, which bears interest at the Floating Rate. All Floating Rate Loans shall be denominated in Dollars. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate or EURIBOR Rate, as applicable. “Foreign Currency” means an Agreed Currency or L/C Agreed Currency, in each case, other than Dollars. “Foreign Subsidiary” means a Subsidiary of the Company that is not a Domestic Subsidiary. 25

“Foreign Subsidiary Borrower” means a Subsidiary Borrower that is a Foreign Subsidiary and shall include any Special Foreign Subsidiary Borrower or Traditional Foreign Subsidiary Borrower. “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business. “Governmental Acts” is defined in Section 3.10(A) hereof. “Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions. “Guaranteed Obligations” is defined in Article XVI hereof; provided that the definition of “Guaranteed Obligations” shall not create or include any guarantee by any member of the Obligor Group of (or grant of security interest by any member of the Obligor Group to support, as applicable) any Excluded Swap Obligations of such member of the Obligor Group for purposes of determining any obligations of any member of the Obligor Group. “Guaranty” means each of (i) the Company Guaranty and (ii) each Subsidiary Guaranty. “Hedging Arrangements” means any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange or swap agreements, forward currency exchange or swap agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions. “Holders of Obligations” means, at any time, the holders of the Obligations and the Specified Ancillary Obligations at such time, including, without limitation, (i) each Lender and the Issuing Bank in respect of its Loans and L/C Exposure respectively, (ii) the Administrative Agent, the Issuing Bank and the Lenders in respect of all other present and future obligations and liabilities of the Company and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Indemnitee in respect of the obligations and liabilities of the Company to such Person under Section 10.7(B) hereof, and (iv) their respective successors and (in the case of a Lender, permitted) transferees and assigns. “Home Country” is defined in Section 6.21(A) hereof. “Impacted EURIBOR Rate Interest Period” has the meaning assigned to such term in the definition of “EURIBOR Rate”. “Impacted LIBO Rate Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”. 26

“Increase Notice” is defined in Section 2.22 hereof. “Incremental Term Loan” has the meaning assigned to such term in Section 2.22. “Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.22. “Indebtedness” of a Person means, without duplication, (a) all indebtedness for borrowed money, including indebtedness evidenced by bonds, notes, debentures, Capitalized Lease Obligations or similar instruments and obligations representing the deferred purchase price of property (other than operating lease obligations and trade payables or accounts payable, in either case, arising in the ordinary course of such Person’s business payable on terms customary in the trade), (b) all liabilities secured by any Lien (other than a Customary Permitted Lien) existing on property owned or acquired by such Person subject thereto, whether or not the liability secured thereby shall have been assumed, (c) all actual or contingent reimbursement obligations under outstanding standby letters of credit (to the extent an underlying obligation is not already accrued as, or included in, indebtedness under clause (a) above) or any obligations with respect to bankers acceptances, (d) all Disqualified Stock, (e) any Off-Balance Sheet Liabilities, and (f) all Contingent Obligations (other than, solely for purposes of this clause (f), guarantees issued or procured by such Person to support trade payables, accounts payable, performance obligations or operating lease obligations in the ordinary course of business and other than reimbursement obligations in respect thereof) related to indebtedness, obligations or liabilities of the type described in the foregoing clauses (a) through (e); provided that, in the case of the Company or any of its Subsidiaries, “Indebtedness” shall not include intercompany indebtedness or obligations (i) of the Company owing to any of its Subsidiaries, (ii) of any Subsidiary of the Company owing to the Company or (iii) of any Subsidiary of the Company owing to any other Subsidiary of the Company. “Indemnified Matters” is defined in Section 10.7(B) hereof. “Indemnitees” is defined in Section 10.7(B) hereof. “Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Parent, (c) the Company, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof. “Initial Loan Parties” means the Company and each Subsidiary Guarantor as of the Closing Date. “Interest Coverage Ratio” is defined in Section 7.4(B) hereof. “Interest Expense” means, without duplication, for any period, calculated on a consolidated basis, the sum of (i) the total interest expense of the Company and its Subsidiaries, including interest whether paid or accrued, all as determined in conformity with Agreement Accounting Principles, (ii) the interest component of the lease portfolio, if any, of the Company and its Subsidiaries, (iii) the interest component of Off-Balance Sheet Liabilities (including, without limitation, yield owing upon or in connection with Receivables Facility Attributed 27

Indebtedness or any other amount that would be characterized as interest if related Receivables Facility Attributed Indebtedness constituted a secured loan) and (iv) net payments (or minus net receipts) (if any) pursuant to Hedging Arrangements relating to interest rate protection. “Interest Period” means, with respect to a Eurocurrency Loan, a period of one (1), two (2), three (3) or six (6) months, commencing on a Business Day selected by the Company (on behalf of itself or any Subsidiary Borrower) on which a Eurocurrency Advance is made to the Company pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one (1), two (2), three (3) or six (6) months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency); provided, however, that (i) if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month and (ii) no tenor that has been removed from this definition pursuant to Section 4.3(F) shall be available for selection by the Company. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. “Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time; provided that, if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Investment” means, with respect to any Person, (i) any purchase or other acquisition by that Person of any indebtedness, Equity Interests or other securities, or of a beneficial interest in any indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business (whether of a division, branch, unit operation, or otherwise) conducted by another Person, (iii) any loan, advance (other than (a) prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business on terms customary in trade or (b) in the case of Investments by the Company or any Subsidiary, short-term extensions of credit made in the ordinary course of business by the Company or such Subsidiary to authorized Steelcase dealers to finance trade receivables owing from customers to such dealers arising in connection with the sale of goods) or capital contribution by that Person to any other Person, including all indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business, (iv) any deposit accounts and certificates of deposit owned by such Person and (v) any structured notes, derivative financial instruments (excluding Hedging Arrangements) and other similar instruments or contracts issued by any other Person and owned by that Person. For purposes of clarification, Investments shall not include the premiums paid or the cash surrender value of life insurance policies which are obtained by the 28

Company or any Subsidiary with respect to directors, retirees, employees, former employees or other personnel and for which the Company or any Subsidiary is the beneficiary of the proceeds thereof. “Investment Policy” means the Investment Policy approved by the Company’s Board of Directors in the form attached to the officer’s certificate delivered on the Closing Date pursuant to Section 5.1(12), as such policy may be amended, restated, supplemented or otherwise modified from time to time with the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed. “IRS” means the Internal Revenue Service and any Person succeeding to the functions thereof. “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “Issuing Bank” means JPMorgan and any other Lender, acceptable to the Company and the Administrative Agent, that agrees to act as an Issuing Bank, each in its capacity as the issuer of Letters of Credit hereunder, together with its successors in such capacity. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto. “JPMorgan” means JPMorgan Chase Bank, N.A., in its individual capacity, and its successors. “L/C Agreed Currencies” means Agreed Currencies and any additional currencies determined after the Closing Date by mutual agreement of the Company and the applicable Issuing Bank; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted, and able to be converted into Dollars. For purposes of this Agreement, each L/C Agreed Currency that is a Foreign Currency shall remain an eligible currency so long as neither the Administrative Agent, the applicable Issuing Bank nor the Company has given notice in accordance with Section 2.21 and such currency continues to satisfy the requirements set forth in this definition and as to which an Equivalent Amount may be readily calculated. Upon the occurrence of a Disqualifying Event, then the Issuing Bank shall promptly notify the Administrative Agent, the Lenders and the Company, and such currency shall no longer be an L/C Agreed Currency until such time as the Disqualifying Event(s) no longer exist(s). “L/C Documents” is defined in Section 3.4(A) hereof. “L/C Draft” means a draft drawn on the Issuing Bank pursuant to a Letter of Credit. 29

“L/C Exposure” means, at any time, the aggregate principal amount of all L/C Obligations at such time. The L/C Exposure of any Lender at any time shall be its Pro Rata Share of the total L/C Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit. “L/C Interest” is defined in Section 3.6 hereof. “L/C Obligations” means, without duplication, an amount equal to the sum of (i) the aggregate of the Dollar Amount then available for drawing under each of the Letters of Credit and (ii) the aggregate outstanding Dollar Amount of all Reimbursement Obligations at such time. “L/C Sublimit” means $50,000,000. “Lender Increase Notice” is defined in Section 2.22 hereof. “Lenders” means the lending institutions listed on the signature pages of this Agreement or parties as assignees to Assignment Agreements delivered pursuant to Section 13.3 or Commitments and Acceptances delivered pursuant to Section 2.22, including the Issuing Bank, the Swing Line Bank and each of their respective successors and assigns. For the avoidance of doubt, the term “Lenders” excludes the Departing Lenders. “Lending Installation” means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent. “Letter of Credit” means the commercial and standby letters of credit and bank guarantees to be issued by the Issuing Bank pursuant to Section 3.1 hereof. “Letter of Credit Commitment” means, with respect to the Issuing Bank, the commitment of the Issuing Bank to issue Letters of Credit hereunder. On the Closing Date, JPMorgan’s Letter of Credit Commitment is $50,000,000. If an additional Issuing Bank has agreed to assume a Letter of Credit Commitment after the EffectiveClosing Date, such Issuing Bank’s Letter of Credit Commitment shall be the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the Company, and notified to the Administrative Agent 30

“Leverage Ratio” is defined in Section 7.4(A) hereof. “LIBO Interpolated Rate” means, at any time, with respect to any Eurocurrency Advance denominated in Dollars and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted LIBO Rate Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted LIBO Rate Interest Period, in each case, at such time; provided that if any LIBO Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “LIBO Rate” means, with respect to any Eurocurrency Advance denominated in any Agreed CurrencyDollars and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted LIBO Rate Interest Period”) with respect to the applicable currency then the LIBO Rate shall be the LIBO Interpolated Rate. “LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Advance denominated in any Agreed CurrencyDollars and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for such Agreed CurrencyDollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “LIBOR” has the meaning assigned to such term in Section 1.07. “Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement). “Loan(s)” means, with respect to a Lender, such Lender’s portion of any Advance made pursuant to Section 2.1 hereof, as applicable, and in the case of the Swing Line Bank, any Swing Line Loan made pursuant to Section 2.2 hereof, and collectively, all Revolving Loans (whether made or continued as or converted to Floating Rate Loans or Eurocurrency Loans) and Swing Line Loans. “Loan Account” is defined in Section 2.12(A) hereof. 31

“Loan Documents” means this Agreement, any promissory notes executed pursuant to Section 2.12(D), the Company Guaranty, any Subsidiary Guaranty, any Pledge Agreement, any Assumption Letter, any Commitment and Acceptance, any Assignment Agreement and all other documents, instruments, notes and agreements executed in connection therewith or contemplated thereby (other than documents, instruments, notes and agreements evidencing any Hedging Arrangements or any Banking Services), as the same may be amended, restated or otherwise modified and in effect from time to time. “Loan Parties” means the Company, each other Borrower, and each Subsidiary Guarantor. “Local Time” means (i) Chicago time in the case of a Loan, Advance or advance drawn under or pursuant to a Letter of Credit denominated in Dollars and (ii) local time in the case of a Loan, Advance or advance drawn under or pursuant to a Letter of Credit denominated in a Foreign Currency (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent). “Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable. “Material Adverse Effect” means a material adverse effect upon (a) the business, assets, liabilities (actual or contingent), operations, financial condition or performance of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company or any of its Subsidiaries to perform its obligations under the Loan Documents, or (c) the ability of the Lenders or the Administrative Agent to enforce the Obligations. “Material Domestic Subsidiary” means (a) each Domestic Subsidiary Borrower and (b) each other Domestic Subsidiary of the Company (i) the total assets (determined on a consolidated basis for such Domestic Subsidiary and its Subsidiaries) of which exceed ten percent (10%) of the Company’s Consolidated Assets or (ii) the total sales (determined on a consolidated basis for such Domestic Subsidiary and its Subsidiaries) of which exceed ten percent (10%) of the Company’s Consolidated Sales. Such determination shall be made as of the end of the most recently completed fiscal quarter, or, in the case of consummation of a Permitted Acquisition, at the time of consummation of such Permitted Acquisition (calculated as of the end of the most recently completed fiscal quarter by the Company on a pro forma basis acceptable to the Administrative Agent, taking into account the consummation of such Permitted Acquisition). “Material Foreign Subsidiary” means (a) each Foreign Subsidiary Borrower of the Company and (b) each other Foreign Subsidiary of the Company (i) the total assets (determined on a consolidated basis for such Foreign Subsidiary and its Subsidiaries) of which exceed ten percent (10%) of the Company’s Consolidated Assets or (ii) the total sales (determined on a consolidated basis for such Foreign Subsidiary and its Subsidiaries) of which exceed ten percent (10%) of the Company’s Consolidated Sales. Such determination shall be made as of the end of the most recently completed fiscal quarter, or, in the case of consummation of a Permitted Acquisition, at the time of consummation of such Permitted Acquisition (calculated as of the end 32 of the most recently fiscal quarter by the Company on a pro forma basis acceptable to the Administrative Agent, taking into account the consummation of such Permitted Acquisition). “Material Indebtedness” means any individual Indebtedness (other than the Indebtedness hereunder) which has an aggregate outstanding principal amount in excess of $50,000,000. “Material Subsidiary” means any Material Domestic Subsidiary or Material Foreign Subsidiary. “Moody’s” means Moody’s Investors Service, Inc. “Multiemployer Plan” means a “Multiemployer Plan” as defined in Section 4001(a)(3) of ERISA (a) which is, or within the immediately preceding six (6) years was, contributed to by either the Company or any member of the Controlled Group or (b) with respect to which either the Company or any member of the Controlled Group has, or within the immediately preceding six (6) years had, an obligation to contribute. “Net Income” means, for any period, the net income (or loss) after taxes of the Company and its Subsidiaries calculated on a consolidated basis for such period, determined in conformity with Agreement Accounting Principles; provided that there shall be excluded any income (or loss) of any Person other than the Company or a Subsidiary. “Net Mark-to-Market Exposure” of a Hedging Arrangement to which the Company or any Subsidiary is a party (or all Hedging Arrangements governed by the terms of a single ISDA Master Agreement or similar master netting contract between the Company or any Subsidiary and a single counterparty), means, as of any date of determination, the net amount (if any) that would be payable by the Company or such Subsidiary if such Hedging Arrangement (or, if applicable, Hedging Arrangements) were terminated as of such date of determination, such net amount to be determined in accordance with market practices. “Non-Guarantor Subsidiary” means each Subsidiary of the Company that is not a Subsidiary Guarantor. “Non-Obligor Subsidiary” means each Subsidiary of the Company that is not a member of the Obligor Group. “Non-Owned Percentage” shall mean the percentage of Equity Interests of any class of a consolidated Subsidiary that is not owned, directly or indirectly, by the Company, which percentage shall be calculated in accordance with generally accepted accounting principles as in effect from time to time. “Non-Supporting Assets Excess Percentage” is defined in Section 7.1(A)(iv) hereof. “Non-Supporting Sales Excess Percentage” is defined in Section 7.1(A)(iv) hereof. 33

“Non-Supporting Subsidiary” means each Subsidiary of the Company that is not a member of the Supporting Group. “Non-Supporting Subsidiary Certificate” is defined in Section 7.1(A)(iv) hereof. “NYFRB” means the Federal Reserve Bank of New York. “NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org or any successor source. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Obligations” means all Loans, L/C Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Company or any of its Subsidiaries (including, without limitation, any Subsidiary Borrower) to the Administrative Agent, any Lender, the Swing Line Bank, the Arranger, any Affiliate of the Administrative Agent or any Lender, the Issuing Bank, or any Indemnitee, of any kind or nature, present or future, in each case, arising under this Agreement, the L/C Documents, the Guarantees or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and disbursements, paralegals’ fees (in each case whether or not allowed or allowable), and any other sum chargeable to the Company or any of its Subsidiaries under this Agreement or any other Loan Document. “Obligor Group” means, as of any date of determination, without duplication, (a) the Company, (b) each Domestic Subsidiary Borrower and Special Foreign Subsidiary Borrower (but not any Traditional Foreign Subsidiary Borrower) and (c) each Subsidiary Guarantor, all as of such date. “OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury. “Off-Balance Sheet Liabilities” of a Person means (a) any Receivables Facility Attributed Indebtedness and repurchase obligations or liabilities of such Person or any of its Subsidiaries with respect to Receivables and Related Security sold by such Person or any of its Subsidiaries, (b) any liabilities of such Person or any of its Subsidiaries under any financing lease or so-called “synthetic” lease transaction, or (c) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or 34 takes the place of borrowing but which, in the case of the foregoing clauses (a) through (c), does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries (it being understood, for the avoidance of doubt, that operating lease obligations do not constitute Off-Balance Sheet Liabilities). “Other Benchmark Rate Election” means, with respect to any Loan denominated in Dollars, if the then-current Benchmark is the LIBO Rate, the occurrence of: (a) a request by the Company to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Company, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and (b) the Administrative Agent, in its sole discretion, and the Company jointly elect to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders. “Other Taxes” is defined in Section 2.14(E)(ii) hereof. “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings denominated in Dollars by U.S.- managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’sNYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Overnight Foreign Currency Rate” means, for any amount payable in a currency other than Dollars, the rate of interest per annum asday, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.or the Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation. “Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary. “Participant Register” is defined in Section 13.2(C) hereof. “Participants” is defined in Section 13.2(A) hereof. 35

“Participating Member State” means, at any time, any member state of the European Union that, at such time, has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union. “Patriot Act” has the meaning assigned to it in Section 10.14. “Payment” has the meaning assigned to it in Section 11.6(C). “Payment Notice” has the meaning assigned to it in Section 11.6(C). “Payment Date” means the last Business Day of each March, June, September and December and the Termination Date. “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto. “Permitted Acquisition” is defined in Section 7.3(E) hereof. “Permitted Existing Non-Guarantor Subsidiary Indebtedness” means the Indebtedness of the Non-Guarantor Subsidiaries as of the Closing Date, whether or not such Indebtedness is funded or committed, identified as such on Schedule 7.3(A)(i) to this Agreement. “Permitted Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any Subsidiary pursuant to which the Company and/or any of its Subsidiaries may sell, convey or otherwise transfer, directly or indirectly, to a newly- formed SPV, or any other Person, any Receivables and Related Security for the purpose of obtaining financing; provided that (i) the Receivables Facility Attributed Indebtedness incurred in such transaction or series of transactions does not exceed $200,000,000 in the aggregate and (ii) such Receivables Facility Attributed Indebtedness is non-recourse to the Company and its Subsidiaries (other than an SPV) other than limited recourse customary for receivables financings of the same kind. “Permitted Refinancing Indebtedness” means any replacement, renewal, refinancing or extension of any Permitted Existing Non-Guarantor Subsidiary Indebtedness permitted by this Agreement that (i) does not exceed the aggregate principal amount that is either outstanding or available (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iii) does not contain terms relating to security, covenants, subordination, event of default and remedies that are materially less favorable to the relevant Non-Guarantor Subsidiary than those applicable to the Indebtedness being replaced, renewed, refinanced or extended. “Person” means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof. 36

“Plan” means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Company or any member of the Controlled Group is an “employer” as defined in Section 3(5) of ERISA. “Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time. “Pledge Agreements” means any pledge agreements, share mortgages, charges and comparable instruments and documents from time to time executed pursuant to the terms of Section 7.2(J) in respect of (i) 100% of the Equity Interests of a Domestic Subsidiary, (ii) 100% of the Equity Interest of a Special Foreign Subsidiary if the pledge would not be unlawful under applicable law or have material adverse tax consequences under applicable foreign law, and (iii) 65% of the voting Equity Interests (and 100% of the non-voting Equity Interests) of a Traditional Foreign Subsidiary, in each case provided that such Subsidiary is not a direct or indirect Subsidiary of a Traditional Foreign Subsidiary and, in each case (a) governed by the applicable local law in respect of such Foreign Subsidiary, (b) in favor of the Administrative Agent for the benefit of the Holders of Obligations to secure the Obligations under this Agreement and (c) in form and substance reasonably satisfactory to the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time. “Pledged Equity” means all Equity Interests in or upon which a security interest or Lien is from time to time granted to the Administrative Agent, for the benefit of the Holders of Obligations, under the Pledge Agreements. “Pledged Subsidiary” means each Foreign Subsidiary of which any Equity Interest has been pledged to secure the Obligations as required by this Agreement, all pursuant to a legal, valid, binding and enforceable Pledge Agreement entered into by a Subsidiary Guarantor or any other holder or holders of such Equity Interests. “Previous Letters of Credit” is defined in Section 3.2 hereof. “Previous Revolving Loans” is defined in Section 2.1 hereof. “Pricing Schedule” means the Pricing Schedule attached hereto and identified as such. “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Proposed New Lender” is defined in Section 2.22 hereof. “Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing (x) such Lender’s Revolving Loan Commitment at such time (in each case, as adjusted 37 from time to time in accordance with the provisions of this Agreement) by (y) the Aggregate Revolving Loan Commitment at such time; provided, however, (1) in the case of Section 2.24 when a Defaulting Lender shall exist, “Pro Rata Share” shall mean the percentage obtained by dividing (x) such Lender’s Revolving Loan Commitment at such time by (y) the Aggregate Revolving Loan Commitment (disregarding any Defaulting Lender’s Commitment) at such time and (2) if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then “Pro Rata Share” means the percentage obtained by dividing (x) the sum of (A) such Lender’s Revolving Loans, plus (B) such Lender’s share of the obligations to purchase participations in Swing Line Loans and Letters of Credit, by (y) the sum of (A) the aggregate outstanding amount of all Revolving Loans, plus (B) the aggregate outstanding amount of all Swing Line Loans and all Letters of Credit (giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination) at such time. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Purchasers” is defined in Section 13.3(A). “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning assigned to it in Section 10.18. “Rate Option” means the Eurocurrency or the Floating Rate, as applicable. “Receivable(s)” means and includes all of the Company’s and each Subsidiary’s presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Company or such Subsidiary to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guarantees with respect to each of the foregoing, including, without limitation, any right of stoppage in transit. “Receivables and Related Security” means the Receivables and the related security and collections with respect thereto which are sold or transferred by the Company, an SPV or any other Subsidiary in connection with any Permitted Receivables Financing. “Receivables Facility Attributed Indebtedness” means the amount of obligations outstanding under a Permitted Receivables Financing on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase. “Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, or (3) if such 38

Benchmark is neither of the LIBO Rate or the EURIBOR Rate, the time determined by the Administrative Agent in its reasonable discretion. “Register” is defined in Section 13.3(D) hereof. “Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Reimbursement Obligation” is defined in Section 3.7 hereof. “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors and representatives of such Person and such Person’s Affiliates. “Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater. “Relevant Governmental Body” means (ai) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto and, (bii) with respect to any Foreign Currency, any banking authority having similar oversight functions and authority to the Federal Reserve Board and/or the NYFRB with respect to such Foreign Currencya Benchmark Replacement in respect of Loans denominated in euros, the European Central Bank, or a committee officially endorsed or convened by such banking authoritythe European Central Bank or, in each case, any successor thereto., and (iii) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof. 39

“Relevant Rate” means (i) with respect to any Eurocurrency Advance denominated in Dollars, the LIBO Rate, or (ii) with respect to any Eurocurrency Advance denominated in euros, the EURIBOR Rate, as applicable. “Relevant Screen Rate” means (i) with respect to any Eurocurrency Advance denominated in Dollars, the LIBO Screen Rate, or (ii) with respect to any Eurocurrency Advance denominated in euros, the EURIBOR Screen Rate, as applicable. “Replacement Lender” is defined in Section 2.19 hereof. “Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Benefit Plan, excluding, however, such events as to which the thirty (30) day notice period has been waived thereunder. “Request for Letter of Credit” is defined in Section 3.4(A) hereof. “Required Lenders” means Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty percent (50%); provided, however, that: (x) without limiting Section 2.24(C), if any Lender is a Defaulting Lender and any such failure has not been cured, then, for so long as such failure continues, “Required Lenders” means, Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Revolving Loans or Swing Line Loans has not been so cured) whose Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; (y) if the Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement, “Required Lenders” means Lenders (without regard to such Lenders’ performance of their respective obligations hereunder) whose aggregate Pro Rata Shares are greater than fifty percent (50%); and (z) for purposes of declaring the Loans to be due and payable pursuant to Section 9.1, and for all purposes after the Loans become due and payable pursuant to Section 9.1 or the Revolving Loan Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swing Line Exposure shall only be applicable for purposes of determining its Pro Rata Share to the extent such Lender shall have funded its participation in the outstanding Swing Line Loans within one (1) Business Day of demand therefor by the Swing Line Bank. “Requirements of Law” means, as to any Person, any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or 40 permit or environmental, labor, employment, occupational safety or health law, rule or regulation. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Company or any Subsidiary. “Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto. “Revaluation Date” shall mean (a) with respect to any Loan or Advance denominated in any Foreign Currency, each of the following: (i) the date of the making of any Advance in respect of such Loan and (ii) with respect to any Eurocurrency Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement; (b) with respect to any Letter of Credit denominated in a Foreign Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when a Default exists. “Revolving Credit Availability” means, at any particular time, the amount by which (x) the Aggregate Revolving Loan Commitment at such time exceeds (y) the Dollar Amount of the Revolving Credit Obligations outstanding at such time. “Revolving Credit Exposure” means, with respect to any Lender at any time, such Lender’s Pro Rata Share of the Revolving Credit Obligations at such time. “Revolving Credit Obligations” means, at any particular time, the sum of (i) the outstanding principal Dollar Amount of the Revolving Loans at such time, plus (ii) the outstanding principal Dollar Amountamount of the Swing Line Loans at such time, plus (iii) the Dollar Amount of outstanding L/C Obligations at such time. “Revolving Loan” is defined in Section 2.1 hereof. “Revolving Loan Commitment” means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit and to participate in Swing Line Loans in an aggregate amount not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading “Revolving Loan Commitment” or the signature page of the Assignment Agreement or Commitment and Acceptance, as applicable, by which it became a Lender, as such amount may be increased or decreased from time to time 41 pursuant to the terms of this Agreement or to give effect to any applicable Assignment Agreement or Commitment and Acceptance. “Revolving Loan Termination Date” means February 27, 2025. “S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business. “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria). “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions. “Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority. “Securities Act” means the Securities Act of 1933, as amended from time to time. “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. “Senior Note Indenture” means that certain Indenture dated as of August 7, 2006, between the Company, as the issuer thereunder, and J.P. Morgan Trust Company, National Association, as the trustee thereunder, as the same may be amended, restated, supplemented or otherwise modified from time to time. “Senior Notes” means the 5.125% Senior Notes due January 18, 2029, as the same may be amended, restated, supplemented or otherwise modified from time to time, issued by the Company pursuant to the Senior Note Indenture in an aggregate initial principal amount of $450,000,000. “Significant Subsidiary” means, without duplication, (i) each Subsidiary Borrower, (ii) each Subsidiary Guarantor and (iii) each Material Subsidiary. “SOFR” means, with respect to any day meansBusiness Day, a rate per annum equal to the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s 42

Website.for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day. “SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability. “Special Foreign Subsidiary” means, at any time, any Foreign Subsidiary of the Company other than Steelcase Holding SAS (a) that (i) is classified other than as a corporation for United States federal income tax purposes and (ii) whose delivery of a Subsidiary Guaranty (or, in the case of a Foreign Subsidiary Borrower, the assumption of joint and several liability hereunder for the Obligations of the Company or any Domestic Subsidiary Borrowers) would not be unlawful under applicable law or have material adverse tax consequences under applicable foreign law, or (b) whose delivery of a Subsidiary Guaranty (or, in the case of a Foreign Subsidiary Borrower, the assumption of joint and several liability hereunder for the Obligations of the Company or any Domestic Subsidiary Borrowers) would not (i) give rise to adverse United States federal income tax consequences as a result of Section 956(d) of the Code (or any successor provision) or (ii) be unlawful under applicable law or have material adverse tax consequences under applicable foreign law; provided, however, that in the event that a Foreign Subsidiary satisfies the requirements of clause (a)(i) or (b)(i) and such Foreign Subsidiary’s delivery of a Subsidiary Guaranty (or assumption of joint and several liability for the Obligations) would not be considered unlawful under applicable law or the tax consequences would not be materially adverse under applicable foreign law if the obligations of such Foreign Subsidiary were limited to an absolute Dollar Amount (pursuant to a formula or otherwise), such Foreign Subsidiary shall be treated as a Special Foreign Subsidiary, subject to any such limitations. 43

“Special Foreign Subsidiary Borrower” means, at any time, any Foreign Subsidiary Borrower that is a Special Foreign Subsidiary. “Specified Ancillary Obligations” means all obligations and liabilities (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Company or the Subsidiaries, existing on the Closing Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, to the Lenders or any of their Affiliates under any Hedging Arrangement or in connection with any Banking Services. “Specified Swap Obligation” means, with respect to any member of the Obligor Group, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder. “SPV” means a Subsidiary of the Company that is a special purpose entity established solely for the purpose of purchasing Receivables and related assets in connection with a Permitted Receivables Financing. “Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Federal Reserve Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in such currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall include those imposed pursuant to Regulation D of the Board of Governors of the Federal Reserve System. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board of Governors of the Federal Reserve System. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement. “Steelcase Holding SAS” means Steelcase Holding SAS, a Societé par Actions Simplifiée organized and existing under the laws of the Republic of France. “Subsidiary” of a Person means, except as provided in the second succeeding sentence, (i) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having 44 ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” means a Subsidiary of the Company and shall include, without limitation, each Subsidiary Borrower. “Subsidiary Borrower” means any wholly-owned Subsidiary of the Company, whether now existing or hereafter formed, that becomes a party hereto pursuant to an Assumption Letter with the consent of one hundred percent (100%) of the Lenders and subject to the satisfaction of such other conditions set forth in Sections 2.23 and 5.3 of this Agreement, together with its respective successors and assigns, including a debtor-in-possession (or entity of analogous status under applicable foreign law) on behalf of any such Subsidiary. “Subsidiary Guarantors” means (i) all of the Company’s Material Domestic Subsidiaries, if any, as of the Closing Date, (ii) any new Domestic Subsidiaries or Foreign Subsidiaries that are Special Foreign Subsidiaries, or (iii) any other Subsidiaries at the Company’s election, in each case, which become Subsidiary Guarantors in accordance with Section 7.2(I) or (J), in each case, together with their respective successors and assigns (including a debtor-in-possession, or entity of analogous status under applicable foreign law, on behalf of any such Subsidiary); provided, that a Subsidiary shall cease to be a Subsidiary Guarantor upon the release of the obligations of such Subsidiary under the Subsidiary Guaranty in accordance with the provisions of Section 11.15(B) hereof. “Subsidiary Guaranty” means any guaranty, in form and substance substantially similar to Exhibit I hereto, executed by the Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit of itself and the other Holders of Obligations, unconditionally guaranteeing all of the indebtedness, obligations and liabilities of the Borrowers arising under or in connection with the Loan Documents, as the same may be amended, restated, supplemented or otherwise modified from time to time (including to add additional Subsidiary Guarantors). “Supported QFC” has the meaning assigned to it in Section 10.18. “Supporting Group” means, as of any date of determination, without duplication, (a) the Company, (b) each Domestic Subsidiary Borrower and Special Foreign Subsidiary Borrower (but not any Traditional Foreign Subsidiary Borrower), (c) each Subsidiary Guarantor, (d) each Pledged Subsidiary and (e) each Subsidiary of a Pledged Subsidiary. “Swing Line Bank” means JPMorgan or any other successor Swing Line Bank pursuant to the terms hereof. “Swing Line Commitment” means the obligation of the Swing Line Bank to make Swing Line Loans to the Company in Dollars up to a maximum principal Dollar Amountamount of $50,000,000 at any one time outstanding. “Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Lender at any time shall be the sum of (a) its Pro Rata Share of the total Swing Line Exposure at such time other than with respect to any Swing Line Loans made by such Lender in its capacity as a Swing Line Bank and (b) the aggregate principal amount of all Swing Line Loans made by such Lender as a Swing 45

Line Bank outstanding at such time (less the amount of participations funded by the other Lenders in such Swing Line Loans). “Swing Line Loan” means a Loan made available to the Company by the Swing Line Bank pursuant to Section 2.2 hereof. “Swing Line Repayment Date” is defined in Section 2.2(D). “TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system which utilizes a single shared platform and which was launched on November 19, 2007. “TARGET Day” means any day on which TARGET (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro. “Taxes” is defined in Section 2.14(E)(i) hereof. “Temporary Leverage Ratio Step Up” is defined in Section 7.4(A) hereof. “Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term SOFR Transition Event. “Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 4.3 that is not Term SOFR. “Termination Date” means the earlier of (a) the Revolving Loan Termination Date, and (b) the date of termination in whole of the Aggregate Revolving Loan Commitment pursuant to Section 2.5 or 9.1 hereof. “Termination Event” means (i) a Reportable Event with respect to any Benefit Plan; (ii) a failure by the Company or any member of the Controlled Group to pay to any Benefit Plan any required contribution under Section 430(j) of the Code on or before the due date for such contribution; (iii) the withdrawal of the Company or any member of the Controlled Group from a Benefit Plan during a plan year in which the Company or such Controlled Group member was a “substantial employer” as defined in Section 4001(a)(2) of ERISA with respect to such Benefit Plan; (iv) the imposition of an obligation under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan or the incurrence by the Company or any member of the Controlled Group of any liability under Title IV of ERISA with respect to the termination of a Benefit Plan; (v) the institution of proceedings to terminate or appoint a trustee 46 to administer a Benefit Plan; (vi) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vii) the partial or complete withdrawal of the Company or any member of the Controlled Group from a Multiemployer Plan or receipt of any notice concerning the imposition upon the Company or any member of the Controlled Group of any liability to a Multiemployer Plan in connection thereof. “Traditional Foreign Subsidiary Borrower” means, at any time, any Foreign Subsidiary Borrower that is not a Special Foreign Subsidiary. “Transferee” is defined in Section 13.4. “Type” means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurocurrency Loan.when used in reference to any Loan or Advance, refers to whether the rate of interest on such Loan, or on the Loans comprising such Advance, is determined by reference to the Adjusted LIBO Rate, the Adjusted EURIBOR Rate or the Alternate Base Rate. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended formfrom time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means, for any Agreed Currency, the the applicable Benchmark Replacement for such Agreed Currency excluding the related Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement. “Unmatured Default” means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default. “Unrestricted Cash” means, at any date, the sum of (a) the positive excess, if any, of (i) (x) 100% of the unrestricted cash and Cash Equivalents maintained by the Company or any of its United States or Canadian Subsidiaries in accounts located in the United States or Canada and that are not subject to any Liens at such time plus (y) CSV over (ii) $25,000,000 and (b) 80% of the unrestricted cash and Cash Equivalents maintained by the Company or any of its Subsidiaries in accounts not included in the foregoing clause (a) that are not subject to any Liens or legal or contractual restrictions on repatriation to the United States at such time; provided that (x) solely for purposes of the foregoing clause (a), “CSV” shall mean 85% of the cash surrender value associated with any Company-owned life insurance and (y) for the purposes of calculating Unrestricted Cash, “Lien” shall not include common law or statutory rights of setoff. 47

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code. “U.S. Special Resolution Regime” has the meaning assigned to it in Section 10.18. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Agreement Accounting Principles. 1.2. References. Any references to Subsidiaries of the Company set forth herein with respect to representations and warranties which deal with historical matters shall be deemed to include the Company and its Subsidiaries and shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder. 1.3. Company Acting on Behalf of Itself and Subsidiary Borrowers. Whether or not expressly provided herein, each notice or certificate delivered hereunder or in connection herewith or the other Loan Documents by or to the Company (in its capacity as a Borrower) or an officer thereof, and each notice or consent requested by or from the Company (in its capacity as a Borrower) or an officer thereof, shall be so delivered or given to, by or on behalf of the Company for the benefit of itself and the Subsidiary Borrowers. In furtherance and without limitation of the foregoing, the Company is hereby authorized and given an irrevocable power of attorney by and on behalf of each of the Subsidiary Borrowers to perform and accept any and all such actions on its behalf under this Agreement and the other Loan Documents. 1.4. Joint and Several Liability for Obligations of the Company, Domestic Subsidiary Borrowers and Special Foreign Subsidiary Borrowers; No Liability of Traditional Foreign Subsidiary Borrowers for Obligations of the Company, the Domestic Subsidiary Borrowers or the Special Foreign Subsidiary Borrowers. (A) Joint and Several Liability for Obligations of the Company, Domestic Subsidiary Borrowers and Special Foreign Subsidiary Borrowers. Notwithstanding anything to the contrary contained herein, each of the Company, each Domestic Subsidiary Borrower and each Special Foreign Subsidiary Borrower jointly and severally hereby irrevocably and unconditionally 48 retains and accepts, not merely as a surety but also as a co-debtor, joint and several liability with one another with respect to the payment and performance of all of the Obligations of or attributable to such Borrowers arising hereunder or under the other Loan Documents, it being the intention of the parties hereto that all of such Obligations shall be the joint and several obligations of the Company, the Domestic Subsidiary Borrowers and the Special Foreign Subsidiary Borrowers without preferences or distinction among them. Each provision hereunder or in the Loan Documents relating to the obligations or liabilities of the Company, any Domestic Subsidiary Borrower or any Special Foreign Subsidiary Borrower shall be deemed to include a reference to all such Borrowers, as joint and several obligors for such obligations and liabilities, whether or not a specific reference to any other Borrower is included therein. (B) No Liability of Traditional Foreign Subsidiary Borrowers for Obligations of the Company, the Domestic Subsidiary Borrowers or the Special Foreign Subsidiary Borrowers. Notwithstanding anything to the contrary contained herein and notwithstanding that the Company, the Domestic Subsidiary Borrowers and the Special Foreign Subsidiary Borrowers shall be liable for all of the Loans and other Obligations of all Borrowers hereunder, no Traditional Foreign Subsidiary Borrower shall be liable for the Loans made to or any other Obligations incurred solely by or on behalf of the Company, any Domestic Subsidiary Borrower or any Special Foreign Subsidiary Borrower. 1.5. Amendment and Restatement of Existing Credit Agreement. The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Sections 5.1 and 5.2, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All “Loans” made and “Obligations” incurred under and as defined in the Existing Credit Agreement which are outstanding on the Closing Date, if any, shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) all “Letters of Credit” issued (or deemed issued) under and as defined in the Existing Credit Agreement which remain outstanding on the Closing Date, if any, shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement, (c) notwithstanding any provisions to the contrary in the Existing Credit Agreement, the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s Pro Rata Share of the “Revolving Credit Obligations” under the Existing Credit Agreement and participations therein as are necessary in order that the Revolving Credit Obligations with respect to such Lender hereunder reflects such Lender’s Pro Rata Share of the Revolving Credit Obligations on the Closing Date, (d) the Previous Revolving Loans of each Departing Lender shall be repaid in full in cash in immediately available funds (accompanied by any accrued and unpaid interest and fees thereon and any other amounts or liabilities owing to each Departing Lender under the Existing Credit Agreement), each Departing Lender’s “Revolving Loan Commitment” under the Existing Credit Agreement shall be terminated and be of no further force and effect, each Departing Lender shall not be a Lender for any purpose hereunder (except to the extent of any indemnification of the Existing Credit 49

Agreement that is meant to continue to apply to such Departing Lender by its express terms), and such Departing Lender shall be released from any obligation or liability under the Existing Credit Agreement and (e) to the extent any “Loans” are outstanding under the Existing Credit Agreement on the Closing Date, the Borrowers hereby agree to compensate each Lender and each Departing Lender, unless waived by such Lender in its sole discretion, for any and all losses, costs and expenses incurred by such Lender in connection with the reallocation, sale or assignment of any Eurocurrency Loans (including the “Eurocurrency Loans” under the Existing Credit Agreement), in each case on the terms and in the manner set forth in Section 4.4 hereof. Without limiting the forgoing, the parties hereto (including, without limitation, each Departing Lender) hereby agree that the consent of any Departing Lender shall be limited to the acknowledgements and agreements set forth in this Section 1.5 and shall not be required as a condition to the effectiveness of any other amendments, restatements, supplements or modifications to the Existing Credit Agreement or the Loan Documents. 1.6. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time. 1.7. Interest Rates; LIBOR Notification. The interest rate on a Loan denominated in Dollars or a Foreign Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The LIBO Rate is derived from the London interbank offered rate (“LIBOR”), which is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2- month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12- month British Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3- month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further 50 action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, Section 4.3(B) and (C) provide a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Company, pursuant to Section 4.3(E), of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to LIBOR or other rates in the definition of “LIBO Rate” (or “EURIBOR Rate”, as applicable) or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 4.3(B) or (C), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 4.3(D)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate (or the EURIBOR Rate, as applicable) or have the same volume or liquidity as did the London interbank offered rate (or the euro interbank offered rate, as applicable) prior to its discontinuance or unavailability. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Eurocurrency Rate, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. 1.8. Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Amount of Eurocurrency Advances or Letter of Credit extensions denominated in Foreign Currencies. Such Dollar Amount shall become effective as of such Revaluation Date and shall be the Dollar Amount of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Amount as so determined by the Administrative Agent or the Issuing Bank, as applicable. Wherever in this Agreement in connection with an Advance of, conversion, continuation or prepayment of a Eurocurrency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Advance, Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the Dollar Amount of such amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be. 51

ARTICLE II: REVOLVING LOAN FACILITIES 2.1. Revolving Loans. (A) If on the Closing Date, any “Loans” made to the Company under (and as defined in) the Existing Credit Agreement remain outstanding (such outstanding revolving loans being hereinafter referred to as the “Previous Revolving Loans”), then each Borrower and each of the Lenders agree that on the Closing Date but subject to the satisfaction of the conditions precedent set forth in Sections 5.1 and 5.2 (as applicable, including repayment of Previous Revolving Loans of the Departing Lenders and the reallocation and other transactions described in Section 1.5), the Previous Revolving Loans shall be reevidenced as Revolving Loans under this Agreement and the terms of the Previous Revolving Loans shall be restated in their entirety and evidenced by this Agreement. Upon the satisfaction of the applicable conditions precedent set forth in Sections 5.1, 5.2 and 5.3, from and including the Closing Date and prior to the Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrowers from time to time, in any Agreed Currency, in a Dollar Amount not to exceed such Lender’s Pro Rata Share of Revolving Credit Availability at such time (each individually, a “Revolving Loan” and, collectively with each Previous Revolving Loan, if any, the “Revolving Loans”); provided, however, that, subject to Section 2.4(B), (i) at no time shall the Dollar Amount of the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment and (ii) at no time shall the Dollar Amount of any Lender’s Revolving Credit Exposure exceed such Lender’s Revolving Loan Commitment. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. On the Termination Date, the Borrowers shall repay in full the outstanding principal balance of the Revolving Loans. (B) Borrowing/Election Notice. The Company (on behalf of itself or any Subsidiary Borrower) shall deliver to the Administrative Agent a Borrowing/Election Notice, signed by it, in accordance with the terms of Section 2.7, in order to request an Advance. (C) Making of Revolving Loans. Promptly after receipt of the Borrowing/Election Notice under Section 2.7 in respect of Revolving Loans, the Administrative Agent shall notify each Lender in writing (including electronic transmission, facsimile transmission or similar writing), of the requested Revolving Loan. Each Lender shall make available its Revolving Loan in accordance with the terms of Section 2.6. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent’s office in Chicago, Illinois or the Administrative Agent’s Eurocurrency Payment Office on the applicable Borrowing Date and shall disburse such proceeds in accordance with disbursement instructions set forth in such Borrowing/Election Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Borrowing Date. 2.2. Swing Line Loans. 52

(A) Amount of Swing Line Loans. Upon the satisfaction of the applicable conditions precedent set forth in Section 5.1, 5.2 and 5.3, from and including the Closing Date and prior to the Termination Date and in the sole discretion of the Swing Line Bank, the Swing Line Bank agrees, on the terms and conditions set forth in this Agreement, to make swing line loans to the Borrowers from time to time, in any Agreed CurrencyDollars, in an aggregate Dollar Amountprincipal amount not to exceed the Swing Line Commitment (each, individually, a “Swing Line Loan” and collectively, the “Swing Line Loans”); provided, however, that, subject to Section 2.4(B), (i) at no time shall the Dollar Amount of the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment, (ii) at no time shall the Dollar Amount of any Lender’s Revolving Credit Exposure exceed such Lender’s Revolving Loan Commitment, (iii) at no time shall the sum of (a) the Swing Line Bank’s Pro Rata Share of the Swing Line Loans, plus (b) the outstanding Dollar Amount of Revolving Loans made by the Swing Line Bank pursuant to Section 2.1, plus (c) the Swing Line Bank’s and its Affiliates’ Pro Rata Share of the outstanding L/C Obligations, exceed the Swing Line Bank’s Revolving Loan Commitment at such time and (iv) at no time shall the aggregate Swing Line Exposure exceed the Swing Line Commitment. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Swing Line Loans at any time prior to the Termination Date. (B) Borrowing/Election Notice. The Company (on behalf of itself or any Subsidiary Borrower) shall deliver to the Administrative Agent and the Swing Line Bank a Borrowing/Election Notice, signed by it, not later than (x) 12:00 noon (Chicago time) on the Borrowing Date of each Swing Line Loan to be made in Dollars and (y) 12:00 noon (London time) one (1) Business Day prior to the Borrowing Date of each Swing Line Loan to be made in an Agreed Foreign Currency, specifying (i) the applicable Borrower, (ii) the applicable Borrowing Date (which date shall be a Business Day and which may be the same date as the date the Borrowing/Election Notice is given), and (iii) the Agreed Currency applicable thereto and (iv) the aggregate amount of the requested Swing Line Loan which shall be a Dollar Amount not less than $500,000 and increments of $500,000 in excess thereof. (C) Making of Swing Line Loans. Not later than 2:00 p.m. (Local TimeChicago time) on the applicable Borrowing Date, the Swing Line Bank shall make available its Swing Line Loan, in funds immediately available in Chicago, Illinois to the Administrative Agent at its address specified pursuant to Article XIV or at the applicable Eurocurrency Payment Office. The Administrative Agent will promptly make the funds so received from the Swing Line Bank available to the applicable Borrower on the Borrowing Date at the Administrative Agent’s aforesaid address. (D) Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Borrowers upon demand by the Swing Line Bank or on such other Business Day as may be agreed to in writing by the Company and the Swing Line Bank (in any case, the “Swing Line Repayment Date”); provided that on each date that a Revolving Loan is made, the Borrowers shall repay all Swing Line Loans then outstanding and the proceeds of any such Advances shall be applied by the Administrative Agent to repay any Swing Line Loans outstanding. The Borrowers may at any time pay, without penalty or premium, all outstanding Swing Line Loans or, in a minimum Dollar Amountamount of $500,000 and increments of $500,000 in excess thereof, any portion of the outstanding Swing Line Loans, upon notice to the Administrative Agent and the Swing Line Bank. In addition, the Administrative Agent (i) may at any time in its 53 sole discretion with respect to any outstanding Swing Line Loan or (ii) shall on the Swing Line Repayment Date require each Lender (including the Swing Line Bank) to make a Revolving Loan in, at the Swing Line Bank’s option, the amount (in the currency in which such Swing Line Loan was made) or Dollar Amount of such Lender’s Pro Rata Share of such Swing Line Loan, for the purpose of repaying such Swing Line Loan. No later than 2:00 p.m. (LocalChicago Time) on the date of any notice received pursuant to this Section 2.2(D) (in the case of Revolving Loans to be made in Dollars) or three (3) Business Days following such date (in the case of Revolving Loans to be made in any currency other than Dollars), each Lender shall make available its required Revolving Loan or Revolving Loans, in funds immediately available to the Administrative Agent in Chicago, Illinois at its address specified pursuant to Article XIV or at the applicable Eurocurrency Payment Office. Revolving Loans made pursuant to this Section 2.2(D), if made in Dollars, shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations therein set forth and set forth in this Article II. Revolving Loans made pursuant to this Section 2.2(D), if made in an Agreed Foreign Currency, shall initially be Eurocurrency Loans having an Interest Period of one month and thereafter shall be subject to Section 2.9 and the other conditions and limitations therein set forth and set forth in this Article II. Unless a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 5.1, 5.2 or 5.3 had not then been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.2(D) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Swing Line Bank or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Company, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.2(D), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.2(D), such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in, at the Swing Line Bank’s option, the amount or Dollar Amount, as applicable, of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Termination Date, the Borrowers shall repay in full the outstanding principal balance of the Swing Line Loans. 2.3. Rate Options for all Advances; Maximum Interest Periods. The Swing Line Loans, (a) if denominated in Dollars, shall be Floating Rate Advances or shall bear interest at such other rate as may be agreed to by the Company and the Swing Line Bank, and (b) if denominated in an Agreed Foreign Currency, shall bear interest at (i) a rate at which the Swing Line Bank offers to place deposits in such Agreed Currency for the applicable period to first- 54 class banks in the London interbank market at approximately 11:00 a.m. London time on the first day of the applicable Interest Period for such Swing Line Loan in such Agreed Foreign Currency at the time of the making of any such Swing Line Loan Advances or (ii) such other rate as may be agreed to by the Company and the Swing Line Bank. The Revolving Loans may be Floating Rate Advances (if denominated in Dollars) or Eurocurrency Advances, or a combination thereof, selected by the Company (on behalf of itself or any Subsidiary Borrower) in accordance with Section 2.9. The Company may select, in accordance with Section 2.9, Rate Options and Interest Periods applicable to portions of the Revolving Loans; provided that there shall be no more than eight (8) Interest Periods in effect with respect to all of the Loans at any time. 2.4. Optional Payments; Mandatory Prepayments; Determination of Dollar Amounts. (A) Optional Payments. The Borrowers may from time to time and at any time upon at least one (1) Business Day’s prior written notice repay or prepay, without penalty or premium all or any part of outstanding Floating Rate Advances in an aggregate minimum Dollar Amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof. Eurocurrency Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 4.4, in an aggregate minimum Dollar Amount of $5,000,000 and in integral multiples of $1,000,000, in excess thereof, provided, that no Borrower may so prepay Eurocurrency Advances unless it shall have provided at least (i) in the case of a Eurocurrency Advance denominated in Dollars, three (3) Business Days’ prior written notice and (ii) in the case of a Eurocurrency Advance denominated in an Agreed Foreign Currency, four (4) Business Days prior written notice, in each case to the Administrative Agent of such prepayment. (B) Mandatory Prepayments of Revolving Loans; Cash Collateralization of L/C Obligations. (i) If at any time and for any reason (other than fluctuations in currency exchange rates) the Dollar Amount of the Revolving Credit Obligations (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent ComputationRevaluation Date with respect to such Credit Event) are greater than the Aggregate Revolving Loan Commitment, the Company shall immediately make a mandatory prepayment of the Obligations (and if no Loans are outstanding, cash collateralize L/C Obligations pursuant to Section 3.11) in an amount equal to such excess. (ii) If at any time, solely as a result of fluctuations in currency exchange rates, (x) the Dollar Amount of the Revolving Credit Obligations (as calculated in clause (i) above) exceeds one hundred three percent (103%) of the Aggregate Revolving Loan Commitment, or (y) the Dollar Amount of the Swing Line Exposure (as calculated in clause (i) above) exceeds one hundred five percent (105%) of the Swing Line Commitment or (z) the Dollar Amount of the L/C Obligations (as calculated in clause (i) above) exceeds one hundred five percent (105%) of the L/C Sublimit, then the Borrowers for the ratable benefit of the Lenders shall immediately, in the case of clause (x), prepay Loans (and if no Loans are outstanding, cash collateralize L/C Obligations pursuant to Section 3.11) in an aggregate amount such that after giving effect thereto the Dollar 55

Amount of the Revolving Credit Obligations is less than or equal to the Aggregate Revolving Loan Commitment, and in the case of clause (y), prepay Swing Line Loans in an aggregate amount such that after giving effect thereto the Dollar Amount of the Swing Line Exposure is less than or equal to the Swing Line Commitment, and in the case of clause (z), cash collateralize L/C Obligations in an aggregate amount such that after giving effect thereto the Dollar Amount of the L/C Obligations is less than or equal to the L/C Sublimit. (iii) All of the mandatory prepayments made hereunder shall be applied first to Floating Rate Loans and to any Eurocurrency Loans maturing on such date and then to subsequently maturing Eurocurrency Loans in order of maturity, subject to Section 4.4 hereof. Mandatory repayments shall be accompanied by (i) accrued interest on the principal amount prepaid and (ii) in respect of amounts applied to repayment of any Eurocurrency Loans, break funding payments, if any, pursuant to Section 4.4. (C) Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of: each Credit Event on each Revaluation Date in the manner described in Section 1.8. (i) each Eurocurrency Advance as of the date two (2) Business Days prior to the date of such Advance or, if applicable, the date of conversion/continuation of any Advance as a Eurocurrency Advance, (ii) the L/C Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit, and (iii) all outstanding Credit Events on and as of the last Business Day of each calendar quarter and, during the continuation of an Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders. Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (i), (ii) and (iii) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day. 2.5. Voluntary Reduction of Commitments. The Company (on behalf of itself and the Subsidiary Borrowers) may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $5,000,000 with respect thereto and integral multiples of $1,000,000 in excess of that amount with respect thereto (unless the Aggregate Revolving Loan Commitment is reduced in whole), upon at least three (3) Business Day’s prior written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the aggregate principal Dollar Amount of the outstanding Revolving Credit Obligations. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder. 56

2.6. Method of Borrowing. Not later than 12:00 noon (Chicago time) on each applicable Borrowing Date, each Lender shall make available its Revolving Loan denominated in Dollars in immediately available funds in Dollars to the Administrative Agent at its address specified pursuant to Article XIV, and not later than 12:00 noon (Local Time) on each applicable Borrowing Date, each Lender shall make its Revolving Loan denominated in an Agreed Foreign Currency in immediately available funds in such Agreed Foreign Currency to the Administrative Agent at its Eurocurrency Payment Office. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent’s aforesaid applicable address. 2.7. Method of Selecting Types, Currency and Interest Periods for Advances. The Company (on behalf of itself or any applicable Subsidiary Borrower) shall select the Type of Advance and, in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable to each Advance from time to time. The Company shall give the Administrative Agent irrevocable notice of such request in substantially the form of Exhibit B hereto (an “Borrowing/Election Notice”) not later than (a) 11:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and (b) (i) 11:00 a.m. (Local Time) three (3) Business Days (in the case of a Eurocurrency Advance denominated in Dollars) or (ii) 11:00 a.m. (Local Time) four (4) Business Days (in the case of a Eurocurrency Advance denominated in an Agreed Foreign Currency), in each case before the Borrowing Date for each such Eurocurrency Advance, specifying: (i) the applicable Borrower; (ii) the Borrowing Date (which shall be a Business Day) of such Advance; (iii) the aggregate amount of such Advance; (iv) the Type of Advance selected; (v) in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto; and (vi) the account of the applicable Borrower to which the proceeds of the applicable Advance are to be credited. All Obligations other than Eurocurrency Loans shall bear interest from and including the date of the making of such Advance, in the case of Loans, and the date such Obligation is due and owing in the case of such other Obligations, to (but not including) the date of repayment thereof at the Floating Rate changing when and as such Floating Rate changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the applicable Eurocurrency Rate, changing when and as such Eurocurrency Rate changes. If no election as to the currency of an Advance is specified, then the requested Advance shall be made in Dollars. If no election as to the Type of Advance is specified, then in the case of an Advance denominated in Dollars, the requested Advance shall be a Floating Rate Advance made in Dollars. If no Interest Period is specified with respect to any requested Eurocurrency Advance, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. 2.8. Minimum Amount of Each Advance. Each Advance (other than an Advance to repay Swing Line Loans or a Reimbursement Obligation, which shall be made in accordance with Section 2.2(D) or 3.7, as applicable) shall be in the minimum Dollar Amount of $5,000,000 and in multiples equal to the Dollar Amount of $1,000,000 if in excess thereof; provided, however, that any Floating Rate Advance may be in the Dollar Amount of the unused Aggregate Revolving Loan Commitment. 57

2.9. Method of Selecting Types, Currency and Interest Periods for Conversion and Continuation of Advances. (A) Right to Convert. The Company (on behalf of itself or any Subsidiary Borrower) may elect from time to time, subject to the provisions of Section 2.3 and this Section 2.9, to convert all or any part of a Loan of any Type into any other Type or Types of Loan; provided that any conversion of any Eurocurrency Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. (B) Automatic Conversion and Continuation. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurocurrency Loans. Eurocurrency Loans in Dollars shall continue as Eurocurrency Loans denominated in Dollars until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Loans shall be automatically converted into Floating Rate Loans unless the Company shall have given the Administrative Agent notice in accordance with Section 2.9(D) requesting that, at the end of such Interest Period, such Eurocurrency Loans continue as a Eurocurrency Loan. Unless a Borrowing/Election Notice shall have timely been given in accordance with the terms of this Section 2.9, Eurocurrency Advances denominated in an Agreed Foreign Currency shall automatically continue as Eurocurrency Advances in such Agreed Foreign Currency with an Interest Period of one (1) month. (C) No Conversion Post-Default or Post-Unmatured Default. Notwithstanding anything to the contrary contained in Section 2.9(A) or Section 2.9(B), when any Default or Unmatured Default has occurred and is continuing, (i) no outstanding Loan denominated in Dollars may be converted into or continued as a Eurocurrency Loan, (ii) unless repaid, each Eurocurrency Loan denominated in Dollars shall be converted into a Floating Rate Loan at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Loan denominated in an Agreed Foreign Currency shall automatically be continued as a Eurocurrency Loan with an Interest Period of one month. (D) Borrowing/Election Notice. The Company (on behalf of itself or any Subsidiary Borrower) shall give the Administrative Agent an irrevocable Borrowing/Election Notice of each conversion of a Floating Rate Loan into a Eurocurrency Loan or continuation of a Eurocurrency Loan not later than 11:00 a.m. (Local Time) three (3) Business Days (in the case of a Eurocurrency Loan denominated in Dollars) or four (4) Business Days (in the case of a Eurocurrency Loan denominated in an Agreed Foreign Currency, in each case prior to the date of the requested conversion or continuation, with respect to any Loan to be converted or continued as a Eurocurrency Loan, specifying: (i) the name of the applicable Borrower, (ii) the requested date (which shall be a Business Day) of such conversion or continuation; (iii) the amount and Type of the Loan to be converted or continued; and (iv) the amount of Eurocurrency Loan(s) into which such Loan is to be converted or continued, the Agreed Currency and the duration of the Interest Period applicable thereto. (E) Limitations on Conversion. Notwithstanding anything herein to the contrary, at the election of the Company under this Section 2.9, Eurocurrency Advances in an Agreed Foreign Currency may be converted and/or continued as Eurocurrency Advances only in the same Agreed Foreign Currency. Notwithstanding any other provision of this Agreement, no 58

Borrower shall be entitled to request, or to elect to convert or continue, any Advance if the Interest Period requested with respect thereto would end after the Termination Date. 2.10. Default Rate. Notwithstanding anything to the contrary herein, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due (after taking into account any grace period), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, the rate otherwise applicable to such Loan as provided in Section 2.14(D)(i) plus two percent (2%) per annum, (ii) in the case of the fee described in Section 3.8(A), the then Applicable L/C Fee Percentage plus two percent (2%) per annum, or (iii) in the case of any other amount, the rate applicable to Floating Rate Loans as provided in Section 2.14(D)(i) plus two percent (2%) per annum. 2.11. Method of Payment; Denomination of Amounts in Dollars; Dollar Equivalent of Reimbursement Obligations. (A) All payments of principal, interest, fees, commissions and L/C Obligations hereunder shall be made, without setoff, deduction or counterclaim (unless indicated otherwise in Section 2.14(E)), in immediately available funds to the Administrative Agent (i) at the Administrative Agent’s address specified pursuant to Article XIV with respect to Advances or other Obligations denominated in Dollars and (ii) at the Administrative Agent’s Eurocurrency Payment Office with respect to any Advance or other Obligations denominated in Foreign Currencies, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Company, by 1:00 p.m. (Local Time) on the date when due not later than the Applicable Time specified by the Administrative Agent on the dates specified herein and shall be made ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Each Credit Event shall be repaid or prepaid in the Agreed Currency in which it was made in the amount borrowed and interest payable thereon shall also be paid in such currency. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to Article XIV, at its Eurocurrency Payment Office or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. Each reference to the Administrative Agent in this Section 2.11 shall also be deemed to refer, and shall apply equally, to the Issuing Bank, in the case of payments required to be made by the Company to the Issuing Bank pursuant to Article III. (B) All Dollar Amounts referenced herein shall be calculated using the Dollar Amount determined based upon the Equivalent Amount in effect as of the date of any determination thereof (including as of any Revaluation Date); provided, however, that to the extent the Borrowers shall be obligated hereunder to pay in Dollars any Credit Event denominated in a currency other than Dollars, such amount shall be paid in Dollars using the Dollar Amount of the Credit Event (calculated based upon the Equivalent Amount in effect on the date of payment thereof). Notwithstanding anything herein to the contrary, the full risk of 59 currency fluctuations shall be borne by the Borrowers and each Borrower agrees to indemnify and hold harmless the Issuing Bank, the Administrative Agent and the Lenders from and against any loss resulting from any Credit Event denominated in a Foreign Currency and for which the Lenders are not repaid or reimbursed, when due, in such Foreign Currency. (C) Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in a Foreign Currency, currency control or exchange regulations are imposed in the European Union, any Participating Member State or other country which issues such Foreign Currency with the result that different types of currency (the “Substituted Currency”) are introduced and/or required to be substituted therefor and such Foreign Currency no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Foreign Currency, then all payments to be made by any Borrower hereunder in such Foreign Currency shall be made to the Administrative Agent in such amount and such type of the Substituted Currency or, if payment in such Substituted Currency cannot be made due to the imposition of any such currency control or exchange regulations or if the Administrative Agent otherwise objects to repayment in such Substituted Currency, or the terms of this Agreement request or require the conversion of such Credit Event into Dollars, in Dollars, as shall be equivalent to the Dollar Amount of such payment otherwise due hereunder in such Foreign Currency, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations or conversion. 2.12. Evidence of Debt. (A) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a “Loan Account”) evidencing the indebtedness of the Borrowers to such Lender owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (B) Register. The Register maintained by the Administrative Agent pursuant to Section 13.3(D) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, (iii) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 13.3, (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest. (C) Entries in Loan Account and Register. The entries made in the Loan Account, the Register and the other accounts maintained pursuant to clauses (A) or (B) of this Section shall be conclusive and binding for all purposes, absent manifest error, unless the Company (on behalf of itself or any Subsidiary Borrower) objects to information contained in the Loan Accounts, the Register or the other accounts within thirty (30) days of the Company’s receipt of such information; provided that the failure of any Lender or the Administrative Agent to maintain 60 such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement. (D) Notes Upon Request. Any Lender may request that the Loans made by it each be evidenced by a promissory note in substantially the form of Exhibit J to evidence such Lender’s Loans. In such event, each Borrower shall prepare, execute and deliver to such Lender such a promissory note for such Loans payable to the order of such Lender. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (prior to any assignment pursuant to Section 13.3) be represented by one or more promissory notes in such form, payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such note for cancellation and requests that such Loans once again be evidenced as described in clauses (a) and (b) above. 2.13. Telephonic Notices. Each Borrower authorizes the Lenders and the Administrative Agent to extend Advances and to transfer funds based only on written notices, and to effect selections of Types of Advances based on telephonic (solely in the case of Loans denominated in Dollars) or written notices, in each case, made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Company. The Company (on behalf of itself or any Subsidiary Borrower) agrees to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer of the Company, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. In case of disagreement concerning such notices, if the Administrative Agent has recorded telephonic borrowing notices, such recordings will be made available to the Company upon the Company’s request therefor. 2.14. Promise to Pay; Interest and Fees; Interest Payment Dates; Interest and Fee Basis; Taxes. (A) Promise to Pay. Without limiting the provisions of Section 1.4 or Article XVI hereof, each Borrower unconditionally promises to pay when due the principal amount of each Loan incurred by it and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the other Loan Documents. (B) Interest Payment Dates. Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, upon any prepayment whether by acceleration or otherwise, and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurocurrency Loan shall be payable on the last day of its applicable Interest Period, on any date on which such Eurocurrency Loan is prepaid, whether by acceleration or otherwise, and on the Termination Date. Interest accrued on each Eurocurrency Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on each Payment Date, commencing on the first such Payment Date following the incurrence of such Obligations, 61

(ii) upon repayment thereof in full or in part and (iii) if not theretofore paid in full, at the time such other Obligations become due and payable (whether by acceleration or otherwise). (C) Fees. (i) Facility Fee. The Company shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, from and after the date of this Agreement until the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole, a facility fee accruing at the rate of the then Applicable Facility Fee Percentage on the amount of the Aggregate Revolving Loan Commitment (whether used or unused). All such facility fees payable under this clause (C)(i) shall be payable quarterly in arrears on each Payment Date occurring after the date of this Agreement (with the first such payment being calculated for the period from the Closing Date and ending on the last Business Day of March 2020), and, in addition, on the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole. (ii) Other Fees. The Company agrees to pay to the Administrative Agent and the Arranger, as the case may be, fees payable in the amounts and at the times separately agreed upon among any of the Company, the Administrative Agent and the Arranger. (D) Interest and Fee Basis; Applicable Eurocurrency Margin, Applicable Floating Rate Margin, Applicable L/C Fee Percentage, Applicable Facility Fee Percentage. (i) Interest on all Loans and on all fees shall be calculated for actual days elapsed on the basis of a 360-day year; provided, however, interest on all Floating Rate Loans that are based on the Prime Rate shall be calculated for actual days elapsed on the basis of a 365-, or when appropriate 366-, day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Local Time) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment. (ii) The Applicable Eurocurrency Margin, Applicable Floating Rate Margin, Applicable L/C Fee Percentage and Applicable Facility Fee Percentage shall be determined on the basis of the then applicable Status, as defined in the Pricing Schedule. (E) Taxes. (i) Except to the extent required by applicable law, any and all payments by the Borrowers hereunder or under the other Loan Documents (whether in respect of principal, interest, fees or otherwise) shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, fees, assessments, charges or withholdings or any interest, penalties or liabilities with respect thereto imposed by any Governmental Authority including those arising after the date hereof as a result of any Change in Law but excluding, in the case of each Lender and the 62

Administrative Agent, (a) such taxes (including income taxes, franchise taxes and branch profit taxes) or other items deducted as are imposed on or measured by such Lender’s or the Administrative Agent’s, as the case may be, net income or similar taxes imposed by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is incorporated or organized, maintains its principal office or maintains a Lending Installation and (b) any United States federal withholding Taxes imposed under FATCA (all such non-excluded taxes, levies, imposts, deductions, fees, assessments, charges, withholdings, and liabilities which the Administrative Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as “Taxes”). If any Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.14(E)) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Borrower shall make such deductions or withholdings, and (iii) the applicable Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law. If any Tax, including, without limitation, any withholding tax, of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the Borrowers made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender’s selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain its Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the Borrower’s liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the reasonable judgment of such Lender, otherwise adversely and materially affect such Loans, or obligations under the Revolving Loan Commitments of such Lender. (ii) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit (hereinafter referred to as “Other Taxes”). (iii) Each Borrower hereby agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.14(E)) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were 63 correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender or the Administrative Agent under this Section 2.14(E) submitted to the Company and the Administrative Agent (if a Lender is so submitting) by such Lender or the Administrative Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the Company (on behalf of itself or any Subsidiary Borrower) shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Administrative Agent such certificates, receipts and other documents as may be reasonably required (in the judgment of such Lender or the Administrative Agent) to establish any tax credit to which such Lender or the Administrative Agent may be entitled. (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by any Borrower, the Company shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. (v) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers, the Lenders and the Administrative Agent contained in this Section 2.14(E) shall survive the payment in full of all Obligations hereunder, the termination of the Letters of Credit and the termination of this Agreement. (vi) Each Lender (including any Replacement Lender or Purchaser) and, if applicable, the Administrative Agent, that is not a U.S. Person (each a “Non-U.S. Lender”) shall deliver to the Company and the Administrative Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to Section 13.3 hereof, either (A) two (2) duly completed copies of either IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, claiming the benefits of an income tax treaty to which the United States is a party, or IRS Form W-8ECI, or in either case, an applicable successor form; or (B) in the case of a Non-U.S. Lender that is not legally entitled to deliver the forms listed in clause (vi)(A), (x) a certificate of a duly authorized officer of such Non-U.S. Lender to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code or a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an “Exemption Certificate”) and (y) two (2) duly completed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or applicable successor form, in each case, certifying that such Person is exempt from United States withholding tax and is entitled to receive payments under this Agreement without deduction for withholding of any United States federal taxes. Each Lender (other than a Non-U.S. Lender) and the Administrative Agent shall, on or before the date on which it becomes a party to this Agreement, deliver to each of the Company and the Administrative Agent two duly completed copies of United 64

States IRS Form W-9 (or any successor form) establishing that such Lender is a U.S. person (within the meaning of Section 7701(A)(30) of the Code) and is not subject to backup withholding. Each Lender and the Administrative Agent further agrees to deliver to the Company and the Administrative Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in a form satisfactory to the Company and the Administrative Agent, (x) upon request of the Company or the Administrative Agent or (y) before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Company and the Administrative Agent pursuant to this Section 2.14(E)(vi). Further, each Lender and, if applicable, the Administrative Agent, which delivers a form or certificate pursuant to this clause (vi) covenants and agrees to deliver to the Company and the Administrative Agent within fifteen (15) days prior to the expiration of such form, for so long as this Agreement is still in effect, another such certificate and/or two (2) accurate and complete original newly-signed copies of the applicable form (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder). Each Lender and, if applicable the Administrative Agent, shall promptly furnish to the Company and the Administrative Agent such additional documents as may be reasonably required by the Company or the Administrative Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Person. Notwithstanding any other provision of this Section 2.14(E), the Borrowers shall not be obligated to gross up any payments to any Person pursuant to Section 2.14(E)(i), or to indemnify any Person pursuant to Section 2.14(E)(iii), in respect of United States federal withholding taxes to the extent imposed as a result of (x) the failure of such Person to deliver to the Company the form or forms and/or an Exemption Certificate, as applicable to such Person, pursuant to Section 2.14(E)(vi), (y) such form or forms and/or Exemption Certificate or the information or certifications made therein by the Person being untrue or inaccurate on the date delivered in any material respect or (z) the Person designating a successor Lending Installation at which it maintains its Loans which has the effect of causing such Person to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the Borrowers shall be obligated to gross up any payments to any such Person pursuant to Section 2.14(E)(i), and to indemnify any such Person pursuant to Section 2.14(E)(iii), in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or exemption certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date such Person became a party hereto, which change rendered such Person no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or the certifications made in such form or forms or Exemption Certificate untrue or inaccurate in any material respect, (ii) the redesignation of the Lender’s Lending Installation was made at the request of any Borrower or (iii) the obligation to gross up payments to any Person pursuant to Section 2.14(E)(i), or to 65 indemnify any such Person pursuant to Section 2.14(E)(iii), is with respect to a Purchaser that becomes a Purchaser as a result of an assignment made at the request of any Borrower. For purposes of clarification, for so long as the Administrative Agent is a Lender, any forms or other information required to be delivered to the Administrative Agent and/or the Company under this Section 2.14(E)(iv) shall be satisfied by a single delivery of such forms by the relevant financial institution. (vii) Upon the request, and at the expense of the Borrowers, each Lender to which any Borrower is required to pay any additional amount pursuant to this Section 2.14(E), shall reasonably afford the Company (on behalf of itself or any Subsidiary Borrower) the opportunity to contest, and shall reasonably cooperate with the Company in contesting, the imposition of any Tax giving rise to such payment; provided, that (i) such Lender shall not be required to afford the Company the opportunity to so contest unless the Company shall have confirmed in writing to such Lender its obligation (or the obligation of any Subsidiary Borrower) to pay such amounts pursuant to this Agreement; and (ii) the Borrowers shall reimburse such Lender for its attorneys’ and accountants’ fees and disbursements incurred in so cooperating with the Company in contesting the imposition of such Tax; provided, however, that notwithstanding the foregoing, no Lender shall be required to afford the Company the opportunity to contest, or cooperate with the Company in contesting, the imposition of any Taxes, if such Lender in good faith determines that to do so would have an adverse effect on it. (viii) Any of the Administrative Agent or any Lender requesting compensation under this Section 2.14(E) shall use its reasonable efforts to notify the Company (with a copy to the Administrative Agent) in writing of the event giving rise to such demand for compensation not more than ninety (90) days following the date upon which the responsible account officer for the Administrative Agent or the applicable Lender knows of such event. Such written demand shall be rebuttably presumed correct for all purposes. If any Lender or the Administrative Agent demands compensation under this Section 2.14(E) more than ninety (90) days following the date upon which a responsible account officer for such Lender or the Administrative Agent knows that Taxes or Other Taxes have begun to accrue with respect to which such Lender or the Administrative Agent is entitled to compensation under this Section 2.14(E), then any Taxes or Other Taxes attributable to the period prior to the ninety (90) day period immediately preceding the date on which such Lender or the Administrative Agent provided such notice and demand for compensation shall be excluded from the indemnity obligations of the Borrowers under this Section 2.14(E). (ix) In the event such Lender or the Administrative Agent receives a refund (whether by way of direct refund, credit, offset or otherwise) in respect of any Taxes or Other Taxes, which refund is attributable to amounts paid or indemnified by the Borrowers pursuant to this Section 2.14(E), such Lender or the Administrative Agent shall, within thirty (30) days of receipt thereof, pay to the Company such refund (if any) not exceeding the amount paid by the Company to, or on behalf of, such Lender or the Administrative Agent that is allocable to such refunded Taxes or Other Taxes (net of any 66 reasonable out-of-pocket expenses incurred by such person in obtaining such credit). In the event such Lender or the Administrative Agent is required to repay such refund to the relevant taxing authority, each Borrower agrees to return the refund to such Lender or the Administrative Agent. (x) Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrowers to do so), (ii) any taxes, levies, imposts, deductions, fees, assessments, charges or withholdings, or any interest, penalties or liabilities with respect thereto, attributable to such Lender’s failure to comply with the provisions of Section 13.2(C) relating to the maintenance of a Participant Register and (iii) any taxes, levies, imposts, deductions, fees, assessments, charges or withholdings, or any interest, penalties or liabilities with respect thereto, excluded by the first sentence of Section 2.14(E)(i) that are attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (x). (xi) If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (xi), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (xii) For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loan Documents as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). 67

2.15. Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Increase Notice, Borrowing/Election Notice and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Floating Rate Loan and Eurocurrency Loan and the Agreed Currency applicable to each Eurocurrency Loan promptly upon determination of such interest rate and Agreed Currency and will give each Lender prompt notice of each change in the Alternate Base Rate. 2.16. Lending Installations. Each Lender may book its Loans or Letters of Credit at any Lending Installation selected by such Lender and may change its Lending Installation from time to time; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement. All terms of this Agreement shall apply to any such Lending Installation (and in the case of an Affiliate, the provisions of Sections 2.14(E), 4.1, 4.2, 4.3 and 4.4 shall apply to such Affiliate to the same extent as to such Lender). Each Lender may, by written or facsimile notice to the Administrative Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments and/or payments of L/C Obligations are to be made. 2.17. Non-Receipt of Funds by the Administrative Agent. (A) Unless a Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of a Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the greater of the Federal Funds Effectiveapplicable Overnight Rate for such day and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in an Agreed Foreign Currency) or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan. (B) If any Lender shall fail to make any payment or any Revolving Loan required to be made by it pursuant to Sections 2.2(D), 2.17(A), 3.6, 3.7 or 11.8, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swing Line Bank or the Issuing Bank to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application 68 to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion. 2.18. Termination Date. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement, until (A) all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied in cash, (B) all financing arrangements among the Borrowers and the Lenders shall have been terminated and (C) all of the Letters of Credit shall have expired, been canceled, terminated or cash collateralized in accordance with Section 3.11, all of the covenants, rights and remedies under this Agreement and the other Loan Documents shall survive. 2.19. Replacement of Certain Lenders. In the event any Lender (an “Affected Lender”) (i) becomes a Defaulting Lender, (ii) requests compensation from the Borrowers under Sections 2.14(E), 4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, (iii) delivers a notice pursuant to Section 4.3 claiming that such Lender is unable to extend Eurocurrency Loans to the Company for reasons not generally applicable to the other Lenders or (iv) invokes Section 10.2, then, in any such case, the Company or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Company and a copy to the Company in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignment Agreements five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Sections 13.3(A) and 13.3(B) (provided that the consent of each of the Issuing Bank and the Swing Line Bank shall only be required if a Revolving Loan Commitment is being assigned) which the Company or the Administrative Agent, as the case may be, shall have engaged for such purpose (a “Replacement Lender”), all of such Affected Lender’s rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit and Swing Line Loans hereunder) in accordance with Section 13.3; provided, that such Affected Lender’s failure to execute an Assignment Agreement in accordance with the terms described above will not impair the validity of the removal of such Affected Lender, and the mandatory assignment of such Affected Lender’s rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit and Swing Line Loans hereunder) shall nevertheless be effective without the execution of such an Assignment Agreement; provided, however, that nothing herein shall require any Affected Lender to assign its rights and obligation under this Agreement and the other Loan Documents at less than par value. The Administrative Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Company, to use its reasonable efforts to obtain the commitments from one or more financial institutions (other than an Ineligible Institution) to act as a Replacement Lender. Further, with respect to such assignment, the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of 69 such assignment, amounts payable under Sections 2.14(E), 4.1, and 4.2 with respect to such Affected Lender and compensation payable under Section 2.14(C) in the event of any replacement of any Affected Lender under clause (ii), clause (iii) or clause (iv) of this Section 2.19; provided that upon such Affected Lender’s replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14(E), 2.11(B), 3.10, 4.1, 4.2, 4.4 and 10.7 (and each other provision of this Agreement or the other Loan Documents whereby the Company or any of its Subsidiaries agrees to reimburse or indemnify the Lenders), as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 11.8 for such amounts, obligations and liabilities as are due and payable up to and including (but not after) the date such Affected Lender is replaced pursuant hereto. Upon the replacement of any Affected Lender pursuant to this Section 2.19, the provisions of Section 9.2 shall continue to apply with respect to Loans which are then outstanding with respect to which the Affected Lender failed to fund its Pro Rata Share and which failure has not been cured. 2.20. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from a Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main office in Chicago, Illinois on the Business Day preceding that on which the final, non-appealable judgment is given. The obligations of the Borrowers in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 12.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrowers. 2.21. Market Disruption. Notwithstanding the satisfaction of all conditions referred to in this Article II with respect to any Advance requested to be made in a Foreign Currency, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Company, the Administrative Agent or the Required Lenders make it impracticable for the Eurocurrency Loans comprising such Advance to be denominated in such Foreign Currency, then the Administrative Agent shall forthwith give notice thereof to the Company and the Lenders, and such Eurocurrency Loans shall not be 70 denominated in such currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing/Election Notice, as Floating Rate Loans, unless the Company notifies the Administrative Agent at least one (1) Business Day before such date that it elects not to borrow on such date. 2.22. Expansion Option. (A) At any time, the Company may (in consultation with the Administrative Agent) request that the Aggregate Revolving Loan Commitment be increased or elect to enter into one or more tranches of term loans (each an “Incremental Term Loan”) by an aggregate amount of up to $125,000,000 for all such increases and Incremental Term Loans, provided, that, after giving effect to any such increase or tranche of Incremental Term Loans, the sum of the Aggregate Revolving Loan Commitment and the initial aggregate principal amount of all Incremental Term Loans made pursuant to this Section 2.22 shall not exceed $375,000,000. Such request shall be made in a written notice given to the Administrative Agent and the Lenders by the Company not less than twenty (20) Business Days prior to the proposed effective date of such increase, which notice (an “Increase Notice”) shall specify the amount of the proposed increase in the Aggregate Revolving Loan Commitment or tranche of Incremental Term Loans and the proposed effective date of such increase or tranche. In the event of such an Increase Notice, each of the Lenders shall be given the opportunity to participate in the requested increase ratably in proportions that their respective Revolving Loan Commitments bear to the Aggregate Revolving Loan Commitment. No Lender shall have any obligation to increase its Revolving Loan Commitment or participate in any tranche of Incremental Term Loans. (B) On or prior to the date that is ten (10) Business Days after receipt of the Increase Notice, each Lender shall submit to the Administrative Agent a notice indicating the maximum amount by which it is willing to increase its Revolving Loan Commitment or participate in such tranche of Incremental Term Loans, as the case may be, in connection with such Increase Notice (any such notice, a “Lender Increase Notice”). Any Lender which does not submit a Lender Increase Notice to the Administrative Agent prior to the expiration of such ten (10) Business Day period shall be deemed to have denied any increase in its Revolving Loan Commitment or participation in such tranche of Incremental Term Loans. In the event that the increases of Revolving Loan Commitments or tranche of Incremental Term Loans set forth in the Lender Increase Notices exceed the amount requested by the Company in the Increase Notice, the Administrative Agent and the Arranger shall have the right, in consultation with the Company, to allocate the amount of increases necessary to meet the Company’s Increase Notice. In the event that the Lender Increase Notices are less than the amount requested by the Company, not later than three (3) Business Days prior to the proposed effective date the Company may notify the Administrative Agent of any financial institution (other than an Ineligible Institution) that shall have agreed to become a “Lender” party hereto (a “Proposed New Lender”) in connection with the Increase Notice. Any Proposed New Lender shall be subject to the consent of the Administrative Agent and, in the case of any increase of the Aggregate Revolving Loan Commitment, the Issuing Bank and the Swing Line Bank (in each case, which consent shall not be unreasonably withheld). If the Company shall not have arranged any Proposed New Lender(s) to commit to the shortfall from the Lender Increase Notices, then the Company shall be deemed to have reduced the amount of its Increase Notice to the aggregate amount set forth in 71 the Lender Increase Notices. Based upon the Lender Increase Notices, any allocations made in connection therewith and any notice regarding any Proposed New Lender, if applicable, the Administrative Agent shall notify the Company and the Lenders on or before the Business Day immediately prior to the proposed effective date of the amount of each Lender’s and Proposed New Lender’s portion of such tranche of Incremental Term Loans or its Revolving Loan Commitment and the amount of the Aggregate Revolving Loan Commitment, as the case may be, which amount shall be effective on the following Business Day. (C) Any increase in the Aggregate Revolving Loan Commitment or tranche of Incremental Term Loans shall be subject to the following conditions precedent: (i) the Company shall have obtained the consent thereto of any Subsidiary Guarantor and its reaffirmation of any Loan Documents executed by it, which consent and reaffirmation shall be in writing and in form and substance reasonably satisfactory to the Administrative Agent, (ii) as of the date of the Increase Notice and as of the proposed effective date of the increase in the Aggregate Revolving Loan Commitment or tranche of Incremental Term Loans, all representations and warranties shall be true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) as though made on such date (unless any such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) as of such date) and no Default or Unmatured Default shall have occurred and then be continuing, (iii) the Company shall be in compliance (on a pro forma basis) with the covenants contained in Section 7.4 after giving effect to such increase or tranche, (iv) the Company, the Administrative Agent and each Proposed New Lender or Lender that shall have agreed to provide a “Revolving Loan Commitment” in support of such increase in the Aggregate Revolving Loan Commitment or a portion of such tranche of Incremental Term Loans, as the case may be, shall have executed and delivered a Commitment and Acceptance (“Commitment and Acceptance”) substantially in the form of Exhibit L hereto, (v) the Administrative Agent shall have given written notice to Steelcase Holding SAS of any Proposed New Lender joining this Agreement as a Lender, (vi) in the case of any Proposed New Lender that is organized under the laws of a jurisdiction outside of the United States of America, such Proposed New Lender shall provide to the Administrative Agent its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and (vii) the Company and any Proposed New Lender shall otherwise have executed and delivered such other instruments, documents, legal opinions and agreements as the Administrative Agent shall have reasonably requested in connection with such increase or tranche. If any fee shall be charged by the Lenders in connection with any such increase or tranche, such fee shall be in accordance with then prevailing market conditions, which market conditions shall have been reasonably documented by the Administrative Agent to the Company. Upon satisfaction of the conditions precedent to any increase in the Aggregate Revolving Loan Commitment or tranche of Incremental Term Loans, as the case may be, the Administrative Agent shall promptly advise the Company and each Lender of the effective date of such increase or tranche. Upon the effective date of any increase in the Aggregate Revolving Loan Commitment or any funding of Incremental Term Loans that is provided by a Proposed New Lender, such Proposed New Lender shall be a party to this Agreement as a Lender and shall have the rights and obligations of a Lender hereunder. Nothing contained herein shall constitute, 72 or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Loan Commitment or participate in any tranche of Incremental Term Loans hereunder at any time. (D) The Incremental Term Loans (i) shall rank pari passu in right of payment with the Revolving Loans, (ii) shall not mature earlier than the Termination Date (but may have amortization prior to such date) and (iii) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided that (x) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Termination Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Termination Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans. Incremental Term Loans may be made hereunder pursuant to an amendment to or an amendment and restatement of (an “Incremental Term Loan Amendment”) this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Lender participating in such tranche, each Proposed New Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.22. (E) Except in the case of any Incremental Term Loans, upon the execution and delivery of such Commitment and Acceptance, the Administrative Agent shall reallocate any outstanding Loans ratably among the Lenders after giving effect to each such increase in the Aggregate Revolving Loan Commitment; provided, that the Company hereby agrees to compensate each Lender for all losses, expenses and liabilities incurred by such Lender in connection with the sale and assignment of any Eurocurrency Loans hereunder on the terms and in the manner as set forth in Article IV. 2.23. Addition of Subsidiary Borrowers. The Company may at any time add as a party to this Agreement a Subsidiary to become a “Subsidiary Borrower” hereunder subject to (a) the consent of the Administrative Agent and one hundred percent (100%) of the Lenders, (b) the receipt of evidence satisfactory to the Administrative Agent that such Subsidiary would not, in its capacity as a Borrower hereunder, be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder by such Subsidiary to the Administrative Agent or any Lender unless an exemption from such requirement can be obtained by such Subsidiary (with the reasonable cooperation of the Administrative Agent and the Lenders) and that no other adverse tax, regulatory or other consequences would affect the Administrative Agent or the Lender as a result of such Subsidiary’s status as a Borrower, (c) the execution and delivery to the Administrative Agent of a duly completed Assumption Letter by such Subsidiary, with the written consent of the Company appearing thereon and (d) the execution and delivery to the Administrative Agent and the Lenders of each other instrument, document and agreement required by Section 5.3. Upon such satisfaction of all such conditions, such Subsidiary shall for all purposes be a party hereto as a Subsidiary Borrower as fully as if it had executed and delivered this Agreement. 73

2.24. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender: (A) fees payable pursuant to Section 2.14(C)(i) shall cease to accrue on the Revolving Loan Commitment of such Defaulting Lender; (B) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) or received by the Administrative Agent from a Defaulting Lender shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or the Swing Line Bank hereunder; third, to cash collateralize L/C Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Company may request (so long as no Default or Event ofUnmatured Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future L/C Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section 2.24(B); sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or the Swing Line Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swing Line Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event ofUnmatured Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Draft in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Draft owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Draft owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Exposure and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (D) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.24(B) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; 74

(C) the Revolving Loan Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any supplemental agreement effecting an amendment or waiver pursuant to Section 9.3); provided that this clause (B) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly adversely affected thereby; (D) if any Swing Line Exposure or L/C Exposure is outstanding at the time a Lender becomes a Defaulting Lender then: (i) all or any part of such Swing Line Exposure and L/C Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Obligations plus such Defaulting Lender’s Swing Line Exposure and L/C Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Loan Commitments and (y) the conditions set forth in Section 5.2 are satisfied at such time; (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swing Line Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 3.11 for so long as such L/C Exposure is outstanding; (iii) if the Company cash collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to this Section 2.24(D), the Company shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.8(A) with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is cash collateralized; (iv) if the L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.24(D), then the fees payable to the Lenders pursuant to Section 2.14(C)(i) and Section 3.8(A) shall be adjusted in accordance with such non- Defaulting Lenders’ relative Pro Rata Shares; and (v) if any Defaulting Lender’s L/C Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.24(D), then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such L/C Exposure) and letter of credit fees payable under Section 3.8(A) with respect to such Defaulting Lender’s L/C Exposure shall be payable to the Issuing Bank until such L/C Exposure is cash collateralized and/or reallocated; and 75

(E) so long as any Lender is a Defaulting Lender, the Swing Line Bank shall not be required to fund any Swing Line Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Loan Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.24(D), and participating interests in any such newly issued or increased Letter of Credit or newly made Swing Line Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.24(D)(i) (and Defaulting Lenders shall not participate therein). If (i) a Bankruptcy Event or a Bail-In Action with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swing Line Bank or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swing Line Bank shall not be required to fund any Swing Line Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swing Line Bank or the Issuing Bank, as the case may be, shall have entered into arrangements with the Company or such Lender, satisfactory to the Swing Line Bank or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder. In the event that the Administrative Agent, the Company, the Issuing Bank and the Swing Line Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Loans and L/C Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Loan Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for each Lender to hold such Loans in accordance with its Pro Rata Share. ARTICLE III: THE LETTER OF CREDIT FACILITY 3.1. Obligation to Issue Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Company herein set forth, the Issuing Bank hereby agrees to issue for the account of the Company or any of its Subsidiaries through the Issuing Bank’s branches as it and the Company may jointly agree, one or more Letters of Credit denominated in L/C Agreed Currencies in accordance with this Article III from time to time during the period commencing on the Closing Date and ending on the Business Day prior to the Termination Date (but subject to Section 3.3(B) below). 3.2. Transitional Provision. If on the Closing Date any letters of credit issued for the account of the Company prior to the Closing Date under the Existing Credit Agreement remain outstanding (“Previous Letters of Credit”) then subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, from and after the Closing Date such letters of credit shall be deemed to be Letters of Credit issued pursuant to this Article III. 3.3. Types and Amounts. No Issuing Bank shall have any obligation to and no Issuing Bank shall: 76

(A) issue any Letter of Credit if on the date of issuance, before or after giving effect to the Letter of Credit requested hereunder, (i) the Dollar Amount of the Revolving Credit Obligations at such time would exceed the Aggregate Revolving Loan Commitment at such time, (ii) the aggregate outstanding Dollar Amount of the L/C Obligations would exceed the L/C Sublimit, (iii) the aggregate outstanding Dollar Amount of the L/C Obligations attributable to L/Cs issued by such Issuing Bank at such time shall not exceed such Issuing Bank’s Letter of Credit Commitment or (iv) the Dollar Amount of any Lender’s Revolving Credit Exposure would exceed such Lender’s Revolving Loan Commitment (it being understood and agreed that the Company may, at any time and from time to time, alter the Letter of Credit Commitment of any Issuing Bank as provided in the definition of Letter of Credit Commitment; provided that at the time of such adjustment the conditions set forth in this clause (A) above shall be satisfied); or (B) issue any Letter of Credit which has an expiration date later than the date which is the earlier of (x) one (1) year after the date of issuance thereof (or such later date as is agreed to by the applicable Issuing Bank and the Administrative Agent, each in its sole discretion) or (y) five (5) Business Days immediately preceding the Revolving Loan Termination Date; provided, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which in no event shall extend beyond the date referred to in clause (y) above); provided further that any Letter of Credit may have a later expiration date (but in no event later than the date that is one year after the Revolving Loan Termination Date) so long as the Company cash collateralizes such Letter of Credit on terms reasonably satisfactory to the Administrative Agent and in an amount equal to 105% of the face amount thereof no later than ten (10) Business Days prior to the Revolving Loan Termination Date. 3.4. Conditions. (A) In addition to being subject to the satisfaction of the applicable conditions contained in Sections 5.1, 5.2 and 5.3, the obligation of the Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions: (i) the Company shall have delivered to the Issuing Bank (with a copy to the Administrative Agent) at such times and in such manner as the Issuing Bank may reasonably prescribe, a request for issuance of such Letter of Credit in substantially the form of Exhibit C hereto (a “Request for Letter of Credit”), duly executed applications for such Letter of Credit, and such other documents, instructions and agreements as may be required pursuant to the terms thereof (all such applications, documents, instructions, and agreements being referred to herein as the “L/C Documents”), and the proposed Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content; and (ii) as of the date of issuance, no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit. 77

(B) In the event of any conflict between the terms of this Agreement and the terms of any application for a Letter of Credit, the terms of this Agreement shall control. 3.5. Procedure for Issuance of Letters of Credit. (A) Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Sections 5.1, 5.2 and 5.3 hereof have been satisfied, the Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the Company in accordance with the Issuing Bank’s usual and customary business practices and, in this connection, the Issuing Bank may assume that the applicable conditions set forth in Sections 5.1, 5.2 and 5.3 hereof have been satisfied unless it shall have received notice to the contrary from the Administrative Agent or a Lender or has knowledge that the applicable conditions have not been met. (B) The Issuing Bank shall give the Administrative Agent written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit; provided, however, that the failure to provide such notice shall not result in any liability on the part of the Issuing Bank. (C) The Issuing Bank shall not renew, extend or amend any Letter of Credit unless the requirements of Sections 3.3, 3.4 and 3.5 are met as though a new Letter of Credit was being requested and issued. 3.6. Letter of Credit Participation. On the date of this Agreement, with respect to any Previous Letters of Credit, and immediately upon the issuance of each Letter of Credit hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the Company in respect thereof and the liability of the Issuing Bank thereunder (collectively, an “L/C Interest”) in an amount equal to the Dollar Amount available for drawing under such Letter of Credit multiplied by such Lender’s Pro Rata Share. The Issuing Bank will notify each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. On or before the Business Day on which the Issuing Bank makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand by the Administrative Agent or the Issuing Bank, each Lender shall make payment to the Administrative Agent, for the account of the Issuing Bank, in immediately available funds in the L/C Agreed Currency in an amount equal to such Lender’s Pro Rata Share of the Dollar Amount of such payment or draw; provided, however, that any such payment in respect of Letters of Credit denominated in in a Foreign Currency that is not an Agreed Currency shall be paid in Dollars. The obligation of each Lender to reimburse the Issuing Bank under this Section 3.6 shall be unconditional, continuing, irrevocable and absolute. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 3.6, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such 78

Lender of its obligation to reimburse the Issuing Bank for such amount in accordance with this Section 3.6. 3.7. Reimbursement Obligation. The Company agrees unconditionally, irrevocably and absolutely to pay immediately to the Issuing Bank or, if applicable, the Administrative Agent, for the account of the Lenders, the amount of each advance drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such obligation of the Company to reimburse the Issuing Bank or the Administrative Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a “Reimbursement Obligation” with respect to such Letter of Credit or L/C Draft), each such reimbursement to be made by the Company no later than the Business Day on which the Issuing Bank makes payment of each such L/C Draft or, if the Company shall have received notice of a Reimbursement Obligation later than 9:00 a.m. (Chicago time), on any Business Day or on a day which is not a Business Day, no later than 9:00 a.m. (Chicago time), on the immediately following Business Day or, in the case of any other draw on a Letter of Credit, the date specified in the demand of the Issuing Bank. If the Company at any time fails to repay a Reimbursement Obligation pursuant to this Section 3.7, the Company shall be deemed to have elected to borrow Revolving Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the Dollar Amount of the unpaid Reimbursement Obligation. Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans. Such Revolving Loans shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Company fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance plus two percent (2%) per annum. 3.8. Letter of Credit Fees. The Company agrees to pay: (A) quarterly on each Payment Date, in arrears, to the Administrative Agent for the ratable benefit of the Lenders a letter of credit participation fee at a rate per annum equal to the Applicable L/C Fee Percentage on the average daily outstanding Dollar Amount available for drawing under each standby Letter of Credit; (B) quarterly on each Payment Date, in arrears, to the Issuing Bank, a letter of credit fronting fee equal to 0.125 % per annum on the average daily outstanding Dollar Amount available for drawing under each standby Letter of Credit issued by the Issuing Bank; and (C) to the Issuing Bank, in Dollars, all customary fees and other issuance, amendment, cancellation, document examination, negotiation, transfer and presentment expenses and related charges in connection with the issuance, amendment, cancellation, presentation of L/C Drafts, negotiation, transfer and the like customarily charged by the Issuing Bank with respect to standby or commercial Letters of Credit or bank guarantees, as applicable, payable at the time of invoice of such amounts. 79

Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a L/C Agreed Currency (other than Dollars) shall be paid in such L/C Agreed Currency. 3.9. Issuing Bank Reporting Requirements. In addition to the notices required by Section 3.5(B), the Issuing Bank shall provide to the Administrative Agent, upon the Administrative Agent’s request, schedules, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issue, account party, the L/C Agreed Currency and amount in such L/C Agreed Currency, expiration date and the reference number of each Letter of Credit outstanding at any time during such month and the aggregate amount payable by the Company during such month. In addition, upon the request of the Administrative Agent, the Issuing Bank shall furnish to the Administrative Agent copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent. Upon the request of any Lender, the Administrative Agent will provide to such Lender information concerning such Letters of Credit. 3.10. Indemnification; Exoneration. (A) In addition to amounts payable as elsewhere provided in this Article III, the Company hereby agrees to protect, indemnify, pay and save harmless the Administrative Agent, the Issuing Bank and each Lender from and against any and all liabilities and costs which the Administrative Agent, the Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the Issuing Bank, to the extent resulting from its gross negligence or willful misconduct, or (ii) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Governmental Acts”). (B) As among the Company, the Lenders, the Administrative Agent and the Issuing Bank, the Company assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Company at the time of request for any Letter of Credit, neither the Administrative Agent, the Issuing Bank nor any Lender shall be responsible (in the absence of gross negligence or willful misconduct in connection therewith): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile, electronic transmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any 80 loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Bank and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank’s rights or powers under this Section 3.10. (C) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of gross negligence or willful misconduct of the Issuing Bank, put the Issuing Bank, the Administrative Agent or any Lender under any resulting liability to the Company or relieve the Company of any of its obligations hereunder to any such Person. (D) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 3.10 shall survive the resignation of the Administrative Agent, any assignment of rights by, or replacement of, any Lender, the payment in full of principal and interest hereunder, the termination of the Letters of Credit, the termination of the Aggregate Revolving Loan Commitment and the termination of this Agreement. 3.11. Cash Collateral. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, following the occurrence and during the continuance of a Default or upon payout or termination of this Agreement in full in cash, the Company shall, on the Business Day that it receives Administrative Agent’s demand, deliver to the Administrative Agent for the benefit of the Lenders and the Issuing Bank, cash (in Dollars), or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to one hundred five percent (105%) of the aggregate Dollar Amount of the outstanding L/C Obligations. In addition, if the Revolving Credit Availability is at any time less than the Dollar Amount of all contingent L/C Obligations outstanding at any time, the Borrowers shall deposit cash collateral with the Administrative Agent in a Dollar Amount equal to one hundred five percent (105%) of the Dollar Amount by which such L/C Obligations exceed such Revolving Credit Availability. Any such collateral shall be held by the Administrative Agent in a separate interest bearing account in the name of the Company appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Administrative Agent for the benefit of the Lenders and the Issuing Bank as collateral security for the Company’s obligations in respect of this Agreement and each of the Letters of Credit. Such amounts shall be applied to reimburse the Issuing Bank for drawings or payments under or pursuant to Letters of Credit, or if no such reimbursement is required, to payment of such of the other Obligations as the Administrative Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this Section 3.11 which are not to be applied to reimburse the Issuing Bank for amounts actually paid or to be paid by the Issuing Bank in respect of a Letter of Credit, shall be returned to the Company within one (1) Business Day (after deduction of the Administrative Agent’s expenses incurred in connection with such cash collateral account). 81

3.12. Replacement and Resignation of Issuing Bank. (A) An Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.8. From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit. (B) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 3.12(A) above. 3.13. Letters of Credit for the Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Company (i) shall reimburse, indemnify and compensate the Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Company and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Company hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries. ARTICLE IV: CHANGE IN CIRCUMSTANCES 4.1. Yield Protection. If any Change in Law or the compliance of any Lender therewith, (A) subjects the Administrative Agent or any Lender to any taxes, levies, imposts, deductions, fees, assessments, charges or withholdings, or any interest, penalties or liabilities with respect thereto (other than (A) Taxes, (B) any taxes, levies, imposts, deductions, fees, assessments, charges or withholdings, or any interest, penalties or liabilities with respect thereto, excluded by the first sentence of Section 2.14(E)(i), and (C) Other Taxes) on its loans, loan 82 principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (B) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in the Statutory Reserve Rate or otherwise in determining the interest rate applicable to Eurocurrency Loans) with respect to its Revolving Loan Commitment, Loans, L/C Interests or the Letters of Credit, or (C) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Revolving Loan Commitment, the Loans, the L/C Interests or the Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of its Revolving Loan Commitment, Loans or the L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender; and the result of any of the foregoing is to increase the cost to that Lender or the Administrative Agent of making, renewing, continuing, converting, issuing or maintaining its Revolving Loan Commitment, Loans, L/C Interests or Letters of Credit, as the case may be, or to reduce any amount received under this Agreement, then, within fifteen (15) days after receipt by the Company of written demand by the Administrative Agent or such Lender pursuant to Section 4.5, the Company shall pay the Administrative Agent or such Lender that portion of such increased expense incurred or reduction in an amount received which the Administrative Agent or such Lender determines is attributable to making, funding, renewing, continuing, converting, issuing and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment, as the case may be; provided, however, that the Company shall not be required to pay any additional amounts pursuant to this Section 4.1 incurred more than ninety (90) days prior to the date of the Administrative Agent or the relevant Lender’s demand therefor. 4.2. Changes in Capital Adequacy Regulations. If a Lender or the Issuing Bank determines (i) the amount of capital or liquidity required to be maintained by such Lender or the Issuing Bank, any Lending Installation of such Lender or the Issuing Bank or any corporation controlling such Lender or the Issuing Bank is increased as a result of a Change in Law, and (ii) such increase in capital or liquidity will result in an increase in the cost to such Lender or the Issuing Bank of renewing, continuing, converting, issuing or maintaining its Revolving Loan Commitment, Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, as the case may be, then, within fifteen (15) days after receipt by the Company of written demand by such Lender or the Issuing Bank pursuant to Section 4.5, the Company shall pay such Lender or the Issuing Bank the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital or liquidity which such Lender or the Issuing Bank determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender’s or the Issuing Bank’s policies as to capital adequacy and liquidity); provided, however, that the 83

Company shall not be required to pay any additional amounts pursuant to this Section 4.2 incurred more than ninety (90) days prior to the date of the relevant Lender's or the Issuing Bank's demand therefor.

4.3. Availability of Types of Advances.

(A) ~~If prior to the commencement of any Interest Period for a Eurocurrency Advance in any Agreed Currency~~Subject to clauses (B), (C), (D), (E), (F) and (G) of this Section 4.3, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Eurocurrency Advance that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate ~~or~~, the LIBO Rate, the Adjusted EURIBOR Rate or the EURIBOR Rate as applicable (including, without limitation, because the ~~applicable LIBO~~Relevant Screen Rate is not available or published on a current basis), for the ~~applicable currency~~Agreed Currency and such Interest Period; ~~provided that no Benchmark Transition Event shall have occurred at such time;~~ or

(ii) the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Eurocurrency Advance, the Adjusted LIBO Rate ~~or~~, the LIBO Rate, the Adjusted EURIBOR Rate or the EURIBOR Rate as applicable, for the ~~applicable currency~~Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their Loans included in such Advance for the applicable ~~currency~~Agreed Currency and such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Advance to, or continuation of any Advance as, a Eurocurrency Advance denominated in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective and any such Eurocurrency Advance shall be repaid or, solely if such Eurocurrency Advance is denominated in Dollars, converted into a Floating Rate Advance on the last day of the then current Interest Period applicable thereto, (ii) if ~~the applicable currency is Dollars and~~ any Advance request requests a Eurocurrency Advance in Dollars, such Advance shall be made as a Floating Rate Advance and (iii) if ~~the applicable currency is~~any Advance request requests a Eurocurrency Advance in a Foreign Currency, ~~such Advance shall not be available in such Foreign Currency~~then such request shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Advances, then the other Type of Advances shall be permitted. Furthermore, if any Eurocurrency Loan in any Agreed Currency is outstanding on the date of the Company's receipt of the notice from the Administrative Agent referred to in this Section 4.3(A) with respect to a Relevant Rate applicable to such Eurocurrency Loan, then until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) if such Eurocurrency Loan is with respect to Advances denominated in Dollars,

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then on the last day of the Interest Period applicable to such Advances (or the next succeeding Business Day if such day is not a Business Day), such Advances shall be converted by the Administrative Agent to, and shall constitute, a Floating Rate Advance denominated in Dollars on such day, or (ii) if such Eurocurrency Loan is with respect to Advances denominated in any Foreign Currency, then such Advances shall, on the last day of the Interest Period applicable to such Advances (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Eurocurrency Margin; provided, that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Eurocurrency Loans denominated in any Foreign Currency shall, at the Company’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Eurocurrency Loan, such Eurocurrency Loan denominated in any Foreign Currency shall be deemed to be a Eurocurrency Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Eurocurrency Loans denominated in Dollars at such time. (B) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of (and any agreement in respect of Hedging Arrangements shall be deemed not to be a “Loan Document” for purposes of this Section 4.3), if a Benchmark Transition Event or, an Early Opt-in Election, or an Other Benchmark Rate Election as applicable, for any Agreed Currency, the Administrative Agent and the Company may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement for such Agreed Currency. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m.and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Company,date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendmentBenchmark Replacement from Lenders comprising the Required Lenders; provided that, with respect to any such proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of 85

LIBO Rate for any Agreed Currency with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date for such Agreed Currency.. (C) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (C) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion. (CD) In connection with the implementation of a Benchmark Replacement for any Agreed Currency, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (DE) The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event or, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (F) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.3, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party heretoto this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this this Section 4.3 or Section 1.1 with respect to defined terms used in this Section 4.3. (F) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR, LIBO Rate or EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time 86 to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (EG) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to any Agreed Currency, (i) any Interest Election Request that requests the conversion of any Advance to, or continuation of any Advance as, a Eurocurrency Advance in such Agreed Currency shall be ineffective, and (ii) if any Advance request requests a Eurocurrency Advance in Dollars, such Advance shall be made as a Floating Rate Advance., the Company may revoke any request for a Eurocurrency Advance, or conversion to or continuation of a Eurocurrency Advance to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Company will be deemed to have converted any such request for a Eurocurrency Advance denominated in Dollars into a request for a Floating Rate Advance or conversion to a Floating Rate Advance or (y) any request relating to a Eurocurrency Advance denominated in a Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Eurocurrency Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Eurocurrency Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 4.3, (i) if such Eurocurrency Loan is denominated in Dollars, then on the last day of the Interest Period applicable to any Advances in respect of such Loan (or the next succeeding Business Day if such day is not a Business Day), such Advances shall be converted by the Administrative Agent to, and shall constitute, Floating Rate Advances denominated in Dollars on such day, or (ii) if such Eurocurrency Loan is denominated in any Foreign Currency, then any Advances in respect of such Loan shall, on the last day of the Interest Period applicable to such Advances (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Eurocurrency Margin; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Eurocurrency Loans denominated in any Foreign Currency shall, at the Company’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Eurocurrency Loan, such Eurocurrency Loan relating to Advances denominated in any Foreign Currency shall be deemed to be a Eurocurrency Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Eurocurrency Loans denominated in Dollars at such time. 4.4. Funding Indemnification. If any payment of principal on a Eurocurrency Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Eurocurrency Loan is not made or continued, or a 87

Floating Rate Advance is not converted into a Eurocurrency Advance, in any such case, on the date specified by any Borrower for any reason other than default by the Lenders, or a Eurocurrency Advance is not prepaid on the date specified by the Company or any other Borrower for any reason, or a Eurocurrency Loan is assigned as a result of a request by the Company pursuant to Section 2.19 or Section 9.3(C) on a date which is not the last day of the applicable Interest Period, or any Borrower fails to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event the Borrowers shall indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurocurrency Loan. 4.5. Lender Statements; Survival of Indemnity. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Loans to reduce any liability of the Borrowers to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under Section 4.3, so long as such designation is not materially disadvantageous, in the judgment of such Lender, to such Lender. Any demand for compensation pursuant to Section 2.14(E) or this Article IV shall be in writing and shall state the amount due, if any, under Section 2.14(E), 4.1, 4.2 or 4.4 and shall set forth in reasonable detail the calculations upon which the Administrative Agent or such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Borrowers under Sections 2.14(E), 4.1, 4.2 or 4.4 shall survive payment of the Obligations and termination of this Agreement. ARTICLE V: CONDITIONS PRECEDENT 5.1. Conditions to Closing. This Agreement shall not become effective (and the Lenders shall not be required to make the initial Loans or issue any Letters of Credit) until the date on which the Company has furnished to the Administrative Agent each of the following, with sufficient copies for the Lenders, all in form and substance satisfactory to the Administrative Agent and the Lenders: (1) Copies of the Certificate of Incorporation (or other comparable constituent document) of each Initial Loan Party together with all amendments and a certificate of good standing, both certified as of a recent date by the appropriate governmental officer in its jurisdiction of organization; (2) Copies, certified by the Secretary or Assistant Secretary of each Initial Loan Party of its By-Laws (or other comparable governing document) and of its Board of Directors’ resolutions (and required resolutions of other bodies) authorizing the execution of the Loan Documents and the transactions contemplated thereby; 88

(3) An incumbency certificate, certified by the Secretary or Assistant Secretary of each Initial Loan Party which shall identify by name and title and bear the signature of the officers of such Initial Loan Party authorized to sign the Loan Documents (and, in the case of the Company, to make borrowings hereunder), upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the applicable Initial Loan Party; (4) A certificate, in form and substance satisfactory to the Administrative Agent, signed by the chief financial officer, treasurer or assistant treasurer of the Company, stating that on the Closing Date (both before and after giving effect to the Loans made and/or Letters of Credit issued thereon) (i) all the representations in this Agreement are true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect), unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) as of such date, and (ii) no Default or Unmatured Default has occurred and is continuing or would result therefrom; (5) An opening compliance certificate, substantially in the form of Exhibit H attached hereto and made a part hereof, signed by the Company’s chief financial officer, treasurer or assistant treasurer, but solely demonstrating compliance with the provisions of Section 7.4 as of the end of the fiscal quarter ending November 22, 2019, all in form and substance reasonably satisfactory to the Administrative Agent; (6) The Administrative Agent (for the benefit of itself and the other parties entitled thereto) and the Arranger shall have received all fees and other amounts due and payable on or prior to the Closing Date, including (x) to the extent invoiced at least three (3) Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Company hereunder, and (y) all accrued and unpaid interest and fees under the Existing Credit Agreement; provided, that without limiting the foregoing, if, after giving effect to the transactions contemplated hereby on the Closing Date (including, without limitation, the reduction of the Aggregate Revolving Loan Commitment), the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment, then the Company shall prepay Loans on the Closing Date in such amounts as shall be necessary to eliminate such excess; (7) The written opinion of the General Counsel or an Assistant General Counsel to the Company, addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent and its counsel; (8) The written opinion of Quarles & Brady LLP, the Company’s U.S. counsel, in the form of the opinion attached hereto as Exhibit E, addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent and its counsel; 89

(9) A certificate, in form and substance satisfactory to the Administrative Agent, signed by the chief financial officer, treasurer or assistant treasurer of the Company, demonstrating that on the Closing Date, (i) the total assets of all Non- Supporting Subsidiaries do not exceed thirty percent (30%) of the Company’s Consolidated Assets, determined as of November 22, 2019, and (ii) the total sales of all Non-Supporting Subsidiaries do not exceed thirty percent (30%) of the Company’s Consolidated Sales, determined as of November 22, 2019 (it being understood and agreed, however, that, in making such determination, total assets and total sales of each Non-Supporting Subsidiary shall be determined only by reference to the total assets and total sales of such Non-Supporting Subsidiary (and not on a consolidated basis for such Non-Supporting Subsidiary) and shall exclude all offsetting debits and credits between such Non-Supporting Subsidiary and its respective consolidated Subsidiaries and all equity investments in such consolidated Subsidiaries); (10) A certificate, in form and substance satisfactory to the Administrative Agent, signed by an Authorized Officer of the Company, (a) identifying and describing the ownership of the Significant Subsidiaries of the Company as of the Closing Date and (b) identifying and attaching the Investment Policy of the Company as in effect on the Closing Date; (11) (a) Satisfactory audited consolidated financial statements of the Company for the two most recent fiscal years ended prior to the Closing Date as to which such financial statements are available, (b) satisfactory unaudited interim consolidated financial statements of the Company for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (a) of this paragraph as to which such financial statements are available and (c) satisfactory financial statement projections through and including the Company’s 2025 fiscal year, together with such information as the Administrative Agent and the Lenders shall reasonably request (including, without limitation, a detailed description of the assumptions used in preparing such projections); (12) (i) The Administrative Agent shall have received, at least five days prior to the Closing Date, all documentation and other information regarding the Company requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least 10 days prior to the Closing Date and (ii) to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, any Lender that has requested, in a written notice to the Company at least 10 days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied); and (13) Such other documents as the Administrative Agent or any Lender or its counsel may have reasonably requested with at least two (2) Business Days’ prior notice (unless the Company otherwise consents, such consent not to be unreasonably withheld 90 or delayed), including, without limitation, a counterpart of this Agreement signed on behalf of such party, the Guarantees and each other instrument, document, agreement or certificate reflected on the List of Closing Documents attached as Exhibit F to this Agreement (other than those items identified as “Post-Closing” on Exhibit F, each of which shall be subject to the delivery requirement as set forth in Section 7.2(K)). Without in any way limiting the foregoing, this Agreement shall not become effective unless and until it has been executed by the Company, the Administrative Agent, the Lenders and the Departing Lenders, and each such party has notified the Administrative Agent by facsimile or electronic transmission that it has taken such action. 5.2. Each Advance and Letter of Credit. The Lenders shall not be required to make any Advance, or issue, amend, renew or extend any Letter of Credit, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued, amended, renewed or extended, both before and after giving effect to such Advance or Letter of Credit event: (A) There exists no Default or Unmatured Default; (B) The representations and warranties contained in Article VI (excluding Sections 6.5 and 6.7) are true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) as of such Borrowing Date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) as of such date); and (C) The Dollar Amount of the Revolving Credit Obligations does not, and after making such proposed Advance or issuing such Letter of Credit would not, exceed the Aggregate Revolving Loan Commitment. Each Borrowing/Election Notice with respect to each such Advance and the letter of credit application with respect to each Letter of Credit shall constitute a representation and warranty by the Company that the conditions contained in Sections 5.2(A), (B) and (C) have been satisfied. Any Lender or the Issuing Bank may require a duly completed officer’s certificate in substantially the form of Exhibit G hereto and/or a duly completed compliance certificate in substantially the form of Exhibit H hereto as a condition to making an Advance or issuing a Letter of Credit, as the case may be. 5.3. Initial Advance to Each New Subsidiary Borrower. Without in any way limiting the applicability of the foregoing Sections 5.1 and 5.2, the Lenders shall not be required to make any Advance hereunder, or issue any Letter of Credit, in each case, to or with respect to any Subsidiary Borrower unless the Company or such Subsidiary Borrower has furnished or caused to be furnished to the Administrative Agent with sufficient copies for the Lenders: 91

(i) The Assumption Letter executed and delivered by such Subsidiary Borrower and containing the written consent of the Company thereon, as contemplated by Section 2.23; (ii) Copies of the Certificate of Incorporation (or other comparable constituent document) of such Subsidiary Borrower, together with all amendments and a certificate of good standing (or equivalent thereof, to the extent obtainable in any jurisdiction outside the United States), both certified as of a recent date by the appropriate governmental officer in its jurisdiction of organization; (iii) Copies, certified by the Secretary or Assistant Secretary of such Subsidiary Borrower, of its By-Laws (or other comparable governing document) and of its Board of Directors’ (or comparable governing body’s) resolutions (and required resolutions of other bodies) authorizing the execution of the Loan Documents to which it is a party and the transactions contemplated thereby; (iv) An incumbency certificate, certified by the Secretary or Assistant Secretary of such Subsidiary Borrower, which shall identify by name and title and bear the signature of the officers thereof authorized to sign the Loan Documents, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the such Subsidiary Borrower; (v) An opinion of counsel to such Subsidiary Borrower with respect to the laws of its jurisdiction of organization, addressed to the Administrative Agent and the Lenders, substantially in the form attached as part of Exhibit E hereto but with such assumptions, qualifications and deviations therefrom as the Administrative Agent shall approve and otherwise in form and substance acceptable to the Administrative Agent and its counsel; (vi) Promissory notes payable to each of the Lenders requesting promissory notes pursuant to Section 2.12(D) hereof; (vii) In connection with the addition of a Foreign Subsidiary Borrower, an amendment to this Credit Agreement to the extent the Administrative Agent deems such amendment necessary or advisable; (viii) In connection with the addition of the first Subsidiary Borrower hereunder, the Company Guaranty executed and delivered by the Company, together with the written opinion of the Company’s U.S. counsel relating to such Company Guaranty, addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent and its counsel; and (ix) Such other instruments, documents or agreements as the Administrative Agent may reasonably request in connection with the addition of such Subsidiary Borrower, all in form and substance reasonably satisfactory to the Administrative Agent, together with all documentation and other information that the Administrative Agent or any Lender requests in order to comply with its ongoing obligations under applicable 92

“know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. ARTICLE VI: REPRESENTATIONS AND WARRANTIES In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Company and to issue the Letters of Credit described herein, the Company represents and warrants as follows with respect to itself and, to the extent applicable, its Subsidiaries (and each Subsidiary Borrower shall also be deemed to make each representation and warranty to the extent it relates to such Subsidiary Borrower and, to the extent applicable, its Subsidiaries) to each Lender and the Administrative Agent as of the Closing Date, giving effect to the consummation of the transactions contemplated by the Loan Documents on the Closing Date, and thereafter on each date as required by Section 5.2: 6.1. Organization; Corporate Powers. Each of the Company and its Significant Subsidiaries (i) is a corporation, partnership or limited liability company (or other analogous foreign business entity) duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization (or has analogous status to “good standing” in the case of any jurisdiction outside the United States), (ii) is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect and (iii) has all requisite power and authority to own and operate its property and to conduct its business as presently conducted and as proposed to be conducted, except where the failure to have such power and authority could not reasonably be expected to have a Material Adverse Effect. 6.2. Authority; Validity; Enforceability. (A) Each of the Company and each of its Significant Subsidiaries has the requisite power and authority to execute, deliver and perform each of the Loan Documents which have been executed by it (if any) as required by this Agreement and the other Loan Documents. (B) The execution, delivery, and performance, of each of the Loan Documents which have been executed as required by this Agreement, the other Loan Documents or otherwise to which the Company or any of its Significant Subsidiaries is party, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate, partnership or limited liability company acts (or analogous acts in the case of any Foreign Subsidiary), including any required shareholder or partner approval, of the Company or any such Significant Subsidiary, respectively. (C) Each of the Loan Documents to which the Company or any of its Significant Subsidiaries is a party has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles). 93

6.3. No Conflict; Governmental Consents. The execution, delivery and performance of each of the Loan Documents to which the Company or any of its Significant Subsidiaries, respectively, is a party do not and will not (i) conflict with the certificate or articles of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization or formation, by-laws, operating agreement or other management agreement (or any other analogous constituent documents) of the Company or such Significant Subsidiary, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Company or such Significant Subsidiary, or require termination of any Contractual Obligation, except any such conflict, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Company or such Significant Subsidiary, other than Liens permitted or created by the Loan Documents. The execution, delivery and performance by the Company or any Significant Subsidiary of each of the Loan Documents to which the Company or any such Significant Subsidiary, respectively, is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority (including under any Environmental Property Transfer Act) or any other third party except such registrations, consents, approvals, notices and other actions which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. 6.4. Financial Statements. The consolidated financial statements of the Company and its Subsidiaries (i) at and for the fiscal year ended February 22, 2019 and (ii) at and for the fiscal quarter and portion of the fiscal year ended November 22, 2019, in each case heretofore delivered to the Administrative Agent and the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operation of the Company and its Subsidiaries as of such dates and the consolidated results of their operations for the periods then ended, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. 6.5. No Material Adverse Change. Since February 22, 2019, there has occurred no change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), performance or prospects of the Company and its Subsidiaries, taken as a whole, which has had or could reasonably be expected to have a Material Adverse Effect. 6.6. Taxes. Each of the Company and its Significant Subsidiaries has filed or caused to be filed all federal, state, local or other (including foreign) tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith and reserved for in accordance with generally accepted accounting principles as in effect from time to time, have paid or caused to be paid all taxes due with respect to said returns or any assessment received by it, to the extent that such taxes have become due, except where the failure to file such tax returns or pay such taxes or assessments could not reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any proposed tax assessment against the Company 94 or any of its Significant Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect. 6.7. Litigation. There is no action, suit, proceeding or arbitration before or by any Governmental Authority or private arbitrator pending or, to the Company’s knowledge, threatened against the Company, any of its Significant Subsidiaries or any property of any of them which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. 6.8. Significant Subsidiaries. The officer’s certificate delivered to the Administrative Agent pursuant to Section 5.1(12) of this Agreement (as updated from time to time by the Company at the reasonable request of the Administrative Agent after the formation, acquisition or dissolution of any Significant Subsidiary) identifies, and describes the ownership of, the Significant Subsidiaries of the Company. The outstanding Capital Stock of each of the Company’s Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, except to the extent that the failure to be duly authorized, validly issued, fully paid or nonassessable could not reasonably be expected to have a Material Adverse Effect. 6.9. ERISA. No Benefit Plan has failed to satisfy, in any material respect, the “minimum funding standard” (as defined in Sections 302 of ERISA and 412 of the Code) whether or not waived. Neither the Company nor any member of the Controlled Group has incurred any material liability to the PBGC which remains outstanding other than for the payment of premiums. As of the most recent valuation date for any Benefit Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is seventy-five percent (75%) or higher. Neither the Company nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan of a material amount or (ii) incurred a material complete or partial withdrawal under Section 4203 or Section 4205 of ERISA from a Multiemployer Plan. Neither the Company nor any member of the Controlled Group has failed, in any material respect, to make a contribution to any Benefit Plan that is required under Section 430(j) of the Code on or before the due date for such contribution. There have been no and there is no prohibited transaction described in Sections 406 of ERISA or 4975 of the Code with respect to any Plan that is subject to such provisions for which a statutory or administrative exemption does not exist and which could reasonably be expected to subject the Company or any of its Significant Subsidiaries to material liability. Neither the Company nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event which could reasonably be expected to subject the Company or any of its Significant Subsidiaries to material liability. Neither the Company nor any member of the Controlled Group is subject to any material liability under, or has any potential material liability under, Section 4063, 4064, 4069, 4204 or 4212(c) of ERISA. For purposes of this Section 6.9, “material” means any amount, noncompliance or other basis for liability which, individually or in the aggregate with each other basis for liability under this Section 6.9, could reasonably be expected to subject the Company or any of its Significant Subsidiaries to liability at any time in excess of $35,000,000. 6.10. Accuracy of Information. The information, exhibits and reports (other than financial projections) furnished by the Company, or by the Company on behalf of any of its 95

Significant Subsidiaries, in writing to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, and all certificates and documents delivered to the Administrative Agent and the Lenders pursuant to the terms thereof, taken as a whole, do not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading in any material respect. All financial projections, if any, that have been prepared by the Company and made available to the Administrative Agent or any Lender, have been prepared in good faith based upon assumptions the Company, in its exercise of commercially reasonable judgment, believed to be reasonable (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, and that no assurance can be given that the projections will be realized). 6.11. Securities Activities. Neither the Company nor any of its Significant Subsidiaries is engaged in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and Margin Stock constitutes less than twenty-five percent (25%) of the value of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder. 6.12. Material Agreements. Neither the Company nor any of its Significant Subsidiaries has received written notice that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation to which it is a party or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in the case of each of clauses (i) and (ii), which default or condition has not been waived and has had, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect. 6.13. Compliance with Laws. The Company and its Significant Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, except where the failure to so comply individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. 6.14. Assets and Properties. Each of the Company and its Significant Subsidiaries has good title to all material real and personal properties owned by it and a valid leasehold interest in all of its material leased assets. 6.15. Statutory Indebtedness Restrictions. Neither the Company nor any of its Significant Subsidiaries is subject to regulation under the Federal Power Act, or the Investment Company Act of 1940, or any other foreign, federal, state or local statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby. 6.16. Environmental Matters. (i) The operations of the Company and its Significant Subsidiaries comply in all material respects with Environmental Requirements of Law. 96

(ii) The Company and its Significant Subsidiaries have all material permits, licenses or other authorizations required under Environmental Requirements of Law and are in material compliance with such permits. (iii) Neither the Company, any of its Significant Subsidiaries nor any of their respective currently owned or leased property or operations, or, to the Company’s or any of its Significant Subsidiaries’ knowledge, any of their respective formerly owned or leased property or operations, are subject to or the subject of, any pending or threatened investigation known to the Company or any of its Significant Subsidiaries, any pending or, to the Company’s or any of its Significant Subsidiaries’ knowledge, threatened judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental Requirements of Law; (B) any material remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment. (iv) There is not now, nor to the Company’s or any of its Significant Subsidiaries’ knowledge has there ever been, on or in the property of the Company or any of its Significant Subsidiaries any material landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility, any material polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any material asbestos containing material that is, in any case, reasonably likely to give rise to any material claim or liability under any Environmental Requirements of Law. (v) To the knowledge of the Company or any of its Significant Subsidiaries, neither the Company nor any of its Significant Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment. For purposes of this Section 6.16 “material” means any noncompliance or basis for liability which, individually or in the aggregate, could reasonably be likely to subject the Company or any of its Significant Subsidiaries to liability at any time in excess of $35,000,000. 6.17. Insurance. The Company maintains, and has caused each Significant Subsidiary to maintain, with financially sound and reputable insurance companies, insurance in such amounts, subject to deductibles and self-insurance retentions, and covering such properties and risks, as is consistent with sound business practices. 6.18. Solvency. After giving effect to (i) the Loans to be made (or, if applicable, Letters of Credit to be issued) on the Closing Date or such other date as Loans requested hereunder are made (or Letters of Credit are issued), (ii) the other transactions contemplated by this Agreement and the other Loan Documents and (iii) the payment and accrual of all transaction costs with respect to the foregoing, the Company is, and the Company and its Subsidiaries taken as a whole are, Solvent. 6.19. Benefits. Each of the Company and its Significant Subsidiaries will benefit from the financing arrangement established by this Agreement. The Administrative Agent and the 97

Lenders have stated and the Company acknowledges that, but for the agreement by each of the Subsidiary Guarantors to execute and deliver the Subsidiary Guarantees, any Subsidiary Borrower to assume joint and several liability for the Obligations to the extent provided in Section 1.4, any of the Borrowers to guaranty one another’s Obligations to the extent provided in Article XVI or any other Subsidiary to execute and deliver any Loan Document to which it is a party, the Administrative Agent and the Lenders would not have made available the credit facilities established hereby on the terms set forth herein. 6.20. Pledge Agreements. Each Pledge Agreement (to the extent then in effect) is effective to create in favor of the Administrative Agent, for the benefit of the Holders of Obligations, a legal and valid security interest in the Pledged Equity that is pledged thereunder. 6.21. Additional Representations and Warranties of Foreign Subsidiary Borrowers. In addition to the foregoing representations and warranties made by the Company on behalf of the Foreign Subsidiary Borrowers, or deemed to be made by the Foreign Subsidiary Borrowers, each Foreign Subsidiary Borrower further represents and warrants to the Administrative Agent and the Lenders as follows, except to the extent agreed by the Administrative Agent and the Lenders and set forth in the relevant Assumption Letter: (A) Filing. To ensure the enforceability or admissibility in evidence of this Agreement and each other Loan Document to which such Foreign Subsidiary Borrower is a party in its jurisdiction of organization (“Home Country”), it is not necessary that this Agreement or any other Loan Document to which such Foreign Subsidiary Borrower is a party or any other document be filed or recorded with any court or other authority in its Home Country or that any stamp or similar tax be paid in respect of this Agreement or any other Loan Document of such Foreign Subsidiary Borrower. The qualification by any Lender or the Administrative Agent for admission to do business under the laws of such Foreign Subsidiary Borrower’s Home Country does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Administrative Agent of any right, privilege, or remedy afforded to any Lender or the Administrative Agent in connection with the Loan Documents to which such Foreign Subsidiary Borrower is a party or the enforcement of any such right, privilege, or remedy against such Foreign Subsidiary Borrower. The performance by any Lender or the Administrative Agent of any action required or permitted under the Loan Documents will not in any manner that could reasonably be expected to have a Material Adverse Effect: (i) violate any law or regulation of such Foreign Subsidiary Borrower’s Home Country or any political subdivision thereof; (ii) result in any tax or other monetary liability to such party pursuant to the laws of such Foreign Subsidiary Borrower’s Home Country or political subdivision or taxing authority thereof (provided, that, should any such action result in any such tax or other monetary liability to the Lender or the Administrative Agent, such Foreign Subsidiary Borrower hereby agrees to indemnify such Lender or the Administrative Agent, as the case may be, against (x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Lender or the Administrative Agent and, to the extent such Foreign Subsidiary Borrower makes such indemnification, the incurrence of such liability by the Administrative Agent or any Lender will not constitute a Default); or (iii) violate any rule or regulation of any federation or organization or similar entity of which the such Foreign Subsidiary Borrower’s Home Country is a member. 98

(B) No Immunity. Neither such Foreign Subsidiary Borrower nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process in connection with the enforcement of, or any dispute arising in connection with, any Loan Document to which it is a party. Such Foreign Subsidiary Borrower’s execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes. 6.22. Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, anti-money laundering rules and regulations, and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and directors and to the knowledge of the Company its employees and agents, are in compliance with Anti-Corruption Laws, anti-money laundering rules and regulations, and applicable Sanctions in all material respects and, in the case of any Subsidiary Borrower, is not knowingly engaged in any activity that could reasonably be expected to result in such Borrower being designated as a Sanctioned Person. None of (a) the Company, any Subsidiary or to the knowledge of the Company or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Advance or Letter of Credit, use of proceeds or other transactions contemplated by the Loan Documents will violate any Anti-Corruption Law, anti-money laundering rules and regulations, or applicable Sanctions. 6.23. EEA Financial Institutions. Neither any Borrower nor any Subsidiary Guarantor is an EEA Financial Institution. 6.24. Plan Assets; Prohibited Transactions. None of the Company or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the Transactions, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. ARTICLE VII: COVENANTS The Company covenants and agrees on behalf of itself and, to the extent applicable, its Significant Subsidiaries (and each Subsidiary Borrower shall also be deemed to so covenant and agree to the extent such covenant relates to such Subsidiary Borrower and, to the extent applicable, its Subsidiaries) that so long as any Revolving Loan Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations) and termination of all Letters of Credit (or cash collateralization thereof in accordance with Section 3.11), unless the Required Lenders shall otherwise give prior written consent: 7.1. Reporting. The Company shall (it being agreed that the Company may furnish or deliver any of the reports or information set forth in this Section 7.1 in electronic form, including 99 by the concurrent notification and provision of a link to an Internet website on which such report or information is posted): (A) Financial Reporting. Furnish to the Administrative Agent (unless furnished in electronic form, with sufficient copies for each of the Lenders, which copies shall be distributed to the Lenders by the Administrative Agent): (i) Quarterly Reports. As soon as practicable, and in any event within fifty (50) days after the end of each of the Company’s first three fiscal quarters, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such period and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter. (ii) Annual Reports. As soon as practicable, and in any event within ninety-five (95) days after the end of each fiscal year, (1) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year, and (2) an audit report on the consolidated financial statements listed in clause (1) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with generally accepted accounting principles and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. (iii) Officer’s and Compliance Certificates. Together with each delivery of any financial statement pursuant to clauses (i) and (ii) of this Section 7.1(A), commencing with the first such delivery to occur after the Closing Date, (a) an Officer’s Certificate of the Company, substantially in the form of Exhibit G attached hereto and made a part hereof, stating that (x) as of the date of such Officer’s Certificate no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (y) the Company, the Company’s chief executive officer, and the Company’s chief financial officer are in compliance with all requirements of Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto (or such other officers as may be required from time to time thereunder), and (b) a compliance certificate, substantially in the form of Exhibit H attached hereto and made a part hereof, signed by the Company’s chief financial officer, treasurer or assistant treasurer, demonstrating compliance with the provisions of Sections 7.2(I) and 7.4 and identifying the Material Subsidiaries of the Company at such time, all in accordance with Agreement Accounting Principles, and, in the case of any compliance certificate delivered with the quarterly financial statements required by Section 7.1(A)(i) above, certifying that such financial statements fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries 100 as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with generally accepted accounting principles as in effect at such time, subject to normal year-end audit adjustments and the absence of footnotes. (iv) Certification Regarding Non-Supporting Subsidiaries. Together with each delivery of any financial statement pursuant to clauses (i) and (ii) of this Section 7.1(A) (the “Applicable Financials”), commencing with the first such delivery to occur after the Closing Date, a certificate, in form and substance satisfactory to the Administrative Agent (it being acknowledged and agreed that the form of the certificate delivered by the Company pursuant to 5.1(11) on the Closing Date is satisfactory to the Administrative Agent), signed by the chief financial officer, treasurer or assistant treasurer of the Company (such certificate, the “Non-Supporting Subsidiary Certificate”), (A) setting forth, as of the end of the fiscal quarter of the Company reflected in such Applicable Financials, (i) the total assets of all Non-Supporting Subsidiaries as a percentage of the Company’s Consolidated Assets (such percentage, the “Non-Supporting Assets Percentage”), determined as of the end of the fiscal quarter of the Company reflected in such Applicable Financials, and (ii) the total sales of all Non-Supporting Subsidiaries as a percentage of the Company’s Consolidated Sales (such percentage, the “Non- Supporting Sales Percentage”), determined as of the end of the fiscal quarter of the Company reflected in such Applicable Financials (it being understood and agreed, however, that, in making such determination, total assets and total sales of each Non- Supporting Subsidiary shall be determined only by reference to the total assets and total sales of such Non-Supporting Subsidiary (and not on a consolidated basis for such Non- Supporting Subsidiary) and shall exclude all offsetting debits and credits between such Non-Supporting Subsidiary and its respective consolidated Subsidiaries and all equity investments in such consolidated Subsidiaries), and (B) stating (i) whether the Non- Supporting Assets Percentage exceeds 30% and, if so, providing the exact amount of such excess (the “Non-Supporting Assets Excess Percentage”) and (ii) whether the Non-Supporting Sales Percentage exceeds 30% and, if so, providing the exact amount of such excess (the “Non-Supporting Sales Excess Percentage”). (B) Notice of Default. Promptly upon an Authorized Officer of the Company obtaining knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or Administrative Agent has given any written notice to the Company with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to the Company or any Significant Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1(E), the Company shall deliver to the Administrative Agent and the Lenders an Officer’s Certificate specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith and (c) what action the Company has taken, is taking and proposes to take with respect thereto. (C) Lawsuits. (i) Promptly upon an Authorized Officer of the Company obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding or arbitration, by or before any Governmental Authority, against or affecting the Company or any of its Significant Subsidiaries or any property of the Company or any of its Significant Subsidiaries 101

not previously disclosed pursuant to Section 6.7, which action, suit, proceeding or arbitration (or in the case of multiple actions, suits, proceedings or arbitrations arising out of the same general allegations or circumstances, which actions, suits proceedings or arbitrations), if adversely determined, could reasonably be expected to expose the Company or any of its Significant Subsidiaries to liability in an amount aggregating $35,000,000 or more (exclusive of claims covered by insurance policies of the Company or any of its Significant Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims and exclusive of claims covered by the indemnity of a financially responsible indemnitor in favor of the Company or any of its Significant Subsidiaries unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof), give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender to evaluate such matters; and (ii) in addition to the requirements set forth in clause (i) of this Section 7.1(C), upon request of the Administrative Agent or the Required Lenders, promptly give written notice of the status of any action, suit, proceeding or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably available to it that would not jeopardize any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Administrative Agent and its counsel to evaluate such matters. (D) ERISA Notices. Deliver or cause to be delivered to the Administrative Agent, at the Company’s expense, the following information and notices as soon as reasonably possible and in any event: (i) within ten (10) Business Days after any Authorized Officer of the Company knows or should have known that a Termination Event has occurred, or is reasonably expected to occur, which, individually or in the aggregate, could reasonably be expected to subject the Company or any of its Significant Subsidiaries to liability in excess of $35,000,000, a written statement of the chief financial officer, treasurer or assistant treasurer of the Company describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto; (ii) within ten (10) Business Days after an Authorized Officer of the Company knows or should have known of the filing (or intent to file) with the IRS of an application under Section 412(c) of the Code for the waiver of the minimum funding standard in respect of any Benefit Plan on account of a substantial business hardship, a copy of such application and thereafter all communications received by the Company or a member of the Controlled Group with respect to such application within ten (10) Business Days such communication is received; and (iii) within ten (10) Business Days after an Authorized Officer of the Company knows or should have known that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, a notice describing such matter, in each case, if such termination could reasonably be expected, individually or in 102 the aggregate, to subject the Company or any of its Significant Subsidiaries to liability in excess of $35,000,000. (E) Other Reports. Deliver or cause to be delivered to the Administrative Agent and the Lenders copies of (i) all financial statements, reports and notices, if any, sent by the Company to its securities holders or filed with the Commission by the Company, and (ii) all notifications received from the Commission by the Company or its Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder. The Company shall include the Administrative Agent and the Lenders on its standard distribution lists for all press releases made available generally by the Company to the public concerning material developments in the business of the Company and its Subsidiaries, taken as a whole. (F) Environmental Notices. As soon as possible and in any event within thirty (30) days after receipt by the Company or any of its Significant Subsidiaries, deliver to the Administrative Agent a copy of (i) any written notice or claim to the effect that the Company or any of its Significant Subsidiaries is or may be liable to any Person as a result of the Release by the Company, any of its Significant Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any written notice alleging any violation of any Environmental Requirements of Law by the Company or any of its Significant Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Company or any of its Significant Subsidiaries to liability individually or in the aggregate in excess of $35,000,000. (G) Other Information. Promptly upon receiving a request therefor from the Administrative Agent or any Lender, prepare and deliver to the Administrative Agent and the Lenders (i) such other information with respect to the Company or any of its Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent or any Lender (including, without limitation, computations in a form reasonably acceptable to the Administrative Agent (including certification thereof if reasonably requested by the Administrative Agent) supporting pro forma covenant compliance required under the terms of this Agreement) and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. Documents required to be delivered pursuant to Section 7.1(A)(i) or (ii) or Section 7.1(E)(i) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that: (A) upon written request by the Administrative Agent (or any Lender through the Administrative Agent) to the Company, the Company shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Company shall notify the Administrative Agent and each 103

Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the compliance certificates required by Section 7.1(A)(iii) to the Administrative Agent, which may be delivered via e-mail in .pdf format. 7.2. Affirmative Covenants. (A) Corporate Existence, Etc. Except as permitted pursuant to Section 7.3(G), the Company shall, and shall cause each of its Significant Subsidiaries to, at all times maintain its valid existence and (to the extent such concept applies to such entity) good standing status as a corporation, partnership, limited liability company or analogous foreign entity in its jurisdiction of incorporation or organization, as the case may be, and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses. (B) Corporate Powers; Conduct of Business. The Company shall, and shall cause each of its Significant Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect. (C) Compliance with Laws, Etc. The Company shall, and shall cause its Significant Subsidiaries to, (a) comply with all Requirements of Law (including, without limitation, Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and any Environmental Requirements of Law) affecting such Person or the business, properties, assets or operations of such Person and (b) obtain as needed all permits necessary for its operations and maintain such permits in good standing, unless failure to comply with such Requirements of Law or to obtain or maintain such permits could not reasonably be expected to have a Material Adverse Effect. (D) Payment of Taxes and Claims; Tax Consolidation. The Company shall pay, and cause each of its Significant Subsidiaries to pay, all material taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty accrues thereon; provided however that no such taxes, assessments and governmental charges need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles as in effect from time to time shall have been made therefor or if the failure to pay such taxes, assessments and governmental charges could not reasonably be expected to have a Material Adverse Effect. (E) Insurance. The Company shall maintain for itself and its Significant Subsidiaries, or shall cause each of its Significant Subsidiaries to maintain in full force and effect, insurance in 104 such amounts, subject to deductibles and self-insurance retentions, and covering such properties and risks, as is consistent with sound business practices. (F) Inspection of Property; Books and Records; Discussions. The Company shall permit and cause each of the Company’s Significant Subsidiaries to permit, any authorized representative(s) designated by the Administrative Agent or any Lender to visit and inspect any of the properties of the Company or any of its Significant Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers, all upon reasonable notice and at such reasonable times during normal business hours and at the sole expense of the inspecting Administrative Agent or Lender, as the case may be; provided, that for so long as no Default has occurred and is continuing, the Administrative Agent and each Lender shall only be entitled to one such inspection and visitation by its respective financial institution in any consecutive twelve-month period (it being understood and agreed that after the occurrence and during the continuance of a Default the number of such inspections shall not be limited and any such inspection shall be at the sole expense of the Company). The Company shall keep and maintain, in all material respects, proper books of record and account on a consolidated basis in which entries in conformity with generally accepted accounting principles as in effect from time to time shall be made of all dealings and transactions in relation to their respective businesses and activities and, if different, documentation to support adjustments to conform to Agreement Accounting Principles. (G) Maintenance of Property. The Company shall cause all material property used in the conduct of its business to be maintained and kept in adequate condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times, except to the extent that the failure to so maintain such property or make such repairs, renewals, replacements, betterments or improvements could not reasonably be expected to have a Material Adverse Effect; provided, however, that, subject to the other terms of this Agreement, nothing in this Section 7.2(G) shall prevent the Company from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business. (H) Use of Proceeds. The Company shall use the proceeds of the Revolving Loans for general corporate purposes of the Company and its Subsidiaries (including, without limitation, to consummate Permitted Acquisitions). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X. No Borrower will request any Advance or Letter of Credit, and no Borrower shall use, and the Company shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Advance or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or any anti-money laundering rules and regulations, (ii) for the purpose of funding, financing or 105 facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, the United Kingdom or in a European Union member state or (iii) in any manner that would result in the violation of any Sanctions. (I) Guaranty Documentation from Subsidiaries. In addition to executing and delivering the Company Guaranty as and when required by Section 5.3 and causing each Material Domestic Subsidiary as of the Closing Date, each Material Foreign Subsidiary that is a Special Foreign Subsidiary to execute and deliver a Subsidiary Guaranty on the Closing Date as required by Section 5.1, the Company (a) (i) will cause each Subsidiary that becomes a Material Domestic Subsidiary or a Material Foreign Subsidiary that is a Special Foreign Subsidiary after the Closing Date (whether by virtue of the consummation of a Permitted Acquisition, a sale, lease, conveyance, disposition or other transfer of any assets, contributions to capital, additional Investments in such Subsidiary, any corporate reorganization or otherwise), to execute and deliver to the Administrative Agent, as promptly as possible but in any event within sixty (60) days after becoming a Material Domestic Subsidiary or a Material Foreign Subsidiary that is a Special Foreign Subsidiary an executed supplement to become a Subsidiary Guarantor under the Subsidiary Guaranty in the form of Annex I to Exhibit I attached hereto (whereupon such Subsidiary shall become a “Subsidiary Guarantor” under such Subsidiary Guaranty and this Agreement) or, in the case of a guaranty by any Special Foreign Subsidiary, such form of guaranty as may be enforceable under the laws of its jurisdiction of organization in the determination of the Administrative Agent and its counsel, and (ii) may, at its election, cause any other Subsidiary after the Closing Date, to execute and deliver to the Administrative Agent at any time an executed supplement to become a Subsidiary Guarantor under the Subsidiary Guaranty in the form of Annex I to Exhibit I attached hereto (whereupon such Subsidiary shall become a “Subsidiary Guarantor” under such Subsidiary Guaranty and this Agreement) or, in the case of a guaranty by any Special Foreign Subsidiary, such form of guaranty as may be enforceable under the laws of its jurisdiction of organization in the determination of the Administrative Agent and its counsel, and (b) shall deliver and/or cause each such Subsidiary to deliver resolutions, officer’s certificates, opinions of counsel and such other authorizing documentation as the Administrative Agent may reasonably request in connection with clause (a), all in form and substance reasonably satisfactory to the Administrative Agent. (J) Members of Supporting Group. (i) If any Non-Supporting Subsidiary Certificate delivered by the Company pursuant to the requirements of Section 7.1(A)(iv) demonstrates a Non-Supporting Assets Excess Percentage and/or a Non-Supporting Sales Excess Percentage, then, as promptly as possible but in any event within thirty (30) days (or such later date as is agreed to by the Administrative Agent in its reasonable discretion), the Company shall cause (a) Subsidiaries not then Subsidiary Guarantors to become Subsidiary Guarantors and/or (b) Subsidiaries not then Pledged Subsidiaries to become Pledged Subsidiaries, in each case to eliminate such Non-Supporting Assets Excess Percentage and/or such Non- Supporting Sales Excess Percentage, as applicable, and the Company shall provide the relevant financial data and calculations demonstrating such elimination by reference to the Applicable Financials to which such Non-Supporting Subsidiary Certificate relates, 106 all in form and substance reasonably satisfactory to the Administrative Agent. Any Subsidiary Guaranty (or supplement to an existing Subsidiary Guaranty) entered into by a Subsidiary pursuant to this clause (i) shall be in accordance with the terms of Section 7.2(I) (other than the sixty (60) day time period) and shall be accompanied by the deliveries contemplated thereby. Any Pledge Agreement (or supplement to an existing Pledge Agreement) entered into by a Subsidiary pursuant to this clause (i) shall be accompanied by deliveries analogous to those contemplated by clause (b) of Section 7.2(I). (ii) To the extent that the Company seeks to sell, transfer or otherwise dispose of the Equity Interests and/or assets of a Subsidiary Guarantor and/or a Pledged Subsidiary pursuant to a transaction permitted by this Agreement, the Administrative Agent shall have the authority to release such Subsidiary Guarantor from its obligations under the relevant Subsidiary Guaranty and/or release the Pledged Equity of such Pledged Subsidiary, all in accordance with Section 11.15(B) and/or 11.16(B), as applicable, so long as, prior to any such release, the Company demonstrates to the Administrative Agent’s reasonable satisfaction that no Non-Supporting Assets Excess Percentage or Non-Supporting Sales Excess Percentage would exist after giving pro forma effect to any such sale, transfer or other disposition, all by reference to the most recently delivered Applicable Financials; provided that, if a Non-Supporting Assets Excess Percentage or a Non-Supporting Sales Excess Percentage would exist, then, as promptly as possible but in any event within thirty (30) days (or such later date as is agreed to by the Administrative Agent in its reasonable discretion), the Company shall cause (a) Subsidiaries not then Subsidiary Guarantors to become Subsidiary Guarantors and/or (b) Subsidiaries not then Pledged Subsidiaries to become Pledged Subsidiaries, in each case to eliminate such Non-Supporting Assets Excess Percentage and/or such Non- Supporting Sales Excess Percentage, as applicable, and the Company shall provide the relevant financial data and calculations demonstrating such elimination in form and substance reasonably satisfactory to the Administrative Agent. (iii) In connection with the addition of any new Subsidiary Guarantor or Pledged Subsidiary pursuant to this Section 7.2(J), in each case the Company shall deliver and/or cause to be delivered resolutions, officer’s certificates, opinions of counsel and such other authorizing documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, and including such legal opinions as may be reasonably requested by any Lender in accordance with then-prevailing market practice. (K) Post-Closing Matters. On or prior to the date that is sixty (60) days following the Closing Date (or such later date as may be agreed upon by the Administrative Agent in its sole discretion), the Company shall deliver to the Administrative Agent (i) a duly executed reaffirmation, or amendment and restatement (as determined to be appropriate by the Company and the Administrative Agent after consultation with their respective counsels), of the Second Amended and Restated Pledge Agreement, in form and substance satisfactory to the Administrative Agent, governed by the laws of France with respect to the pledge of 65% of the voting Equity Interests (and 100% of the non-voting Equity Interests, if any) of Steelcase Holding SAS, (ii) the written opinion with respect thereto of French counsel to Steelcase 107

Holding SAS, addressed to the Administrative Agent and the Lenders and in form and substance satisfactory to the Administrative Agent and its counsel, and (iii) such other instruments, documents, agreements or certificates as the Administrative Agent may request in connection with the foregoing, each in form and substance satisfactory to the Administrative Agent. 7.3. Negative Covenants. (A) Indebtedness of Non-Guarantor Subsidiaries. The Company shall not permit any Non-Guarantor Subsidiary to directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except: (i) Permitted Existing Non-Guarantor Subsidiary Indebtedness and Permitted Refinancing Indebtedness with respect thereto; (ii) Indebtedness of Dealer Subsidiaries incurred solely for working capital purposes; provided that the aggregate outstanding amount of all such Indebtedness shall not exceed $125,000,000 at any time; and (iii) other Indebtedness in addition to that referred to elsewhere in this Section 7.3(A) incurred by the Non-Guarantor Subsidiaries in an aggregate outstanding principal amount not to exceed $40,000,000 at any time. (B) Asset Sales. Neither the Company nor any of its Subsidiaries shall consummate any Asset Sale after the Closing Date (which, for purposes of clarification, shall not include any sales of the type specifically excluded in the definition of “Asset Sales”) other than (x) Asset Sales set forth on Schedule 7.3(B), with an aggregate estimated fair market value of approximately $70,000,000 and (y) any other Asset Sale which (i) when combined with all such other Asset Sales (each such Asset Sale being valued at fair market value) during the then current fiscal year, represents the disposition of assets with an aggregate fair market value not greater than fifteen percent (15%) of the aggregate book value of the Company’s Consolidated Assets as of the end of the fiscal year ending February 22, 2019, and (ii) when combined with all such other Asset Sales (each such Asset Sale being valued at book value) during the period from the Closing Date to the date of such proposed transaction, represents the disposition of not greater than forty percent (40%) of the Company’s Consolidated Assets as of the end of the fiscal year ending February 22, 2019. (C) Liens. Neither the Company nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except: (i) Liens created by the Loan Documents or otherwise securing the Obligations; (ii) Liens on assets of the Company and its Subsidiaries as of the Closing Date identified as such on Schedule 7.3(C)(ii) to this Agreement (excluding Liens relating to existing corporate aircraft but including, without limitation, construction projects and improvements, as more specifically described on Schedule 7.3(C)(ii)); 108

(iii) Customary Permitted Liens; (iv) (a) Liens on corporate aircraft owned by the Company or any of its Subsidiaries securing Indebtedness incurred by the Company or any of its Subsidiaries to finance such specified aircraft in an aggregate principal amount not to exceed $70,000,000 at any time and (b) purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of the acquisition thereof) securing Indebtedness incurred by the Company or any of its Subsidiaries to finance the acquisition of other assets used in its business in an aggregate outstanding principal amount not to exceed $25,000,000 at any time; provided that, such purchase money Liens shall not apply to any property of the Company or its Subsidiaries other than that acquired; (v) Liens securing indebtedness or any liability of a Subsidiary of the Company owing to the Company; provided that in respect of a Non-Guarantor Subsidiary, any Investment represented by such indebtedness or liability is permitted under Section 7.3(D)(v); (vi) Liens on Receivables and Related Security securing a Permitted Receivables Financing; (vii) Liens securing obligations of the Company or its Subsidiaries (whether such obligations are absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired and including all renewals, extensions and modifications thereof and substitutions therefor) under any Hedging Arrangements permitted hereunder to the extent the collateral delivered for such obligations does not exceed $20,000,000 at any time; (viii) Liens existing on property or assets of a Person which becomes a Subsidiary of the Company after the Closing Date pursuant to a Permitted Acquisition; provided that (a) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation of becoming a Subsidiary, (b) any such Lien does not encumber any property or assets other than property which is, or assets that are, encumbered at the time such Person becomes a Subsidiary (other than additions thereto and property or assets in replacement or substitution thereof) and (c) within ninety (90) days following such Permitted Acquisition, the Indebtedness secured by such Liens is either refinanced on an unsecured basis or otherwise repaid in full and such Liens are released and terminated; (ix) Liens on assets of any Dealer Subsidiary securing working capital Indebtedness of such Dealer Subsidiary permitted under Section 7.3(A)(ii); provided that such Liens only extend to the assets of such Dealer Subsidiary and not to the assets of the Company or any other Subsidiary; (x) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (i) through (ix) to the extent that the principal amount of the indebtedness secured thereby 109 does not exceed the principal amount of the indebtedness secured by the original Lien and provided that such extension, renewal or replacement shall be limited to the property which was the subject of the original Lien or any similar property exchanged contemporaneously or, in the case of a like-kind exchange, within 180 days therefor; provided, however, that any extension, renewal or replacement of any Liens described in the preceding clause (viii) shall continue to be subject to the limitations set forth therein as if such extended, renewed or replaced Liens arose on the date of the relevant Permitted Acquisition; (xi) Liens, if any, in connection with a sale-leaseback transaction that is otherwise permitted hereunder; and (xii) other Liens securing Indebtedness not to exceed $75,000,000 in the aggregate at any time (provided that the amount of Indebtedness of the Company or any of its Domestic Subsidiaries which may be secured in reliance on this clause (xii) shall not exceed $30,000,000 in the aggregate at any time). In addition, neither the Company nor any of its Subsidiaries shall, after the Closing Date, become a party to any agreement, note, indenture or other instrument (including any agreement that replaces, refinances, amends or otherwise modifies any agreement, note, indenture or other instrument), or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Administrative Agent for the benefit of itself and the Lenders, as collateral for the Obligations provided, that: (a) any agreement, note, indenture or other instrument in connection with permitted Indebtedness secured by Liens of the type described in Section 7.3(C)(iv), (ix) or (x) (including Capitalized Leases and sale-leaseback transactions) for which the related Liens are permitted hereunder may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the other Holders of Obligations on the items of property purchased or financed or subject to such Capitalized Lease or sale-leaseback transaction; (b) the documents evidencing a Permitted Receivables Financing may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the other Holders of Obligations with respect to the Receivables and Related Security of the Company and/or its Subsidiaries to the extent transferred to an SPV or other Person in connection therewith (other than with respect to the right, title and interest of the Company and/or its Subsidiaries in and to (1) the equity of such SPV or (2) any subordinated note owing from such SPV to the Company evidencing a portion of the purchase price of the Receivables and Related Security); (c) any agreement, note, indenture or other instrument in connection with Indebtedness of the type described in Section 7.3(C)(viii) may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and 110 the other Holders of Obligations for only so long as the related Liens are permitted to remain outstanding pursuant to such Section; (d) the Senior Note Indenture (or any replacement, renewal, refinancing or extension thereof) may continue to prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations on certain fixed assets, equity interests and indebtedness of the Company’s “Restricted Subsidiaries” (as defined therein), but solely to the extent so provided in such Senior Note Indenture as in effect on the Closing Date, unless the holders of the Senior Notes shall be provided with an equal and ratable Lien; and (e) any other Equal and Ratable Debt permitted hereunder (other than the Senior Notes) may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations on assets of the Company and its Subsidiaries unless the holders of such Indebtedness shall be provided with an equal and ratable Lien. (D) Investments. Neither the Company nor any of its Significant Subsidiaries shall directly or indirectly make or own any Investment except: (i) Investments in accordance with the Investment Policy; (ii) Investments consisting of Cash Equivalents; (iii) Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; (iv) Investments consisting of deposit accounts maintained by the Company and its Subsidiaries; (v) Investments by the Company in or to any Subsidiary or by any Subsidiary in or to the Company or any other Subsidiary; (vi) Investments constituting Permitted Acquisitions; (vii) Investments comprised of capital contributions (whether in the form of cash, a note or other assets) to an SPV or other Subsidiary or otherwise resulting from transfers of assets permitted hereunder to such SPV or other Subsidiary, in either case, in connection with a Permitted Receivables Financing; and (viii) Investments in addition to those referred to elsewhere in this Section 7.3(D) (which, for informational purposes, are in amount equal to $59,840,628, as more specifically described on Schedule 7.3(D)(viii) hereto) in an aggregate amount not to exceed, at any time, $59,840,628 plus ten percent (10%) of the Company’s Consolidated Assets as of the relevant date of determination. 111

(E) Permitted Acquisitions. Neither the Company nor any of its Subsidiaries shall make any Acquisitions, other than Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a “Permitted Acquisition”): (i) no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith; (ii) the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis; (iii) with respect to each such Acquisition in respect of which the Company or any of its Subsidiaries will incur or become liable for Indebtedness in excess of $75,000,000 (including the incurrence or assumption of any Indebtedness in connection therewith and transaction-related contractual payments to the extent that the liability for, and the amount of, such payments are established at the time the Acquisition is consummated), the Company shall be in compliance (after giving effect to such Acquisition and the incurrence of any Indebtedness permitted hereunder in connection therewith, on a pro forma basis, but without giving effect to any projected synergies resulting from such Acquisition (except to the extent expressly permitted to be added back to EBIT pursuant to clause (i) of the definition of Adjusted EBITDA), as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the four fiscal quarter period ending on the last day of the Company’s most recently completed fiscal quarter for which financial statements are publicly available) with the financial covenants in Section 7.4 (including, for the avoidance of doubt, the Temporary Leverage Ratio Step Up if the Company has exercised, or has indicated that it will exercise, the Temporary Leverage Ratio Step Up in connection with such Acquisition); (iv) in the case of an Acquisition of Equity Interests of an entity, the acquired entity shall be (a) a Subsidiary of the Company or (b) merged with and into the Company or any Subsidiary substantially concurrently with such Acquisition, with the Company or such Subsidiary being the surviving corporation with voting control following such merger. (F) Transactions with Affiliates. Neither the Company nor any of its Significant Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or its Significant Subsidiaries, on terms that are less favorable to the Company or any of its Significant Subsidiaries, as applicable, than those that might be obtained in an arm’s length transaction at the time from Persons who are not such an Affiliate, except for (i) intercompany transactions and Investments permitted hereunder to the extent such transactions occur in the ordinary course of business and pursuant to the reasonable requirements of the Company’s or its Significant Subsidiaries’ business, (ii) other transactions between the Company or any of its Significant Subsidiaries, on the one hand, and any SPV or other Subsidiary, on the other hand, in connection with a Permitted Receivables Financing and (iii) other transactions between the Company or any of its Significant Subsidiaries, on the one 112

hand, and any Affiliate, on the other hand, with respect to the sale or use of goods or services and entered into in the ordinary course of business for consideration consisting of, at a minimum, full reimbursement of costs to the Company or any applicable Significant Subsidiary, as the case may be. (G) Restriction on Fundamental Changes. Neither the Company nor any of its Significant Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Company’s consolidated business or property, whether now or hereafter acquired, except (i) transactions permitted under Sections 7.3(B), 7.3(D) or 7.3(E) and, (ii) any Subsidiary or Affiliate of the Company may be merged into, or consolidated with, the Company or any Subsidiary of the Company so long as no Default or Unmatured Default is then continuing or would result therefrom and (iii) any Person may be merged into or consolidated with, or liquidated, wound-up or dissolved into the Company or any Subsidiary of the Company so long as no Default or Unmatured Default is then continuing or would result therefrom; provided, however, that with respect to the foregoing clauses (ii) and (iii) and without limiting the provisions of Section 7.3(E)(iv), in the case of any merger with or into, consolidation with or liquidation, winding-up or dissolution into (x) the Company, the Company shall be the surviving corporation, (y) any Subsidiary Borrower, such Subsidiary Borrower shall be the surviving entity or (z) any Subsidiary Guarantor, such Subsidiary Guarantor shall be the surviving entity. (H) Margin Regulations. Neither the Company nor any of its Significant Subsidiaries shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock. (I) Restricted Payments. The Company will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Company may declare and make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries and (d) the Company and its Subsidiaries may declare any other Restricted Payment; provided that the Company and its Subsidiaries may only make any such Restricted Payment in reliance on this clause (d) so long as no Default and no Unmatured Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect (including pro forma effect) thereto. (J) Subsidiary Covenants. The Company will not, and will not permit any Significant Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution in respect of its ownership interests or pay any Indebtedness or other Obligation owed to any Borrower or any member of the Obligor Group, make loans or advances or other Investments in any Borrower or any member of the Obligor Group, or sell, transfer or otherwise convey any of its property to any Borrower or any member of the Obligor Group other than pursuant to (i) applicable law, (ii) this Agreement or the other Loan Documents, (iii) restrictions imposed by the holder of a Lien permitted by Section 7.3(C), (iv) restrictions 113 imposed in a joint venture agreement on the ability of any Subsidiary to pay dividends or make any other distribution in respect of its ownership interests, the removal of which requires the consent of one or more of the joint venture partners or the joint venture’s board of directors (but not the consent of any third parties), (v) customary non-assignment provisions in Contractual Obligations entered into in the ordinary course of business to the extent such provisions restrict the transfer or assignment of such agreement and (vi) customary restrictions on a Subsidiary party to a Permitted Receivables Financing that restrict the transfer of such Subsidiary’s interest in Receivables and Related Security. (K) Hedging Arrangements. The Company shall not and shall not permit any of its Significant Subsidiaries to enter into any Hedging Arrangement, other than Hedging Arrangements entered into by the Company or such Significant Subsidiary pursuant to which the Company or such Significant Subsidiary has, in its commercially reasonable judgment, hedged its interest rate, foreign currency or commodity exposure and which are non-speculative in nature. 7.4. Financial Covenants. The Company shall comply with the following: (A) Maximum Leverage Ratio. The Company shall not permit the ratio (the “Leverage Ratio”) of (i) (a) Indebtedness of the Company and its Subsidiaries calculated on a consolidated basis minus (b) Unrestricted Cash as of the end of the applicable fiscal quarter to (ii) Adjusted EBITDA to be greater than 3.50 to 1.00 as of the end of each fiscal quarter of the Company; provided, that the Company may elect to increase the maximum Leverage Ratio permitted under this Section 7.4(A) to 4.00 to 1.00 for a period of four consecutive fiscal quarters (any such four fiscal quarter period, a “Covenant Adjustment Period”) in connection with a Permitted Acquisition occurring during the first of such four fiscal quarters if the aggregate consideration paid or to be paid in respect of such Permitted Acquisition exceeds $35,000,000 (any such increase, an “Temporary Leverage Ratio Step Up”); provided that, there shall be at least two full fiscal quarters between any two Covenant Adjustment Periods. The Leverage Ratio shall be calculated, upon relevant financial statements becoming publicly available, as of the last day of each fiscal quarter of the Company based upon (a) for Indebtedness, Indebtedness as of the last day of the relevant fiscal quarter, (b) for Unrestricted Cash, Unrestricted Cash as of the last day of the relevant fiscal quarter and (c) for Adjusted EBITDA, the actual amount for the four (4) most recently completed fiscal quarters (including the relevant fiscal quarter); provided that, in determining Indebtedness and Unrestricted Cash, to the extent reflected in the consolidated results or condition of the Company or any Subsidiary, the Non-Owned Percentage of Indebtedness and/or Unrestricted Cash of any consolidated Subsidiary shall be reversed and excluded therefrom. (B) Interest Coverage Ratio. The Company shall not permit the ratio (the “Interest Coverage Ratio”) of (i) Adjusted EBITDA to (ii) Interest Expense to be less than 3.00 to 1.00 as of the end of each fiscal quarter of the Company. The Interest Coverage Ratio shall be calculated, upon relevant financial statements becoming publicly available, as of the last day of each fiscal quarter of the Company based upon, for Adjusted EBITDA and Interest Expense (excluding any Interest Expense incurred from 114 prepaying or retiring Indebtedness), the actual amount for the four (4) most recently completed fiscal quarters; provided, that to the extent otherwise required or elected hereunder, the Interest Coverage Ratio shall be calculated, with respect to Permitted Acquisitions, on a pro forma basis acceptable to the Administrative Agent, but without giving effect to any projected synergies resulting from such Permitted Acquisition (except to the extent expressly permitted to be added back to EBIT pursuant to clause (i) of the definition of Adjusted EBITDA). ARTICLE VIII: DEFAULTS 8.1. Defaults. Each of the following occurrences shall constitute a Default under this Agreement: (A) Failure to Make Payments When Due. Any member of the Obligor Group shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or Reimbursement Obligations or (ii) shall fail to pay within five (5) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents. (B) Breach of Certain Covenants. Any member of the Obligor Group shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Company under: (i) Sections 7.1 (other than Section 7.1(B)) or 7.2 (other than Sections 7.2(H), 7.2(I) and 7.2(J)) and such failure shall continue unremedied for fifteen (15) days after the earlier of (a) the date on which the Administrative Agent sends written notice of such failure to the Company or (b) the date on which an Authorized Officer of the Company knew or should have known of such failure, or (ii) Sections 7.1(B), 7.2(H), 7.2(I), 7.2(J) or 7.3 and either (a) the Administrative Agent sends written notice of such failure to the Company or (b) an Authorized Officer of the Company knew or should have known of such failure, whichever is earlier, or (iii) Section 7.4. (C) Breach of Representation or Warranty. Any representation or warranty made or deemed made by any member of the Obligor Group to the Administrative Agent or any Lender herein or by any member of the Obligor Group in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made). (D) Other Defaults. Any member of the Obligor Group shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs (A), (B) or (C) of this Section 8.1), or any member of the Obligor Group shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the date on which the Administrative Agent sends written notice of such default to the Company. 115

(E) Default as to Other Indebtedness. The Company or any of its Subsidiaries shall fail to make any payment of principal or interest when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Material Indebtedness, beyond any period of grace provided with respect thereto; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Material Indebtedness beyond any period of grace, if any, provided with respect thereto, if the effect of such breach, default or event of default or such other condition is to cause an acceleration or mandatory redemption of, or to require that the Company or such Subsidiary offer to purchase or repurchase such Material Indebtedness, or to permit the holder(s) of such Material Indebtedness to accelerate the maturity of any such Material Indebtedness or to require a redemption or other repurchase of such Material Indebtedness; or any such Material Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Company or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or the Company or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due; provided that this Section 8.1(E) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness. (F) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) An involuntary case shall be commenced against the Company or any of its Significant Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law. (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Significant Subsidiaries or over all or a substantial part of the property of the Company or any of its Significant Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Company or any of its Significant Subsidiaries or of all or a substantial part of the property of the Company or any of its Significant Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of its Significant Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance. (G) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Company or any of its Significant Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a 116 voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing. (H) Judgments and Attachments. Any money judgment(s) (other than a money judgment covered by insurance as to which the applicable insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against the Company or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $50,000,000 is or are entered and either (i) enforcement proceedings shall have been commenced by any creditor upon a final or nonappealable judgment or order or (ii) such judgment(s) shall remain unpaid, undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days. (I) Dissolution. Any order, judgment or decree shall be entered against the Company or any of its Significant Subsidiaries decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Company or any of its Significant Subsidiaries shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement. (J) Loan Documents. At any time, for any reason, other than in accordance with its terms, any Loan Document ceases to be in full force and effect or the Company or any of the Company’s Significant Subsidiaries party thereto seeks to repudiate in writing its respective obligations thereunder. (K) Guarantor Revocation. The Company or any Subsidiary Guarantor shall terminate or revoke any of its obligations under its respective Guaranty, other than as a result of any transaction permitted under the terms of this Agreement. (L) Pledge Agreements. Any Pledge Agreement shall for any reason fail to create a valid and perfected first priority security interest in any Pledged Equity purported to be covered thereby, or any action shall be taken by or on behalf of the Company or any Subsidiary to discontinue or to assert the invalidity or unenforceability of any Pledge Agreement, all other than as a result of any transaction permitted under the term of this Agreement. (M) Termination Event. Any Termination Event occurs which, individually or in the aggregate, is reasonably likely to subject either the Company or any member of its Controlled Group to liability in excess of $50,000,000. (N) Waiver of Minimum Funding Standard. If the plan administrator of any Benefit Plan applies under Section 412(c) of the Code for a waiver of the “minimum funding standard” (as defined in Section 412 of the Code) and the Required Lenders could reasonably expect that either the Company or any Controlled Group member could be subject to liability in excess of $50,000,000. (O) Change of Control. A Change of Control shall occur. 117

(P) Environmental Matters. The Company or any of its Significant Subsidiaries shall be the subject of any adverse determination in a proceeding or investigation pertaining to (i) the Release by the Company or any of its Significant Subsidiaries of any Contaminant into the environment, (ii) the liability of the Company or any of its Significant Subsidiaries arising from the Release by any other Person of any Contaminant into the environment or (iii) any violation of any Environmental Requirements of Law by the Company or any of its Significant Subsidiaries, which, in any case, has or is reasonably likely to subject the Company or any of its Significant Subsidiaries to liability (which is not covered by undenied indemnification by a creditworthy indemnitor or by insurance provided by a creditworthy carrier and for which the availability of coverage has been acknowledged by such carrier) in excess of $50,000,000. (Q) Surety Obligations. The Company or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to its reimbursement obligations under any surety bond (or series of related surety bonds issued for the benefit of the same surety) in an aggregate amount in excess of $50,000,000, beyond any period of grace provided with respect thereto. (R) Hedging Arrangements. The Company or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) under any Hedging Arrangement (or, if applicable, under all Hedging Arrangements governed by the terms of a single ISDA Master Agreement or other similar master netting contract between the Company or any Subsidiary and a single counterparty) with a Net Mark-to-Market Exposure in excess of $50,000,000, beyond any period of grace provided with respect thereto. A Default shall be deemed “continuing” until cured or until waived in writing in accordance with Section 9.3. ARTICLE IX: ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES 9.1. Termination of Revolving Loan Commitments; Acceleration. (A) If any Default described in Section 8.1(F) or 8.1(G) occurs with respect to the Company or any of its Subsidiaries, the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and the Obligations, any cash collateral in respect of any outstanding L/C Obligations shall immediately become due and payable, and the obligation of the Company to cash collateralize any outstanding L/C Obligations shall automatically become effective without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Company expressly waives, or require the Company deliver to the Administrative Agent, for the benefit of the Lenders and the Issuing Bank, cash collateral in respect of any outstanding L/C Obligations in accordance with Section 3.11 hereof. 118

(B) If any proceeds of Pledged Equity are received by the Administrative Agent after a Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably to the payment of the Obligations in the following order of priority: first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from the Company and its Subsidiaries, second, to pay any fees or expense reimbursements then due to the Lenders from the Company and its Subsidiaries, third, to pay interest then due and payable on the Loans ratably, fourth, on a ratable basis, to repay and prepay principal on the Loans and unreimbursed L/C Drafts, and to pay any amounts owing in respect of Specified Ancillary Obligations, fifth, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid L/C Drafts to be held as cash collateral for such Obligations and sixth, to the payment of any other Obligation due to the Administrative Agent or any Lender by the Company and its Subsidiaries. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations. 9.2. Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Company to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full in cash. 9.3. Amendments. (A) Subject to the provisions of this Article IX and Section 4.3(B), (C) and (D) and except as provided in Section 2.22 with respect to an Incremental Term Loan Amendment and in Section 4.3 with respect to an amendment to replace the LIBO Rate with a Benchmark Replacement, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Company may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to this Agreement or changing in any manner the rights of the Lenders or the Company hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, (x) without the consent of the Administrative Agent, the Swing Line Bank and the Issuing Bank, amend any provision of Section 2.24 hereof or (y) without the consent of each Lender directly adversely affected thereby (which shall be deemed to include all Lenders in the case of clauses (iii), (v), (vi), (viii) and (ix) below): 119

(i) Postpone or extend the Revolving Loan Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender. (ii) Reduce the principal amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon; provided, however, that (a) modifications to the provisions relating to prepayments of Loans and other Obligations, (b) a waiver or other modification of the application of the default rate of interest pursuant to Section 2.10 hereof and (c) changes in the definition of “Leverage Ratio” or any of the components thereof shall, in each case, only require the approval of the Required Lenders. (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of “Required Lenders” or “Pro Rata Share” (it being understood that, solely with the consent of the parties prescribed by Section 2.22 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Revolving Loan Commitments and the Revolving Loans are included on the Closing Date). (iv) Except as permitted by Section 2.22, increase the amount of the Revolving Loan Commitment of any Lender hereunder. (v) Permit any Borrower to assign its rights under this Agreement. (vi) Other than pursuant to a transaction permitted by the terms of this Agreement, release (a) the Company from its obligations under the Company Guaranty or (b) any Subsidiary Guarantor that is a Material Subsidiary from its obligations under its respective Subsidiary Guaranty. (vii) Amend the ratable treatment among the Lenders under Section 12.2. (viii) Amend this Section 9.3. (ix) Other than as permitted by the terms of this Agreement release any of the Pledged Equity. No amendment of any provision of this Agreement relating to (a) the Administrative Agent shall be effective without the written consent of the Administrative Agent, (b) the Swing Line Bank shall be effective without the written consent of the Swing Line Bank and (c) the Issuing Bank shall be effective without the written consent of the Issuing Bank. The Administrative Agent may waive payment of the fee required under Section 13.3(C) without obtaining the consent of any of the Lenders. (B) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers to each relevant Loan Document (x) to add one or 120 more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders. (C) If, in connection with any proposed amendment, waiver or consent requiring the consent of “all Lenders” or “each Lender directly adversely affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non- Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity (other than an Ineligible Institution) which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment Agreement and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 13.3, and (ii) each Borrower shall pay to such Non- Consenting Lender in same day funds on the day of such replacement (1) all amounts due and owing to such Non-Consenting Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with all interest, fees and other amounts then accrued but unpaid to such Non- Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.14(E), 4.1 and 4.2, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 4.4 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. (D) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency. ARTICLE X: GENERAL PROVISIONS 10.1. Survival of Representations. All representations and warranties of the Company contained in this Agreement shall survive delivery of this Agreement and the making of the Loans herein contemplated so long as any principal, accrued interest, fees, or any other amount due and payable under any Loan Document is outstanding and unpaid (other than contingent reimbursement and indemnification obligations). 10.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation. 121

10.3. Accounting. Except as provided to the contrary herein, all accounting terms used in the calculation of any financial covenant or test shall be interpreted and all accounting determinations hereunder in the calculation of any financial covenant or test shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Company or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in an adverse change (as determined by the Company in its reasonable discretion) in the method of calculation of any of the financial covenants, tests, restrictions or standards set forth in Section 7.4 hereof or in the related definitions or terms used therein (“Accounting Changes”), the parties hereto agree, at the Company’s request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company’s and its Subsidiaries’ financial condition shall be the same after such changes as if such changes had not been made; provided, however, that until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment, subject to further modification in accordance with this Section 10.3. Notwithstanding the foregoing, all financial statements to be delivered by the Company pursuant to Section 7.1 shall be prepared in accordance with generally accepted accounting principles as in effect at such time. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (b) any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 15, 2018, such lease shall not be considered a capital lease, and all calculations (including with respect to both assets and liabilities associated with such lease) and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith. 10.4. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents. 10.5. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers the Administrative Agent and the Lenders and supersede all 122 prior agreements and understandings among the Borrowers, the Administrative Agent and the Lenders relating to the subject matter thereof other than any prior agreements and understandings that are expressly stated to survive the effectiveness hereof. 10.6. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns. 10.7. Expenses; Indemnification. (A) Expenses. The Borrowers shall reimburse the Administrative Agent and the Arranger for any reasonable costs and out-of-pocket expenses (including reasonable attorneys’ and paralegals’ fees and time charges of outside counsel and paralegals for the Administrative Agent) paid or incurred by the Administrative Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification and administration of the Loan Documents. The Borrowers also agree to reimburse the Administrative Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ and paralegals’ fees and time charges of one counsel (attorneys and paralegals) for the Administrative Agent, the Arranger and the Lenders (and if reasonably necessary, one local counsel (attorneys and paralegals) in any relevant jurisdiction) and, solely in the case of an actual or reasonably perceived potential conflict of interest, of one additional counsel (attorneys and paralegals) (and if reasonably necessary, one additional local counsel (attorneys and paralegals) in any relevant jurisdiction) for each group of similarly situated Persons) paid or incurred by the Administrative Agent, the Arranger or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents. (B) Indemnity. The Company further agrees to defend, protect, indemnify and hold harmless the Administrative Agent the Arranger, and each and all of the Lenders and each of their respective Affiliates, and each of such Administrative Agent’s, Arranger’s, Lender’s or Affiliate’s respective officers, directors, trustees, investment advisors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the “Indemnitees”), based upon its obligations, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by or asserted against such Indemnitees in any manner relating to or arising out of this Agreement or any of the other Loan Documents, or any act, event or transaction related or attendant thereto or to the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Loan 123

Documents (collectively, the “Indemnified Matters”); provided, however, that the Company shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters to the extent any of the foregoing is determined by a court of competent jurisdiction in a final and nonappealable judgment to be caused by or to have resulted from (i) the willful misconduct or gross negligence of such Indemnitee, (ii) a claim brought by a Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s material obligations hereunder or under any other Loan Document, or (iii) a claim not involving an act or omission of a Borrower and that is brought by an Indemnitee against another Indemnitee (other than against the arranger, the Administrative Agent or any other agent designated with respect to this Agreement in their capacities as such). If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. (C) Waiver of Certain Claims; Settlement of Claims. The Company further agrees to assert no claim against any of the Indemnitees on any theory of liability seeking consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by the Company or any of its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transactions evidenced by this Agreement, the other Loan Documents unless such settlement releases all Indemnitees from any and all liability with respect thereto. (D) Survival of Agreements. The obligations and agreements of the Borrowers under this Section 10.7 and each other provision hereunder or in any other Loan Document whereby the Company or any of its Subsidiaries agrees to reimburse or indemnify any Holder of Obligations shall survive the termination of this Agreement. 10.8. Numbers of Documents. All statements, notices, closing documents and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders. 10.9. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Company or any of its Subsidiaries pursuant to this Agreement in confidence (other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry), except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation or legal process, (v) to any Person in connection with the exercise of any remedies under this Agreement or any other Loan Document or any legal proceeding to which such Lender is a party, (vi) as permitted by Section 13.4, (vii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder, (viii) to any other party to this Agreement, (ix) consented to by the Company or (x) to the extent such confidential information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company (it being understood 124 that the Persons described in clauses (i) through (x) above to whom such disclosure is made will be informed of the confidential nature of such confidential information and instructed to keep such information confidential). EACH LENDER ACKNOWLEDGES THAT CONFIDENTIAL INFORMATION DESCRIBED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON- PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON- PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE OTHER BORROWERS, THE SUBSIDIARY GUARANTORS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW. 10.10. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable. 10.11. Nonliability of Lenders. The relationship between the Borrowers, on the one hand, and the Lenders and the Administrative Agent, on the other hand, shall be solely that of borrowers and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers’ business or operations. 10.12. GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPLICITLY STATED TO BE GOVERNED BY THE LAW OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. 10.13. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL. 125

(A) EXCLUSIVE JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY (AND ANY SUCH CLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS BROUGHT AGAINST THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES MAY ONLY) BE HEARD AND DETERMINED IN SUCH FEDERAL (TO THE EXTENT PERMITTED BY LAW) OR NEW YORK STATE COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE COMPANY, ANY OF ITS SUBSIDIARIES OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION. (B) SERVICE OF PROCESS. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN ARTICLE XIV. EACH SUBSIDIARY BORROWER HEREBY IRREVOCABLY APPOINTS THE COMPANY AS ITS AGENT FOR SERVICE OF PROCESS IN ANY PROCEEDING REFERRED TO IN THIS SECTION 10.13. (C) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT 126

WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. 10.14. USA Patriot Act. Each Lender that is subject to the requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”) hereby notifies each Borrower and each Subsidiary Guarantor that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Borrower and such Subsidiary Guarantor, which information includes the name and address of such Borrower and such Subsidiary Guarantor and other information that will allow such Lender to identify such Borrower or Subsidiary Guarantor in accordance with the Patriot Act. 10.15. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. 10.16. No Fiduciary Duty, etc. (A) Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrowers with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, any Borrower or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising any Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to any Borrower with respect thereto. (B) Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities 127 and financial instruments (including bank loans and other obligations) of, any Borrower and other companies with which a Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. (C) In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Company or its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Company or its Subsidiaries in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Borrower, confidential information obtained from other companies. 10.17. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (A) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (B) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. 10.18. Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Arrangements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit 128

Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. ARTICLE XI: THE ADMINISTRATIVE AGENT 11.1. Authorization and Action. (A) Each Lender and the Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender and the Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and the Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Loan Document governed by the laws of such jurisdiction on such Lender’s or the Issuing Bank’s behalf. Without limiting the foregoing, each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. (B) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions 129 of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and the Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Bank with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided further that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (C) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Bank (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing: (a) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, the Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event ofUnmatured Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; (b) where the Administrative Agent is required or deemed to act as a trustee in respect of any collateral over which a security interest has been created pursuant to a 130

Loan Document expressed to be governed by the laws of country, or is required or deemed to hold any collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the Holders of Obligations in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and (c) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account; (D) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub- agents appointed by the Administrative Agent. The Administrative Agent and any such sub- agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub- agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent. (E) None of any Syndication Agent, any Co-Documentation Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder. (F) In case of the pendency of any proceeding with respect to any member of the Obligor Group under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.13(C), 2.13(D), 2.13(E), 4.1, 4.2, 10.6(A) and 10.6(B)) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, the Issuing Bank and each other Holder of Obligations to make such payments to the Administrative Agent and, in the event that 131 the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Bank or the other Holders of Obligations, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Sections 10.6(A) and 10.6(B)). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding. (G) The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and, except solely to the extent of the Company’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Company or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Holder of Obligations, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the collateral and of the Guarantees of the Guaranteed Obligations provided under the Loan Documents, to have agreed to the provisions of this Article. 11.2. Administrative Agent’s Reliance, Indemnification, Etc. (A) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable to any Lender for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any member of the Obligor Group or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any member of the Obligor Group to perform its obligations hereunder or thereunder. (B) The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 7.1 unless and until written notice thereof stating that it is a “notice under Section 7.1” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Company, or (ii) notice of any Default or Event ofUnmatured Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event ofUnmatured Default”) is given to the Administrative Agent by the Company, a Lender or the Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered 132 thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event ofUnmatured Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article V or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Pledged Equity. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any claim, liability, loss, cost or expense suffered by any Lender or the Issuing Bank as a result of, any determination of the Revolving Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or the Issuing Bank, or any exchange rate or calculation of any Dollar Amount. (C) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 13.1, (ii) may rely on the Register to the extent set forth in Section 13.3(D), (iii) may consult with legal counsel (including counsel to the Borrowers), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or the Issuing Bank and shall not be responsible to any Lender or the Issuing Bank for any statements, warranties or representations made by or on behalf of any member of the Obligor Group in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). 11.3. Posting of Communications. (A) Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Bank by posting the Communications on IntraLinksTM, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”). (B) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user 133

ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and each Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution. (C) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, THE ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform. (D) Each Lender and the Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and the Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or the Issuing Bank’s (as applicable) email address to which the 134 foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address. (E) Each of the Lenders, the Issuing Banks and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies. (F) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or the Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. 11.4. The Administrative Agent Individually. With respect to its Revolving Loan Commitment, Loans (including Swing Line Loans) and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or the Issuing Bank, as the case may be. The terms “Issuing Bank”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, any Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Bank. 11.5. Successor Administrative Agent. (A) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Bank and the Company, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring the Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld and shall not be required while an Event ofa Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. 135

(B) Notwithstanding paragraph (A) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Bank and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Loan Document for the benefit of the Holders of Obligations, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Holders of Obligations, and continue to be entitled to the rights set forth in such Loan Document, and, in the case of any collateral in the possession of the Administrative Agent, shall continue to hold such collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Loan Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and the Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Sections 10.6(A) and 10.6(B), as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above. 11.6. Acknowledgments of Lenders and the Issuing Bank. (A) Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their respective Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. 136

(B) Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date. (C) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the applicable Overnight Rate, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 11.6(C) shall be conclusive, absent manifest error. (ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the appliable Overnight Rate from time to time in effect. (iii) Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party. 137

(iv) Each party’s obligations under this Section 11.6(C) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Revolving Loan Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document. 11.7. Certain ERISA Matters. (A) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of each Borrower or any other Loan Party, that at least one of the following is and will be true: (a) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit, the Revolving Loan Commitments or the Swing Line Commitments, (b) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments, the Swing Line Commitments and this Agreement, (c) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments, the Swing Line Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments, the Swing Line Commitments and this Agreement, or (d) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (B) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, 138 and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of the Administrative Agent, or any Arranger, any Syndication Agent, any Co-Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). (C) The Administrative Agent, and each Arranger, Syndication Agent and Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Revolving Loan Commitments the Swing Line Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit, the Revolving Loan Commitments or the Swing Line Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit, the Revolving Loan Commitments or the Swing Line Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. 11.8. Authority with Respect to Guarantees. (A) Each Lender authorizes the Administrative Agent to enter into each Guaranty if a signature thereon becomes necessary, and to take all action contemplated by such document, including, without limitation, all enforcement actions. Each Lender agrees that no Holder of Obligations (other than the Administrative Agent) shall have the right individually to independently enforce any Guaranty, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Holders of Obligations upon the terms of the applicable Guaranty. In furtherance and without limitation of the foregoing, the Administrative Agent is hereby authorized and given a power of attorney by and on behalf of each of the Holders of Obligations to execute any Guaranty, if necessary. (B) Subject to the terms and conditions of Section 7.2(J), the Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any guarantor from its obligations under any of the Guarantees (i) upon termination of the Aggregate Revolving Loan Commitment and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby (which satisfaction, in the case of outstanding Letters of Credit, may take the form of a backstop letter of credit from an issuer acceptable to the Administrative Agent or cash collateral); (ii) in connection with any transaction which is permitted by this Agreement or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless 139 such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular guarantors pursuant to this Section 11.8(B). Notwithstanding the foregoing, but subject to the terms and conditions of Section 7.2(J), a Subsidiary Guarantor shall, without further action, be released from its obligations under its respective Subsidiary Guaranty if such Subsidiary Guarantor ceases to be a Subsidiary of the Company in connection with a transaction permitted by the terms of this Agreement and, both before and after giving effect to such cessation, no Default or Unmatured Default exists. 11.9. Authority with Respect to Pledge Agreements. (A) In such capacity, the Administrative Agent is a “representative” of the Holders of Obligations within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into each of the Pledge Agreements to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Holders of Obligations (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Pledge Agreement, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Holders of Obligations upon the terms of the Pledge Agreements. In the event that any Pledged Equity is hereafter pledged by any Person as collateral security for the Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Holders of Obligations any Loan Documents necessary or appropriate to grant and perfect a Lien on such Pledged Equity in favor of the Administrative Agent on behalf of the Holders of Obligations. (B) Subject to the terms and conditions of Section 7.2(J), the Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Pledged Equity (i) upon termination of the Aggregate Revolving Loan Commitment and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby (which satisfaction, in the case of outstanding Letters of Credit, may take the form of a backstop letter of credit from an issuer acceptable to the Administrative Agent or cash collateral); (ii) in connection with any transaction which is permitted by this Agreement; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Pledged Equity pursuant to this Section 11.9(B). Notwithstanding the foregoing, but subject to the terms and conditions of Section 7.2(J), upon at least five (5) Business Days’ prior written request by the Company to the Administrative Agent, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Holders of Obligations herein or pursuant hereto upon the Pledged Equity if the relevant Pledged Subsidiary ceases to be a Subsidiary of the Company in connection with a transaction permitted by the terms of this Agreement and, both before and after giving effect to such cessation, no Default or Unmatured Default exists. 140

ARTICLE XII: SETOFF; RATABLE PAYMENTS 12.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any Indebtedness from any Lender to any Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due (provided, however, that no deposits of the Traditional Foreign Subsidiary Borrowers or Indebtedness held by or owing to the Traditional Foreign Subsidiary Borrowers shall be offset by any Lender and applied towards the Obligations incurred solely by or on behalf of the Company, any Domestic Subsidiary Borrower or any Special Foreign Subsidiary Borrower). 12.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 2.14(E), 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable share of the Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process or otherwise, appropriate further adjustments shall be made. 12.3. Relations Among Lenders. (A) Except with respect to the exercise of set-off rights of any Lender in accordance with Section 12.1, the proceeds of which are applied in accordance with this Agreement, and except as set forth in the following sentence, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against any Borrower or any other obligor hereunder or with respect to any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Administrative Agent. (B) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce on the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement. ARTICLE XIII: BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS 13.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders and their respective successors and assigns permitted hereby, except that (i) no Borrower shall have the right to assign its rights or obligations under the Loan Documents 141 without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 13.3, and (iii) any transfer by Participants must be made in compliance with Section 13.2. Any attempted assignment or transfer by any party not made in compliance with this Section 13.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 13.3(B). The parties to this Agreement acknowledge that clause (ii) of this Section 13.1 relates only to absolute assignments and this Section 13.1 does not prohibit assignments creating security interests, including, without limitation (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any promissory note issued hereunder to a Federal Reserve Bank, (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any promissory note issued hereunder to its trustee in support of its obligations to its trustee or (z) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any promissory note issued hereunder to direct or indirect contractual counterparties in interest rate swap agreements relating to the Loans; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 13.3. The Administrative Agent may treat the Person which made any Revolving Loan or which holds any promissory note issued hereunder as the owner thereof for all purposes hereof unless and until such Person complies with Section 13.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Revolving Loan or which holds any promissory note issued hereunder to direct payments relating to such Revolving Loan or promissory note issued hereunder to another Person. Any assignee of the rights to any Revolving Loan or any promissory note issued hereunder agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a promissory note has been issued hereunder in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan. 13.2. Participations. (A) Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities (other than an Ineligible Institution) (“Participants”) participating interests in any Revolving Credit Obligations of such Lender, any promissory note issued hereunder held by such Lender, any Revolving Loan Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Revolving Credit Obligations and the holder of any promissory note issued to it hereunder in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents, except that, for purposes of Article IV and Section 2.14(E) hereof, the Participants shall be entitled to the same rights as if they were Lenders; provided, however, no Participant shall be 142 entitled to receive any greater amount pursuant to Article IV hereof than such Participant’s transferor Lender would have been entitled to receive in respect of the amount of the participation transferred had no such transfer occurred, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable Participation. (B) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Revolving Loan Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 9.3. (C) Benefit of Certain Provisions. Each Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender. Each Borrower further agrees that each Participant shall be entitled to the benefits of Section 2.14(E), Article IV and Section 10.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 2.14(E), Article IV or Section 10.7 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation and (ii) any Participant agrees to comply with the provisions of Section 2.14(E) and Article IV to the same extent as if it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Loan Commitments or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Revolving Loan Commitment or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. 13.3. Assignments. 143

(A) Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities (other than an Ineligible Institution) (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be evidenced by (x) an agreement substantially in the form of Exhibit D or in such other form (including electronic records generated by the use of an electronic platform) as may be agreed to by the parties thereto (each such agreement, an “Assignment Agreement”) or (y) to the extent applicable, an agreement incorporating an Assignment Agreement by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment Agreement are participants. Each such assignment with respect to a Purchaser which is not a Lender, an Affiliate of a Lender or an Approved Fund shall, unless otherwise consented to in writing by the Administrative Agent and, so long as no Default has occurred and is continuing, the Company, either be in an amount equal to the entire applicable Revolving Loan Commitment and Revolving Credit Obligations of the assigning Lender or (unless each of the Company (so long as no Default has occurred and is continuing) and the Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Revolving Loan Commitment and Revolving Credit Obligations subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in (x) the Assignment Agreement or (y) to the extent applicable, an agreement incorporating an Assignment Agreement by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment Agreement are participants. (B) Consents. The consent of the Company shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Company shall not be required if a Default has occurred and is continuing, and provided further that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof. The consent of each of the Administrative Agent, the Issuing Bank and the Swing Line Bank shall be required prior to any assignment becoming effective. Any consent required under this Section 13.3(B) shall not be unreasonably withheld or delayed. (C) Effect; Effective Date. Upon (i) delivery to the Administrative Agent of (x) an Assignment Agreement or (y) to the extent applicable, an agreement incorporating an Assignment Agreement by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment Agreement are participants, together with any consents required by Sections 13.3(A) and 13.3(B), and (ii) payment by the Purchaser or the assigning Lender of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent or unless such assignment is made to such assigning Lender’s Affiliate), such assignment shall become effective on the effective date specified in such assignment. The Assignment Agreement shall contain a representation and warranty by the Purchaser to the effect that none of the funds, money, assets or other consideration used to make the purchase and assumption of the Revolving Loan Commitment and Revolving Credit Obligations under the applicable Assignment Agreement constitutes “plan assets” as defined under ERISA and that the rights, benefits and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights, 144 benefits and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Revolving Credit Obligations assigned to such Purchaser without any further consent or action by the Borrowers, the Lenders or the Administrative Agent. In the case of an assignment covering all of the assigning Lender’s rights, benefits and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the Loan Documents. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3(C), the transferor Lender, the Administrative Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by promissory notes, make appropriate arrangements so that, upon cancellation and surrender to the Borrowers of the previously issued promissory notes (if any) held by the transferor Lender, new promissory notes issued hereunder or, as appropriate, replacement promissory notes are issued to such transferor Lender, if applicable, and new promissory notes or, as appropriate, replacement promissory notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Revolving Loan Commitments (or, if the Revolving Loan Termination Date has occurred, their respective Revolving Credit Obligations), as adjusted pursuant to such assignment. (D) The Register. The Administrative Agent, acting solely for this purpose as an Administrative Agent of the Borrowers (and the Borrowers hereby designate the Administrative Agent to act in such capacity), shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, and the Revolving Loan Commitments of, and principal amounts of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time and whether such Lender is an original Lender or assignee of another Lender pursuant to an assignment under this Section 13.3. The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. 13.4. Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant, Purchaser or other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Company and its Subsidiaries; provided, that each Transferee and prospective Transferee agrees to be bound in writing by Section 10.9 of this Agreement. 13.5. Tax Certifications. If any interest in any Loan Document is transferred to any Transferee, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.14(E) and Article IV. 145

ARTICLE XIV: NOTICES 14.1. Giving Notice. (A) Except as otherwise permitted by Section 2.13 with respect to Borrowing/Election Notices, or Section 7.1 with respect to delivery of certain information, (and subject to paragraph (B) below), all notices and requests and other communications to any party hereunder shall be in writing (including facsimile or other electronic transmission or similar writing) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile and shall be given to such party, in the case of any Borrower, the Lenders, the Issuing Bank, the Swing Line Bank or the Administrative Agent, at its address or facsimile number set forth below (or, with respect to any Lender which is not a party hereto as of the Closing Date, at its address or facsimile number set forth in any Assignment Agreement or Commitment and Acceptance): (i) if to any Borrower, to it c/o Steelcase Inc., 901 44th Street SE, Grand Rapids, Michigan 49508, Attention of Raj Mehan, Vice President, Finance and Treasurer (Telecopy No. (616) 247-2627; Telephone No. (616) 291-8711); together with a copy to Steelcase Inc., 901 44th Street SE, Grand Rapids, Michigan 49508, Attention of Chief Legal Officer (Telecopy No. (616) 246-4068; Telephone No. (616) 246-9620); (ii) (i) if to the Administrative Agent, (A) in the case of Advances denominated in Dollars, to JPMorgan Chase Bank, N.A., 10 S. Dearborn Street, Floor L2, Chicago, Illinois 60603, [Attention of Karen L. Stofer-Williams (Telecopy No. (312) 732-7220) and (B) in the case of Advances denominated in foreign currencies, to J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, Floor 25, London, E145JP, United Kingdom, Attention of The Manager, Loan & Agency Services (Telecopy No. 44 207 777 2360), and in each case with a copy to JPMorgan Chase Bank, N.A., 10 S. Dearborn Street, Floor L2, Chicago, Illinois 60603, Attention of Karen L. Stofer- Williams (Telecopy No. (312) 732-7220; Email: European.loan.operations@jpmorgan.com); (iii) if to the Issuing Bank, to it at JPMorgan Chase Bank, N.A., 420 West Van Buren Street, 2nd Floor, Chicago, Illinois 60606-3534, Attention of Katherine M Moses (Telecopy No. (312) 233-2266); (iv) (iii) if to the Swing Line Bank, (A) in the case of Swing Line Loans denominated in Dollars, to it at JPMorgan Chase Bank, N.A., 10 S. Dearborn Street, Floor L2, Chicago, Illinois 60603, Attention of Karen L. Stofer-Williams (Telecopy No. (312) 732-7220) and (B) in the case of Swing Line Loans denominated in foreign currencies, to J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, Floor 25, London, E145JP, United Kingdom, Attention of The Manager, Loan & Agency Services (Telecopy No. 44 207 777 2360; Email: European.loan.operations@jpmorgan.com); and; and (v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire. 146

(B) Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received or (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid. Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (C) below, shall be effective as provided in said paragraph (C). (C) Notices and other communications to the Lenders hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. 14.2. Change of Address. Each of the Borrowers, the Issuing Bank, the Swing Line Bank and the Administrative Agent may change the address for service of notice upon it by a notice in writing to the other parties hereto, including, without limitation, each Lender. Each Lender may change the address for service of notice upon it by a notice in writing to the Company and the Administrative Agent. ARTICLE XV: COUNTERPARTS This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 14.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, e-mailed.emailed pdf. or any other electronic means that reproduces an image of thean actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary 147

Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signaturesElectronic Signatures in any form or format without its prior written consent. and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Company and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Company and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Company and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. ARTICLE XVI: COMPANY GUARANTEE 148

In order to induce the Lenders to extend credit to the other Borrowers hereunder, the Company hereby absolutely and irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations and the Specified Ancillary Obligations (the Obligations and the Specified Ancillary Obligations, collectively, the “Guaranteed Obligations”). The Company further agrees that the due and punctual payment of such Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Guaranteed Obligation. The Company hereby irrevocably and unconditionally agrees that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Administrative Agent, the Issuing Bank and the Lenders immediately on demand against any cost, loss or liability they incur as a result of any Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by such Borrower under this Agreement or under any other Loan Document on the date when it would have been due (but so that the amount payable by the Company under this indemnity will not exceed the amount which it would have had to pay under this Article XVI if the amount claimed had been recoverable on the basis of a guarantee). The Company waives presentment to, demand of payment from and protest to any Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Guaranteed Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Guaranteed Obligations; (e) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Borrower or any other guarantor of any of the Guaranteed Obligations; (g) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Borrower or any guarantor of any of the Guaranteed Obligations, for any reason related to this Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation. The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed Obligations or operated as a discharge thereof) 149 and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, the Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, the Issuing Bank or any Lender in favor of any Borrower or any other Person. The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations or otherwise. The Company further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Guaranteed Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by the Administrative Agent, the Issuing Bank or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement in connection with such insolvency, bankruptcy or reorganization entered into by a holder of the Guaranteed Obligations in its discretion). In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, the Issuing Bank or any Lender may have at law or in equity against any Borrower by virtue hereof, upon the failure of any other Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, subject to any applicable grace or notice and cure period, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, the Issuing Bank or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent, the Issuing Bank or any Lender in cash an amount equal to the unpaid principal amount of the Guaranteed Obligations then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Guaranteed Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other Eurocurrency Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Guaranteed Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, the Issuing Bank or any Lender, disadvantageous to the Administrative Agent, the Issuing Bank or any Lender in any material respect, then, at the election of the Administrative Agent, the Company shall make payment of such Guaranteed Obligation in Dollars (based upon the applicable Equivalent Amount in effect on the date of payment) and/or in New York, Chicago or such other Eurocurrency Payment Office as is designated by the Administrative Agent and, as a separate and independent obligation, shall indemnify the Administrative Agent, the Issuing Bank and any Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment. Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrower arising as a result thereof by way of right of subrogation or 150 otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations owed by the Company to the Administrative Agent, the Issuing Bank and the Lenders. Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment in cash of the Guaranteed Obligations. The remainder of this page is intentionally blank. 151

IN WITNESS WHEREOF, the Company, the Lenders, the Departing Lenders and the Administrative Agent have executed this Agreement as of the date first above written. [SIGNATURE PAGES TO FOLLOW]

Signature Page to Third Amended and Restated Credit Agreement Steelcase Inc. STEELCASE INC. By:____________________________________ Name: Rajesh K. Mehan Title: Vice President, Finance & Treasurer IN WITNESS WHEREOF, the Company, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

Signature Page to Third Amended and Restated Credit Agreement Steelcase Inc. JPMORGAN CHASE BANK, N.A., as the Administrative Agent, the Issuing Bank, the Swing Line Bank and individually as a Lender By:___________________________________________ Name: Title:

Signature Page to Third Amended and Restated Credit Agreement Steelcase Inc. BANK OF AMERICA, N.A. as a Co-Syndication Agent and individually as a Lender By:___________________________________________ Name: Title:

Signature Page to Third Amended and Restated Credit Agreement Steelcase Inc. WELLS FARGO BANK, NATIONAL ASSOCIATION as a Co-Syndication Agent and individually as a Lender By:___________________________________________ Name: Title:

Signature Page to Third Amended and Restated Credit Agreement Steelcase Inc. HSBC BANK USA, NATIONAL ASSOCIATION as Documentation Agent and individually as a Lender By:___________________________________________ Name: Title:

Signature Page to Third Amended and Restated Credit Agreement Steelcase Inc. THE HUNTINGTON NATIONAL BANK as a Lender By:___________________________________________ Name: Title:

Signature Page to Third Amended and Restated Credit Agreement Steelcase Inc. THE NORTHERN TRUST COMPANY as a Lender By:___________________________________________ Name: Title:

Signature Page to Third Amended and Restated Credit Agreement Steelcase Inc. U.S. BANK NATIONAL ASSOCIATION as a Lender By:___________________________________________ Name: Title:

Signature Page to Third Amended and Restated Credit Agreement Steelcase Inc. By:_________________________________________ Name: Title: FIFTH THIRD BANK, as a Departing Lender (and solely with respect to Section 1.5 of the Credit Agreement)

Signature Page to Third Amended and Restated Credit Agreement Steelcase Inc. By:_________________________________________ Name: Title: SOCIÉTÉ GÉNÉRALE, NEW YORK BRANCH, as a Departing Lender (and solely with respect to Section 1.5 of the Credit Agreement)

0.15% 0.175% 0.20% LEVEL I STATUS 0.225% Gross Leverage Ratio Applicable Eurocurrency Margin and Applicable L/C Fee Percentage PRICING SCHEDULE 0.75% ≤ 1.00X 0.85% LEVEL II STATUS 0.95% ≤ 1.50X 1.05% 1.25% ≤ 2.00X 1.50% LEVEL III STATUS Fully Drawn Cost ≤ 2.50X 0.85% .975% ≤ 3.00X 1.10% LEVEL IV STATUS 1.225% >3.00X 1.45% 1.725% Applicable Floating Rate Margin APPLICABLE RATE 0.00% Applicable Facility Fee Percentage 0.00% LEVEL V STATUS 0.00% 0.10% 0.05% 0.25% 0.125% 0.50% Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Agreement. For the purposes of this Pricing Schedule, the following terms have the following meanings, subject to the final paragraph of this Pricing Schedule: “Financials” means the annual or quarterly financial statements of the Company delivered pursuant to the Agreement. “Gross Leverage Ratio” means the ratio of (i) Indebtedness of the Company and its Subsidiaries calculated on a consolidated basis as of the last day of the relevant fiscal quarter of the Company to (ii) Adjusted EBITDA for the four (4) most recently completed fiscal quarters of the Company (including the relevant fiscal quarter). “Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, the Gross Leverage Ratio is less than or equal to 1.00 to 1.00. “Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status and (ii) the Gross Leverage Ratio is less than or equal to 1.50 to 1.00. LEVEL VI STATUS

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status or Level II Status and (ii) the Gross Leverage Ratio is less than or equal to 2.00 to 1.00. “Level IV Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Gross Leverage Ratio is less than or equal to 2.50 to 1.00. “Level V Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Gross Leverage Ratio is less than or equal to 3.00 to 1.00. “Level VI Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, the Company has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status. “Status” means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status. During the period beginning on the Closing Date and ending on the date of delivery of the quarterly financial statements required to be delivered under the Agreement for the first full fiscal quarter ending after the Closing Date, pricing shall be based on Pricing Level II. Thereafter, the Applicable Facility Fee Percentage, the Applicable Eurocurrency Margin, the Applicable Floating Rate Margin and the Applicable L/C Fee Percentage (each, an “Applicable Rate”) shall be determined in accordance with the foregoing table based on the Company’s Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Rate shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials. If the Company fails to deliver the Financials to the Administrative Agent at the time required pursuant to the Agreement, then the Applicable Rate shall be the highest Applicable Rate set forth in the foregoing table until three (3) Business Days after such Financials are so delivered. Signature Page to Third Amended and Restated Credit Agreement Steelcase Inc.

Summary report: Litera® Change-Pro for Word 10.8.2.11 Document comparison done on 12/16/2021 11:46:00 AM	
Style name: Sidley Default	
Intelligent Table Comparison: Active	
Original DMS: iw://SIDLEYDMS/ACTIVE/271375787/1	
Modified DMS: iw://SIDLEYDMS/ACTIVE/271375787/4	
Changes:	
Add	397
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Annex II EXHIBIT B (Attached)

EXHIBIT B TO CREDIT AGREEMENT Form of Borrowing/Election Notice TO: JPMorgan Chase Bank, N.A., as the Administrative Agent under that certain Third Amended and Restated Credit Agreement, dated as of February 27, 2020, by and among Steelcase Inc., a Michigan corporation (the “Company”), the Subsidiary Borrowers from time to time parties thereto (and collectively with the Company, the “Borrowers”), the institutions from time to time parties thereto as Lenders and the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement). The Company hereby gives to the Administrative Agent a Borrowing/Election Notice pursuant to [Section 2.1] [Section 2.2] [Section 2.7] [Section 2.9] of the Credit Agreement [on behalf of _____________________ (the “Applicable Subsidiary Borrower”)]1 and hereby requests to [borrow][convert existing Floating Rate Loans][continue existing Eurocurrency Loans] [on behalf of the Applicable Subsidiary Borrower] on ______________ (the “Relevant Date”): (a) from the Lenders, on a pro rata basis, an aggregate principal Dollar Amount of $____________ in Revolving Loans as: 1.  a Floating Rate Advance (in Dollars) 2.  a Eurocurrency Advance with the following characteristics: Interest Period of month(s) Agreed Currency: [Dollars] [euro] [__] (b) from the Swing Line Bank a Swing Line Loan in the principal amount of $____________ as: 1.  a Floating Rate Advance (in Dollars) 2.  a Swing Line Loan in Dollars with an agreed interest rate of ____% per annum Location and number of the applicable Borrower’s account or any other account agreed upon by the Administrative Agent and such Borrower to which proceeds of the Advance are to be disbursed: _______________________________________ The undersigned hereby certifies to the Administrative Agent and the Lenders that: (i) no Default or Unmatured Default has occurred and is continuing on the date hereof or on the Relevant Date or will result from the making of the proposed Advance; (ii) the representations and warranties of the undersigned contained in Article VI of the Credit Agreement (excluding Sections 6.5 and 6.7) are and shall be true and correct in all material respects (or in all respects in the case of any representation and 1 Insert name of any applicable Subsidiary Borrower.

warranty qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Relevant Date (unless, on either such date, such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) as of such date); (iii) the Dollar Amount of the Revolving Credit Obligations do not, and after making the Advance[s] requested herein would not, exceed the Aggregate Revolving Loan Commitment; and (iv) all other relevant conditions set forth in Article V of the Credit Agreement have been satisfied.

The undersigned has executed this Borrowing/Election Notice as of the date below. Dated: ______________ STEELCASE INC.[, ON BEHALF OF _______________________________] By:________________________ Name: Title: